UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

BALLY’S CORPORATION

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June 1, 2021
To Bally’s Shareholders:
You are cordially invited to attend a special shareholders meeting on June 30, 2021 to consider, among other things, the issuance of Bally’s shares in connection with our proposed acquisition of Gamesys Group plc.
Gamesys is a leading international online gaming operator that provides entertainment to a global consumer base. Gamesys currently offers bingo and casino games to its players using brands that include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building a diverse portfolio of distinctive and recognizable brands that deliver best-in-class player experience and gaming content.
Based on a foreign exchange rate of $1.00: £1.4188, which was the quoted rate just prior to this letter, Gamesys shareholders may choose either $26.25 in cash or 0.343 of a Bally’s common share for each Gamesys share (or a combination of both). Gamesys’ shareholders holding 25.5% of Gamesys’ shares have agreed to choose Bally’s shares in the transaction. Based on the exchange rate noted above, Bally’s closing sales price on the NYSE on the last trading day prior to the date of this letter and assuming that all Gamesys shareholders other than the electing shareholders receive cash, the total value of the deal is $2.7 billion.
Over the past year, Bally’s took what we believe to be major strides toward becoming a true omni-channel provider of land-based gaming and interactive entertainment, despite the Covid-19 pandemic. The acquisition of Gamesys is an important next step for us, as it will combine our U.S. footprint and expanding land-based casino business with Gamesys’ leading iGaming platform in Europe, Asia and elsewhere. We’re hopeful that you will agree, and in all events encourage you to participate in the special meeting.
Details about the Gamesys transaction, the special meeting and other matters to be considered at the meeting are contained in the attached proxy statement, which we urge you to review carefully.
Your vote is important, regardless of the number of shares that you own. Approval of the Gamesys share issuance proposal and other matters to be considered require the affirmative vote of a majority of the votes cast at the special meeting.
If you have any questions or need assistance voting your shares of our common stock, please contact Bally’s by mail at 100 Westminster Street, Providence, Rhode Island 02903 or by telephone at (401) 475-8474.
On behalf of the Board of Directors, thank you for your support. We appreciate your consideration of this important matter.
Sincerely,
Soohyung Kim
Chairman of the Board of Directors

IMPORTANT INFORMATION
We are not asking for a proxy from Gamesys shareholders and Gamesys shareholders are not entitled to vote on the matters described above. This proxy statement is not intended to and does not constitute or form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to an offer or otherwise nor will there be any sale, issuance or transfer of securities of Bally’s or Gamesys in any jurisdiction in violation of applicable law. The attached proxy statement also does not constitute a prospectus or prospectus equivalent document.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the transactions described in this the attached proxy statement, including the issuance of Bally’s common shares to Gamesys shareholders in connection with the acquisition, or determined whether or not the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated June 1, 2021 and, together with the enclosed form of proxy card, is first being mailed to shareholders of Bally’s on or about June 1, 2021.

BALLY’S CORPORATION
100 Westminster Street
Providence, Rhode Island 02903
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be virtually held on June 30, 2021,
2:00 p.m., Eastern Time
You are cordially invited to attend a special meeting of shareholders of Bally’s Corporation to be held virtually on June 30, 2021, at 2:00 p.m., Eastern Time. You may access the special meeting via the internet through a virtual web conference at www.virtualshareholdermeeting.com/BALY2021SM.
The Board of Directors determined to hold a virtual special meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost.
You may vote if you held common shares of Bally’s as of the close of business on May 17, 2021. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting.
The following items are to be voted on at the special meeting:
1.
To approve the potential issuance of more than 19.9% of Bally’s common stock in connection with the Acquisition of Gamesys (the “Share Issuance Proposal”);

2.
To approve and adopt the Bally’s Employee Stock Purchase Plan (the “ESPP Proposal”); and

3.
To adjourn the special meeting to a later date or time, if necessary (the “Adjournment Proposal”).

You may vote your shares in advance of the meeting via the internet, by telephone or by mail or by attending and voting online at the 2021 Annual Shareholder Meeting via www.virtualshareholdermeeting.com/BALY2021SM. Please refer to the section “How do I vote?” in the proxy statement for detailed voting instructions. Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy card or vote over the internet at www.proxyvote.com or by telephone at 1-800-690-6903 (toll free) as soon as possible to ensure that your shares are represented at the meeting.
Your vote is very important, regardless of the number of shares that you own.   You are encouraged to read the accompanying proxy materials carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You have a choice of submitting your proxy by Internet, by telephone, or by mail.

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SUMMARY
This summary highlights selected information also contained elsewhere in this proxy statement related to the matters upon which you are being asked to vote and may not contain all of the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement refers you to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is hereinafter discussed in more detail. Except as otherwise noted or where context otherwise requires, references in this proxy statement to “Bally’s,” the “Company,” “we,” “us” and “our” refer to Bally’s Corporation and its subsidiaries, references to “Bidco” “Premier Entertainment” refer to Premier Entertainment Sub, LLC, a wholly owned subsidiary of Bally’s, references to “Gamesys” refer to Gamesys Group plc and its subsidiaries, and references to the “Combined Group” refers to the combined group of Bally’s and Gamesys following the completion of the Acquisition.
The Acquisition (see page 34)
The Rule 2.7 Announcement and the Acquisition (see page 39)
On April 13, 2021, pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers, which we refer to as the Takeover Code, we issued an announcement, which we refer to as the Rule 2.7 Announcement, disclosing the definitive terms on which the boards of Bally’s and Gamesys have agreed to the recommended combination of Bally’s and Gamesys pursuant to which Bally’s and Bidco will acquire the entire issued and to be issued ordinary share capital of Gamesys for a mixture of cash and Bally’s common stock. Under the terms of the Acquisition, each Gamesys shareholder will be entitled to receive 1,850 pence in cash, called the Cash Offer, for each Gamesys share or, under a share alternative, Gamesys shareholders will be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration which they would otherwise be entitled to receive under the terms of the Acquisition at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share, called the Share Alternative. It is intended that the Acquisition will be effected by Bally’s directly or with or through Premier Entertainment, and that the Acquisition will be implemented by means of a court-sanctioned scheme of arrangement between Gamesys and Gamesys shareholders under Part 26 of the UK Companies Act 2006, as amended, which we refer to as the Scheme, the terms and conditions of which are set out in the document we refer to as the Scheme Document. Bally’s and Premier Entertainment have received irrevocable undertakings to elect for the Share Alternative from certain Gamesys shareholders representing, in aggregate, 25.6% of Gamesys’ issued share capital as at close of business on day prior to the Rule 2.7 Announcement. The maximum cash consideration payable to Gamesys shareholders, if only the former Gamesys founders and certain of the Gamesys executives elect for the Share Alternative, would amount to approximately £1.6 billion.
Conditions to Closing of the Acquisition (see page 40)
The completion of the Acquisition is conditioned upon, among other things:
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approval of the Share Issuance Proposal by Bally’s shareholders;

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approval of the Scheme by a majority in number of Gamesys shareholders present and voting, either in person or by proxy, at the Gamesys shareholder meeting to be convened pursuant to an order of the High Court pursuant to the UK Companies Act 2006 (excluding shares held by Bally’s, if any) which majority represents at least 75% in value of the Gamesys shares held by such Gamesys shareholders, and the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority or majorities at the general meeting of Gamesys shareholders;

•
if Bally’s were to exercise its right to implement the Acquisition by way of a takeover offer, the Acquisition will be implemented on substantially the same terms and the acceptance condition will be set at 90% of the Gamesys shares to which the takeover offer relates (or such lesser percentage (being more than 50%) as Bally’s or Bidco may decide with the consent of the Panel); and

•
receipt of certain foreign direct investment and regulatory approvals, including relevant gaming regulatory consents and approvals in the UK and certain other jurisdictions in which Bally’s or Gamesys have licenses.

The Cooperation Agreement (see page 40)
On April 13, 2021, in connection with the Acquisition, we entered into a Cooperation Agreement with Gamesys pursuant to which we agreed to cooperate for the purpose of obtaining the regulatory and other clearances necessary for the Acquisition and preparing the Scheme Document, this proxy statement and the prospectus to be issued to Gamesys shareholders in the United Kingdom in connection with the offering of newly issued Bally’s common stock under the Share Alternative (the “UK Prospectus”).
Pursuant to the Cooperation Agreement, Bally’s has agreed to use reasonable endeavors to obtain the regulatory and other clearances necessary for the Acquisition in sufficient time to enable the Scheme to become effective by April 13, 2022 or such date as may be agreed in writing between Bally’s and Gamesys with the Panel’s consent and as the High Court may approve (if such approval(s) are required). Bally’s and Gamesys also agreed to certain undertakings to cooperate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to such authorizations necessary to satisfy certain regulatory conditions as well as the key shareholder documentation. Neither Bally’s nor Gamesys is required by the Cooperation Agreement to divest, sell or otherwise dispose of any of its existing assets or businesses.
Financing Agreements (see page 42)
We have obtained a binding commitment pursuant to a commitment letter and an interim facilities agreement from Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Barclays Bank PLC, Citizens Bank, National Association, Truist Bank, Truist Securities, Inc., Capital One, National Association and Fifth Third Bank, National Association to provide fully committed bridge term loan facilities up to £1,435.0 million and €336.0 million (collectively, the “Bridge Commitment”) to fund the Acquisition. The £1,435.0 million commitment was subsequently reduced to £949,537,111.29 in accordance with the terms of the commitment letter following the deposit into escrow arrangements of certain proceeds from our equity offerings. The availability of the borrowings under the commitment letter (or if the commitments under the commitment letter are not funded on the closing date, the interim facilities agreement) are subject to the satisfaction of certain customary conditions for the financing of an acquisition of a public company formed under the laws of England and Wales. The Bridge Commitment may be further reduced by the receipt of proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company or Premier Entertainment to finance the Acquisition and that are deposited in escrow. The Company expects to reduce the bridge financings, possibly to zero, prior to closing, but there can be no assurance this will occur.
We have also entered into a commitment letter, called the GLPI Commitment Letter, with Gaming & Leisure Properties, Inc., or GLPI, pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants to purchase common stock, with a value of up to $500.0 million at a price per share based on the volume-weighted average price of Bally’s common stock for the 20 consecutive trading days ending on the trading day immediately preceding the date on which Bally’s requests the funding of the GLPI Commitment from GLPI. If GLPI elects to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants for shares of common stock, in the full amount of the GLPI Commitment, we would expect to issue approximately 9.4 million shares of our common stock to GLPI based on a per-share price of $53.39, the closing price of Bally’s common stock on May 17, 2021, representing 18.1% of the outstanding stock prior to the issuance of shares to Gamesys shareholders as consideration under the Acquisition. We may use the proceeds to fund a portion of the aggregate cash consideration for the Acquisition, acquisition costs and fees and expenses incurred by us and our affiliated entities related to the Acquisition, or to refinance the existing indebtedness of Gamesys. The GLPI Commitment contemplates that Bally’s and GLPI will effect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI.
No Dissenters’ Rights (see page 43)
None of our shareholders will be entitled to exercise dissenters’ rights or to demand payment for his, her or its shares of our common stock in connection with the Acquisition.

Material United States Federal Income Tax Consequences (see page 43)
Our shareholders will not realize gain or loss in connection with the Acquisition with respect to their shares of Bally’s common stock.
Regulatory Matters (see page 44)
The completion of the Acquisition is conditional on the receipt of licenses or approvals from certain gaming authorities. These licenses and approvals may not be received at all, may not be received in a timely fashion and/or may contain conditions on the consummation of the Acquisition. In addition, these regulatory bodies may impose conditions on the granting of such approvals. Such conditions and the process of obtaining regulatory licenses and approvals could have the effect of delaying consummation of the Acquisition or of imposing additional costs or limitations on Bally’s following the Acquisition.
The Takeover Code only permits Bally’s and Premier Entertainment to invoke a condition to the Acquisition (other than certain conditions relating to, in particular, the approval of the Acquisition by Gamesys shareholders and the Court, the UK Prospectus having been approved by the UK Financial Conduct Authority, the approval of the Share Issuance Proposal to issue shares of our common stock in connection with the Acquisition (the “New Bally’s Shares”) and the NYSE having authorized the listing of the New Bally’s Shares), if appropriate, where the circumstances underlying the failure of the condition are of material significance to Bally’s and Premier Entertainment in the context of the Acquisition. Because of this requirement, the conditions may provide Bally’s and Premier Entertainment with less protection than the customary conditions in a comparable combination with a U.S. corporation. For additional information, see “Risk Factors — Risks Relating to the Acquisition.”
Parties Involved in the Acquisition (see page 34)
Bally’s Corporation (see page 35)
Bally’s is a leading owner and operator of land-based casinos in the U.S. Bally’s currently owns and manages 13 properties; 12 casinos across eight states, a horse racetrack and 13 authorized off-track betting licenses in Colorado. With over 6,000 employees, Bally’s operations include 13,300 slot machines, 457 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, Indiana) Jumer’s Casino & Hotel (Rock Island, Illinois), and Tropicana Las Vegas Hotel and Casino (Las Vegas, Nevada), as well as the construction of a land-based casino near the Nittany Mall in State College, Pennsylvania, Bally’s will own and manage 16 casinos across 11 US states. Bally’s also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa, as well as a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia.
Our principal executive offices are located at 100 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 475-8474. Our stock is listed for trading on the New York Stock Exchange under the ticker symbol “BALY.”
Bidco (Premier Entertainment) (see page 36)
Bidco is a newly-incorporated Delaware company and an indirect subsidiary of Bally’s. Bidco has been formed at the direction of Bally’s for the purposes of implementing the Acquisition together with Bally’s. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Acquisition.
The address of Bidco’s principal executive office is c/o Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903, and its telephone number is (401) 475-8474.
Gamesys Group plc (see page 36)
Gamesys is listed on the premium listing segment of the Main Market of the London Stock Exchange under the ticker symbol “GYS” and is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys currently offers bingo and casino games to its players using brands which include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognizable brands that deliver best-in-class player experience and gaming content.
Gamesys is well-capitalized and has demonstrated a strong track record of cash generation, with operating cash flow of £214.4 million for the year ended December 31, 2020. During the same period, Gamesys achieved annual revenues of £727.7 million (representing growth on a pro forma basis of 29% compared to 2019) and an adjusted EBITDA of £206.2 million (representing growth on a pro forma basis of 30% compared to 2019).
The address of Gamesys’ principal executive office is 10 Piccadilly, London, W1J 0DD, United Kingdom, and its telephone number is +44 (0) 20 7478 8150.
The Special Meeting (see page 30)
Date, Time and Place (see page 30)
The special meeting will be held electronically on June 30, 2021, at 2:00 p.m., Eastern Time. You may access the special meeting via the internet through a virtual web conference at www.virtualshareholder meeting.com/BALY2021SM.
Purpose (see page 30)
You will be asked to consider and vote on a proposal, which we refer to as the Share Issuance Proposal, to approve the share issuance to Gamesys shareholder and the possible share or warrant issuance to GLPI in connection with the Acquisition, and a proposal, which we refer to as the ESPP Proposal, to approve the adoption of the Bally’s Employee Stock Purchase Plan. Additionally, you will be asked to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal, which we refer to as the Adjournment Proposal.
Record Date (see page 30)
Only shareholders of record on May 17, 2021 will be entitled to vote at the special meeting.
Quorum (see page 30)
A quorum will exist at the special meeting if one-third of the common shares entitled to vote at the special meeting are represented online or by proxy.
Vote Required (see page 31)
Approval of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast at the special meeting, whether online or by proxy, provided that a quorum is present. The approval of the Share Issuance Proposal is a condition to the closing of the Acquisition.
Voting of Proxies (see page 31)
If you are a record holder of shares of common stock of Bally’s, you may submit your proxy by telephone, via the Internet or by signing, dating and mailing your proxy card as instructed on page 32 of this proxy statement and on your proxy card. You may also vote by attending the special meeting online, or by sending a personal representative to the special meeting online with an appropriate proxy, in order to vote.
If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares.

Shareholders of record may revoke their proxies or change their votes in writing at any time prior to the meeting by sending written notice of revocation to Bally’s Secretary, by voting again by telephone or via the Internet. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting online.
Common Stock Ownership of Directors and Executive Officers (see page 31)
As of the record date, the directors and executive officers of Bally’s held an aggregate of approximately 26.3% of the shares of our common stock entitled to vote at the special meeting. Bally’s currently expects that Bally’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal.
Recommendation of Our Board of Directors (see page 33)
The Board of Directors of Bally’s has unanimously determined that the Acquisition is advisable and in the best interests of Bally’s and its shareholders and, subject to the approval of the Share Issuance Proposal by Bally’s shareholders, authorized and approved the issuance of Bally’s common stock to Gamesys shareholders and to GLPI to fund a portion of the cash consideration in connection with the Acquisition. The Bally’s Board of Directors has also unanimously determined that the creation of the Bally’s Employee Stock Purchase Plan is advisable and in the best interests of Bally’s. The Board therefore unanimously recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal.
Reasons for the Acquisition (see page 38)
In evaluating the Acquisition, including the issuance of Bally’s common stock to shareholders of Gamesys in connection with the Acquisition, our Board of Directors consulted with Bally’s senior management, outside legal counsel and an independent financial advisor. In recommending that Bally’s shareholders vote in favor of the proposal to approve the issuance of Bally’s common stock to shareholders of Gamesys in connection with the Acquisition, our Board of Directors also considered a number of factors that it believed supported its determination as further described in the section entitled “Information About the Gamesys Acquisition — Reasons for the Acquisition.”
Impact of the Share Issuance on our Existing Shareholders (see page 56)
If the Share Issuance Proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing shareholders. Certain Gamesys shareholders have committed to elect to receive the Share Alternative representing the issuance of 9.6 million shares of our common stock, however if all Gamesys shareholders elect to receive the Share Alternative, up to 38.5 million shares of our common stock would be issued to Gamesys shareholders in connection with the Acquisition, and, up to 9.4 million common shares if GLPI elects to purchase shares of our common stock. Therefore, the ownership and voting interests of our existing shareholders will be proportionately reduced.
Interests of Bally’s Executive Officers and Directors in the Acquisition (see page 56)
None of Bally’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Bally’s common stock to Gamesys shareholders as consideration under the Acquisition, other than being a director or executive officer and a shareholder of Bally’s.

RISK FACTORS
In addition to the other information incorporated by reference or included in this proxy statement, including the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021 and the matters addressed in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the special meeting. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements, discussed further below in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Risks Related to Gamesys’ Business
Declining popularity of games and changes in device preferences of players could have a negative effect on our business following the Acquisition.
Revenue from online games tends to decline over time after reaching a peak of popularity and player usage. The speed of this decline is referred to as the decay rate of a game. As a result of this natural decline in the life cycle of Gamesys’ products, Gamesys’ business depends on its ability and the ability of its third-party partners to consistently and timely launch new games across multiple platforms and devices that achieve significant popularity. The ability of Gamesys to successfully launch, sustain and expand games as applicable, largely will depend on its ability to, among other things: (1) anticipate and effectively respond to changing game player interests and preferences; (2) anticipate or respond to changes in the competitive landscape; (3) develop, sustain and expand games that are fun, interesting and compelling to play; (4) minimize launch delays and cost overruns on new games; (5) minimize downtime and other technical difficulties; (6) acquire leading technology and high quality personnel; and (7) comply with constraints on game design and/or functionality imposed by regulators. There is a risk that Gamesys may not launch any new games according to schedule, or that those games do not attract and retain a significant number of players, which could have a negative effect on Gamesys’ and, following the Acquisition, the Combined Group’s prospects, revenues, operating results and financial condition.
Furthermore, more individuals are using non-PC/laptop devices to access the internet and versions of Gamesys’ technology developed for these devices may not be widely adopted by users of such devices. The number of people who access the internet through devices other than personal computers, including mobile telephones, tablets and television set-top devices, has increased over the past several years. If Gamesys is unable to attract and retain a substantial number of alternative device users to its gambling services or if Gamesys is slow to develop products and technologies that are more compatible with non-PC/laptop communications devices relative to its competitors, Gamesys may fail to capture a significant share of an increasingly important portion of the market for online gambling services.
In addition to offering popular new games, Gamesys must extend the life of the existing games which they make available to users, in particular the most successful games. While it is difficult to predict when revenues from any such existing games will begin to decline, for a game to remain popular, Gamesys must constantly enhance, expand or upgrade the relevant game with new features that players find attractive. There is a risk that they may not be successful in enhancing, expanding or upgrading its current games or any new games in the future and in addition regulators may introduce new rules that limit functionality within existing games. Should Gamesys not succeed in sufficiently offsetting the effects of declining popularity in the games they make available, this may have a material adverse effect following the Acquisition on the Combined Group’s business, prospects, revenues, operating results and financial condition.
We and Gamesys operate and, following the Acquisition, the Combined Group will operate in a highly competitive environment.
The online gambling industry is highly competitive, and we expect more competitors to enter the sector. With several thousand online gambling sites accessible to potential customers around the world with little product differentiation, there is arguably an excess of suppliers. Online and offline advertising is widespread, with operators competing for affiliates and customers who are attracted by sign-up bonuses and other incentives.
Existing and new competitors may also increase marketing spending, including to unprofitable levels, in an attempt to distort the online gambling market to build market share quickly. Some of our, Gamesys’ and, following the Acquisition, the Combined Group’s competitors have or will have significantly greater financial, technical, marketing and sales resources and may be able to respond more quickly to changes in customer needs. Additionally, these competitors may be able to devote a greater number of resources to the enhancement, promotion and sale of their games and gaming systems. Our, Gamesys’ and, following the Acquisition, the Combined Group’s future success is or will be dependent upon its ability to retain its current customers and to acquire new customers. Failure to do so could result in a material adverse effect on our, Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
The profitability of Gamesys will be dependent on return to players.
The revenue from certain of Gamesys’ gaming products depends on the outcome of random number generators built into the gaming software running the games made available to customers. Return to player is measured by dividing the amount of real money won by players on a particular game by the total real money wagers over a particular period on that game. An increasing return to player may negatively affect revenue as it represents a larger amount of money being won by players. Return to player is driven by the overall random number generator outcome, the mechanics of different games and jackpot winnings. Each game utilizes a random number generating engine; however, generally the return to player fluctuates in the short-term based on large wins or jackpots, or a large share of wagers made for higher-payout games. To the extent Gamesys is unable to set, or fails to obtain, a favorable return to player in their (or a third party supplier’s) gambling software which maximizes revenue, it could have a material adverse effect on Gamesys’ business, prospects, revenues, operating results and financial condition.
Gamesys or certain third parties that it relies on may fail to establish and maintain effective and compliant anti-money laundering, counter terrorism financing, safer gambling, fraud detection, risk management and other regulatory policies, procedures and controls.
Online gambling operators licensed in the United Kingdom (the “UK”) and other jurisdictions are obliged to establish and maintain compliant anti-money laundering (“AML”), anti-terrorism, safer gambling, fraud detection, risk management and other regulatory policies, procedures and controls to mitigate and effectively manage these risks. In the event that they fail to do so, they may be subject to enforcement action by gambling regulators or other governmental agencies or private action by affected third parties. In the event of a breach, a range of sanctions may be imposed, including financial penalties or regulatory settlements, public warnings, the imposition of special operating conditions and the suspension or revocation of gambling licenses.
In recent years the British gambling regulator, the Great Britain Gambling Commission (the “GBGC”), has repeatedly stated that the UK facing online gambling industry needed to take greater steps to implement effective AML and safer gambling policies and procedures. By way of example, in January 2018 the GBGC sent a letter to operators in the UK’s online casino sector indicating that the GBGC had identified significant concerns about the effectiveness of the online casino sector’s management and mitigation of AML and safer gambling risks. The GBGC indicated that it had already started investigations into 17 remote operators and was considering whether to undertake a license review of five operators with a view to exercising the GBGC’s regulatory powers. The GBGC re-emphasized its focus in this compliance area and the risk of license revocations in its Enforcement report 2018/2019. The GBGC has imposed financial penalties or regulatory settlements in lieu of a penalty on a number of different operators for failing to apply effective AML and/or safer gambling policies and procedures, including Gamesys.
In addition, there is a risk that increased safer gambling and AML regulatory measures in the UK will prove to be challenging for Gamesys. For example, Gamesys’ highest value customers may be unwilling to provide the additional detail required by Gamesys in the UK to ascertain their sources of wealth, the affordability of their leisure spend with Gamesys or their risk of gambling related harm or vulnerability, and to continue to verify these. The GBGC is also consulting on tougher rules for online gambling operators for identifying and tackling gambling harm, including customer affordability, for all UK customers. The GBGC may impose requirements for a gambling business to act on information they have about a customer’s vulnerability and to assess whether a customer’s gambling is affordable at thresholds which will be set by the GBGC. The imposition of such requirements will impact significantly Gamesys’ business as Gamesys may be unable to establish the affordability of customers on the basis of the available evidence and/or because customers are unwilling to provide the information requested.
The failure by any third-party providers or, following the Acquisition, any relevant entity within the Company to establish and maintain effective and compliant AML, counter terrorism, anti-bribery, fraud detection, regulatory compliance and risk management processes may have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results, regulatory compliance and financial condition.
Gamesys will be reliant on effective payment processing services from a limited number of providers in each of the markets in which it operates.
The provision of convenient, trusted, fast and effective payment processing services to Gamesys’ customers and potential customers is critical to their business. If there is any deterioration in the quality of the payment processing services provided to these customers or any interruption to those services (including with respect to system intrusions, unauthorized access or manipulation), or if such services are only available at an increased cost to Gamesys or their customers or are terminated and no timely and comparable replacement services are found, Gamesys’ customers and potential customers may be deterred from using Gamesys’ products. In addition, Gamesys’ inability to secure payment processing services in markets into which Gamesys intends to expand may seriously impair their growth opportunities and strategies. Any of these occurrences may have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Furthermore, a limited number of banks and credit card companies process online gambling related payments as a matter of internal policy and any capacity to accept such payments may be limited by the regulatory regime of a given jurisdiction. The introduction of legislation or regulations restricting financial transactions with online gambling operators, other prohibitions or restrictions on the use of credit cards and other banking instruments for online gambling transactions may restrict Gamesys’ abilities to accept payment from their customers. These restrictions may be imposed as a result of concerns related to fraud, payment processing, AML or other issues related to the provision of online gambling services. A number of issuing banks or credit card companies may from time to time reject payments to Gamesys that are attempted to be made by their customers. Should such restrictions and rejections become more prevalent, or any other restriction on payment processing be introduced, gambling activity by the Gamesys’ customers could be adversely affected, which in turn could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
In addition, Gamesys is subject and, following the Acquisition, the Combined Group will be subject to the risk of credit card chargebacks, which may also result in possible penalties. A chargeback is a credit card originated deposit transaction to a player account with an operator that is later reversed or repudiated. The risk of such chargeback transactions is greater in respect of certain markets and certain payment methods. Revenue is recognized by Gamesys upon the first loss of the player on amounts tendered, and any credit card chargebacks are then deducted from their revenues. Even though security measures are in place, high rates of credit card chargebacks could result in credit card associations levying additional costs and fines or withdrawing their service and could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Gamesys’ business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject Gamesys to claims or otherwise harm Gamesys’ business across jurisdictions. Any change in existing regulations or their interpretation, or the regulatory or prosecutorial climate applicable to our products and services, or changes in tax rules and regulations or interpretation thereof related to Gamesys’ products and services, could adversely impact Gamesys’ ability to operate its business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.
Gamesys is generally subject to laws and regulations relating to iGaming in the jurisdictions in which it conducts business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary by jurisdiction and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on Gamesys’ operations and financial results. Some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on Gamesys’ results of operations.
Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on Gamesys’ operations and financial results. Governmental authorities could view Gamesys as having violated local laws, despite Gamesys’ efforts to obtain all applicable licenses or approvals. There is also risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against Gamesys, Internet service providers, credit card and other payment processors iGaming industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon Gamesys’ licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on Gamesys’ business, financial condition, results of operations and prospects, as well as impact Gamesys’ reputation.
There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to Gamesys’ business to prohibit, legislate or regulate various aspects of the iGaming (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, financial condition and results of operations, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.
Gamesys’ growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many jurisdictions as Gamesys’ expects, or may occur at a slower pace than Gamesys anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than Gamesys anticipates, which could adversely affect Gamesys’ future results of operations and make it more difficult to meet our expectations for financial performance.
Several jurisdictions have legalized or are currently evaluating the legalization of real money gaming, and Gamesys’ business, financial condition, results of operations and business prospects are significantly dependent upon the status of legalization in these jurisdictions. Gamesys’ business plan is partially based upon the legalization of real money gaming in additional jurisdictions and the legalization may not occur as anticipated. Additionally, if a large number of additional jurisdictions or federal governments enact real money gaming legislation and Gamesys is unable to obtain, or is otherwise delayed in obtaining, the necessary licenses to operate iGaming websites in U.S. jurisdictions where such games are legalized, Gamesys’ future growth in iGaming could be materially impaired.
As Gamesys enters new jurisdictions, states or the federal government may legalize real money gaming in a manner that is unfavorable to it. As a result, Gamesys may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity. Jurisdictions also impose substantial tax rates on iGaming revenue. Tax rates, whether federal or state-based, that are higher than we expect will make it more costly and less desirable for it to launch in a given jurisdiction, while tax increases in any of our existing jurisdictions may adversely impact profitability.
Therefore, even in cases in which a jurisdiction purports to license and regulate iGaming, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. Therefore, some “liberalized” regulatory regimes are considerably more economically viable than others.
Gamesys derives meaningful revenues from players located in jurisdictions in which it does not hold a license.
In certain jurisdictions, online gambling is either not regulated at all, is subject to very limited regulation or its legality is unclear. These jurisdictions are commonly referred to in the gaming industry as “unregulated jurisdictions.” Certain of Gamesys’ products are made available to players in unregulated jurisdictions. The relevant transactions in such unregulated jurisdictions and the associated player relationships that underpin them are generally regulated in either Malta or Gibraltar which use “point of supply” gambling regimes. Gamesys or its commercial partners hold point-of-supply licenses in Malta and Gibraltar. As such, such transactions are in fact heavily regulated but are not themselves regulated in the jurisdiction within which the player is ultimately located.
Operators within the online gambling industry, including Gamesys, have commonly taken a risk-based approach when supplying their online gambling services into jurisdictions in which it is not possible to obtain a gambling license. In these circumstances, online gambling operators may justify their remote supply of gambling services for a number of reasons, including a “country of origin” basis which asserts that it is lawful to supply online gambling services remotely from a jurisdiction in which a gambling license is held into another jurisdiction, unless there is something within the laws of that second jurisdiction that explicitly outlaws such provision, and explicitly applies to such inward supply emanating from outside its borders. An example of this is Japan. Japan has been a focus of Gamesys’ Asian business segment and has yet to introduce its own licensing regime applicable to Gamesys’ business.
There is a risk that such jurisdictions may enact regulations relating to online real money gaming and that Gamesys may be required to register its activities or obtain licenses (or obtain further registrations or licenses, as applicable), pay taxes, royalties or fees or that the operation of online gambling businesses in such jurisdictions may be prohibited entirely. The implementation of additional licensing or regulatory requirements, prohibitions or payments in such jurisdictions could have an adverse effect on the viability of Gamesys’ revenue, operations, business or financial performance. Where Gamesys or its partners fail to obtain the necessary registrations or licenses, make the necessary payments or operate in a jurisdiction where online gambling is deemed to be or becomes prohibited, Gamesys or its partners may be subject to investigation, penalties or sanctions or forced to discontinue operations entirely. Any such actions may also have an adverse impact on the way Gamesys’ regulators regulate Gamesys in the jurisdictions in which Gamesys holds a license and, following the Acquisition, the Combined Group’s subsidiaries that depend on such licenses.
Certain of Gamesys’ technology providers, payment processing partners or other suppliers of content or services (collectively, “Infrastructure Services”) may cease to provide, or limit the availability of, such Infrastructure Services to the extent Gamesys derives revenue from, or makes such Infrastructure Services available to customers in, unregulated jurisdictions. There is no assurance that Gamesys would be able to identify suitable or economical replacements if such Infrastructure Services become unavailable.
There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities, incumbent monopoly providers or private individuals could be initiated against Gamesys or providers of its Infrastructure Services in unregulated markets. Such potential proceedings could assert that online gambling services have not been lawfully supplied into the domestic market and could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed on Gamesys or its business partners, and may divert the attention of key executives of Gamesys. If Gamesys becomes subject to any such investigations, proceedings and/or penalties in one jurisdiction, this may lead to investigations, proceedings and/or penalties arising in other jurisdictions in which Gamesys operates and/or holds a license. Such investigations, proceedings or penalties could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition, as well as its reputation.
Following the Acquisition, the Combined Group will be exposed to exchange rate risks.
Foreign exchange risk arises when individual group entities enter into transactions denominated in a currency other than their functional currency. Gamesys’ policy is, where possible, to allow its entities to settle liabilities denominated in their functional currency with the cash generated from their own operations in that currency. Where Gamesys’ entities have liabilities denominated in a currency other than their functional currency (and have insufficient reserves of that currency to settle them), cash already denominated in that currency will, where possible, be transferred from elsewhere within Gamesys. Apart from these particular cash flows, the Gamesys aims to fund expenses and investments in the respective currency and to manage foreign exchange risk at a local level by matching the currency in which revenue is generated and expenses are incurred, as well as by matching the currency of its debt structure with the currency that cash is generated in. However, no assurance can be given that these policies will deliver all, or substantially all, of the expected benefits.
A vast majority of the revenues currently generated by Gamesys are from the UK market and are conducted in GBP and are therefore susceptible to any movements in exchange rates between GBP and USD. Any exchange rate risk may materially adversely affect Gamesys and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Gamesys is reliant on the reliability and viability of the internet infrastructure, which is out of its control, and the proper functioning of their own network systems.
The growth of internet usage has caused interruptions and delays in processing and transmitting data over the internet. There can be no assurance that the internet infrastructure or Gamesys’ own network systems will continue to be able to support the demands placed on them by the continued growth of the internet, the overall online gambling industry or that of their customers. The internet’s viability could be affected by delays in the development or adoption of new standards and protocols to handle increased levels of internet activity or by increased government regulation. The introduction of legislation or regulations requiring internet service providers in any jurisdiction to block access to Gamesys’ websites and products may restrict the ability of their customers to access products and services offered by them. Such restrictions, should they be imposed, could have a material adverse effect on the business, prospects, revenues, operating results and financial condition of Gamesys.
If critical issues concerning the commercial use of the internet are not favorably resolved (including security, reliability, cost, ease of use, accessibility and quality of service), if the necessary infrastructure is not sufficient, or if other technologies and technological devices eclipse the internet as a viable channel, this may negatively affect internet usage, and Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition will be materially adversely affected. Additionally, the increasing presence of viruses and cyber-attacks may affect the viability and infrastructure of the internet and/or the proper functioning of Gamesys’ network systems and could materially adversely affect Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
The UK’s withdrawal from the EU and the wider political climate may have a negative effect on global economic conditions, financial markets and Gamesys’ business, prospects, revenues, operating results and financial condition.
Gamesys is a multinational group headquartered in London with worldwide operations, including material revenues derived from the UK and Europe. The UK formally left the European Union on January 31, 2020 (“Brexit”) which has resulted, and the medium and long term consequences of Brexit, may result in significant economic, political and social instability, not only in the UK and Europe, but across the globe generally. In particular, this has led to volatility in the value of GBP, which may affect the profitability of Gamesys. These developments and the prevailing uncertainty relating to these developments, have had and may continue to have a material adverse effect on global economic conditions, and economic conditions in the UK in particular, and the stability of global financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility.
Despite a new free trade agreement between the UK and the EU, lack of clarity about future UK laws and regulations as the UK determines which EU laws to replace or maintain, including financial laws and regulations, tax and free trade agreements, intellectual property rights, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, could decrease foreign direct investment in the UK, increase costs, depress economic activity and restrict Gamesys’ access to capital and impact revenues. In particular, Brexit may lead to material changes to the regulatory regimes that would be applicable to Gamesys’ operations in the UK in the future. This could increase compliance and operating costs for Gamesys and, following the Acquisition, for the Combined Group and have a material adverse effect on Gamesys and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Further economic, political and social instability may also result from the Scottish public voting for Scotland to leave the UK in any future referendum. Scotland’s First Minister has tabled draft legislation to set the rules for a second independence referendum (though any such referendum would be subject to UK government approval). The implications of any vote in favor of independence are uncertain, but could still be wide-ranging (for instance, in affecting the value of GBP, global markets and the ongoing relationship between Scotland and the rest of the UK and, potentially, the introduction of a discrete gambling regulatory regime in Scotland). Any of these factors could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Gamesys’ activities are affected by the General Data Protection Regulation (“GDPR”).
Gamesys is required to comply with the GDPR to the extent that they either: (1) have customers located in the UK and the EU or (2) conduct the processing of personal data in the EU. The impact of the GDPR is of particular relevance to Gamesys’ marketing activities and IT security systems and procedures. The GDPR and associated e-privacy laws impose constraints on the ability of a data controller to profile and market to customers. Data subjects have the right to object to a controller processing their data in certain circumstances, including the right to object to their data being processed for the purposes of direct marketing. Controllers of personal data are required to maintain written records as to how they comply with the GDPR and provide more detailed information to data subjects in relation to how their data is being processed. In addition, updated e-privacy laws are under consideration in the EU to update the legislative rules applicable to digital and online data processing and to align e-privacy laws to the GDPR.
The GDPR also increased the level of fines which may be imposed for a breach of data protection laws, with the maximum fine (in the most serious cases of a breach of the GDPR) being the higher of €20 million (£17.5 million for the UK) or 4 per cent. of annual worldwide turnover. In certain instances, Gamesys could be held jointly responsible for breaches committed by the third-party service providers which they use or by other third parties with whom they share personal data.
Many of the obligations imposed on controllers by the GDPR are expressed as high-level principles, such as the obligation to act fairly with respect to the processing of personal data. The manner in which the data regulators and courts will interpret and apply the GDPR is and will continue to evolve over time. These procedures and policies may adversely affect Gamesys’ business by constraining their data processing activities, or by increasing their operational and compliance costs. Additional updates to these policies and procedures and associated operational changes may be required and costs incurred to comply with updates to e-privacy laws.
If the data processing activities of Gamesys or any third-party service providers breach the GDPR (or associated e-privacy laws), then Gamesys could, whether as a result of a failure to implement adequate policies and procedures or otherwise, face significant fines and/or the revocation of existing licenses and/ or the refusal of new applications for licenses, as well as claims by customers and reputational damage. The resultant losses suffered could materially adversely affect the business, prospects, revenues, operating results and financial condition of Gamesys and, following the Acquisition, the Combined Group. There can be no assurances that Gamesys and, following the Acquisition, the Combined Group would be able to recoup such losses, whether in whole or in part, from their third-party service providers or insurers.
Gamesys’ substantial activities in foreign jurisdictions may be affected by factors outside of their control.
A significant portion of Gamesys’ operations are conducted in non-U.S. jurisdictions. As such, the operations of Gamesys may be adversely affected by changes in foreign government policies and legislation

(including gambling legislation) or social instability and other factors that are not within their control, including renegotiation or nullification of existing contracts or licenses, changes in gambling policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions, tax increases, retroactive tax claims, changes in taxation policies, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which operations are conducted. Gamesys’ operations may also be adversely affected by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. Accordingly, Gamesys’ activities in foreign jurisdictions could be substantially affected by factors beyond their control, any of which could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
In the event of a dispute arising in connection with operations in a foreign jurisdiction where Gamesys conducts business, Gamesys may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of the UK or enforcing UK judgments in such other jurisdictions. Gamesys may also be hindered or prevented from enforcing their rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.
Gamesys and, following the Acquisition, the Combined Group may enter into agreements and conduct activities outside of the jurisdictions in which they or we currently carry on business, which expansion may present challenges and risks as a result of the factors described above that they have not faced in the past, any of which could have a material adverse effect on Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.
Gamesys’ branded sites are heavily reliant on well-known brands owned by third parties.
Gamesys operates certain branded sites, including sites branded as Virgin Games, Heart Bingo and Monopoly Casino. All such branded sites operated by Gamesys are reliant on the use of highly trusted and recognizable brands which are owned by third parties (the “Third Party Brands”). Gamesys operates the Third Party Brands pursuant to brand licensing arrangements with the relevant third party brand owner (the “Brand Owner”). Gamesys is contractually required to operate the such branded sites in accordance with those brand licensing arrangements, and any material breach of those requirements may expose Gamesys to claims for breach of contract, and/or may lead to the Brand Owner terminating or failing to renew the brand licensing arrangements. Gamesys owns the player data in respect of such branded sites, and in the event that the brand licensing arrangements for any of such branded sites were to be terminated early or not renewed, then Gamesys would seek to migrate those players to a different gaming site operated by it. However, there is a risk that any replacement branded site offered by Gamesys may not successfully retain the custom of those players, and in the event that Gamesys or, following the Acquisition, the Combined Group loses the right to use any of the Third Party Brands its business, financial condition, results of operations and/or prospects may be materially adversely affected.
Gamesys is and, following the Acquisition, the Combined Group will be exposed to the risk that the reputation of the Third Party Brands may be adversely affected by the activities of third parties over whom it has no control. For example, Gamesys operates and, following the Acquisition, the Combined Group will operate the Virgin Games site. The Virgin brand is used by a wide range of businesses. In the event that the reputation of the Virgin brand was to be adversely affected due to the actions of third parties, that may affect the business prospects of Gamesys and, following the Acquisition, the Combined Group.
Risks Related to the Acquisition
We may fail to consummate the Acquisition or may not consummate it on the terms described herein.
It is currently anticipated that we will complete the Acquisition in the fourth quarter of 2021. Completion of the Acquisition is subject to the receipt of applicable shareholder approvals by each of Gamesys’ shareholders and Bally’s shareholders, regulatory approvals and other customary closing conditions for the combination of a UK public company. As a result, the possible timing and likelihood of completion are uncertain and, accordingly, there can be no assurance that the Acquisition will be completed on the expected terms, anticipated schedule or at all.
If the Acquisition is not consummated, we could be subject to a number of risks that may adversely affect our business and the market price of our common stock, including:
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we will be required to pay costs relating to the Acquisition such as legal, accounting, financial advisory and printing fees, whether or not the Acquisition is consummated;

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time and resources committed by our management to matters relating to the Acquisition could otherwise have been devoted to pursuing other beneficial opportunities; and

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we would not realize the benefits we expect to realize from consummating the Acquisition.

We cannot provide any assurance that the Acquisition will be consummated or that there will not be a delay in the consummation of the Acquisition. If the Acquisition is not consummated, our reputation in our industry and in the investment community could be damaged, and the market price of our common stock could decline.
The unaudited pro forma condensed combined financial information and other adjusted information incorporated by reference in this proxy statement is unaudited and the actual financial condition and results of operations after the Acquisition may differ materially.
The unaudited pro forma condensed combined financial information and other adjusted information incorporated by reference in this proxy statement is presented for illustrative purposes only are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the Company’s financial position or results of operations would have been had the Acquisition been completed as of the date assumed for purposes of that information. Such unaudited pro forma condensed combined financial information and certain other adjusted information reflects the assumptions of our management at the time that such information was initially prepared and may differ, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma condensed combined financial information and the other adjusted information included or incorporated by reference in this proxy statement. In addition, in lieu of the Bridge Commitment and the GLPI Commitment, we may pursue one or more offerings of private placements of debt or equity securities, sale and leaseback transactions and/or bank financings, in each case (including the refinancing of existing indebtedness of Gamesys) or refinance our existing credit facilities and senior unsecured notes, or may otherwise to finance the Acquisition, and/or may modify our plan of finance for the Acquisition, in a manner that is different from the assumptions reflected in the unaudited pro forma condensed combined financial information and other adjusted information included or incorporated by reference in this proxy statement.
Accordingly, the final acquisition accounting adjustments may differ materially from the unaudited pro forma adjustments included or incorporated by reference in this proxy statement. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”
The Acquisition is subject to the receipt of governmental and regulatory approvals that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent consummation of the Acquisition.
Consummation of the Acquisition is conditioned upon the receipt of governmental approvals, including gaming regulatory approvals. There can be no assurance that these approvals will be obtained and that the other conditions to consummating the Acquisition will be satisfied. In addition, the governmental and other authorities from which the regulatory approvals are required may impose conditions on the consummation of the Acquisition or require changes to the terms of the Acquisition or agreements to be entered into in connection with the Acquisition. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Acquisition or of imposing additional costs or limitations on us following consummation of the Acquisition, any of which might have an adverse effect on our business, financial condition and results of operations.
The Acquisition is subject to other conditions that we cannot control.
The Acquisition is subject to conditions, including the approval of the Scheme by Gamesys shareholders, the approval of the Share Issuance Proposal to issue shares of our common stock in connection with the

Acquisition (the “New Bally’s Shares”) by our shareholders, the sanction of the Scheme by the High Court, the Scheme becoming effective by the date which is 12 months after the date of the Rule 2.7 Announcement, or such other date as may be agreed by Bally’s and Gamesys and, if required, the High Court, and the NYSE having authorized the listing of the New Bally’s Shares. No assurance can be given that all of the conditions to the Acquisition will be satisfied, or if they are, as to the timing of such satisfaction. If the conditions to the Acquisition are not satisfied, then the Acquisition may not be consummated.
In certain circumstances, we may not be able to invoke the transaction conditions and terminate the Acquisition, which could reduce the value of our common stock.
The Takeover Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to us in the context of the Acquisition. Therefore, with the exceptions of certain conditions relating to (i) the approval of the Scheme by Gamesys shareholders and the High Court, (ii) the approval of the Share Issuance Proposal by our shareholders, (iii) the listing of the New Bally’s Shares on the NYSE, and (iv) the UK Prospectus having been approved by the UK Financial Conduct Authority we may be required to obtain the agreement of the Takeover Panel, which agreement might not be obtained, that the circumstances giving rise to the right to invoke the condition were of material significance to us in the context of the Acquisition before we would be permitted to rely on that condition.
If a material adverse change or circumstance affecting Gamesys occurs and the Takeover Panel does not allow us to invoke a condition to cause the Acquisition not to proceed, the market price of our common stock may decline or our business or financial condition may be materially adversely affected. As a result, the value of the New Bally’s Shares received by Gamesys shareholders may be reduced and/or our business or financial condition may be adversely affected after the Acquisition.
The Takeover Code may limit our ability to cause Gamesys to consummate the transaction and may otherwise limit the relief we may obtain in the event Gamesys’ board of directors withdraws its support of the Scheme.
The Takeover Code limits the contractual commitments that may be obtained from Gamesys to take actions in furtherance of the Acquisition, and the Gamesys board of directors may, if its fiduciary and other directors’ duties so require, withdraw its recommendation in support of the Scheme at any time before the meetings of the Gamesys shareholders to approve the Scheme, and withdraw the Scheme itself, at any time before the final hearing of the High Court to sanction the Scheme. The Takeover Code does not permit Gamesys to pay any break fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Gamesys other than the restrictions against undertaking actions or entering into agreements which are similar to or have a similar effect to “poison pills” and which might frustrate the Acquisition.
Governmental gaming regulatory requirements concerning ownership of our common stock may impact our regulatory compliance.
The gaming and racing industries are highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. We are subject to extensive regulation under laws, rules and supervisory procedures primarily in the jurisdictions where our facilities are located.
These laws, rules and regulations generally concern the responsibility, financial stability and characters of the owners, managers, and persons with financial interests in the gaming operations. Some jurisdictions require applications for findings of suitability, licensing or other approvals for owners of our stock exceeding certain thresholds. If, as a result of the issuing of shares in connection with the Acquisition, a person purchases stock in us in an amount that results in such person attaining or exceeding thresholds of ownership requiring regulatory approvals from one or more gaming jurisdictions, the regulators could take the position that such person must make the requisite filings or obtain the requisite approvals from the regulator. We cannot predict whether a gaming regulator may take such a position.
The cash consideration subjects Bally’s to foreign exchange rate exposure.
Because the cash portion of the purchase price payable to the Gamesys shareholders in the Acquisition is payable in Pounds Sterling, while a majority of Bally’s revenues are denominated in U.S. dollars, Bally’s is subject to exchange rate exposure through the closing of the Acquisition. Bally’s may seek to mitigate its exposure to currency exchange rate fluctuations by hedging any material mismatch between revenues and obligations, but any such efforts may not be successful, in which case changes in the relative value of Pounds Sterling versus U.S. dollars could materially and adversely affect Bally’s financial condition.
Gamesys currently is not subject to the internal controls and other compliance obligations of the U.S. securities laws, and Bally’s may not be able to timely and effectively implement controls and procedures over Gamesys operations as required under the U.S. securities laws.
Gamesys currently is not subject to the information and reporting requirements of the Exchange Act and other U.S. federal securities laws, including the compliance obligations relating to, among other things, the maintenance of a system of internal controls as contemplated by the Exchange Act. Subsequent to the completion of the Acquisition, Bally’s will need to timely and effectively implement the internal controls necessary to satisfy those requirements, which require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. Bally’s intends to take appropriate measures to establish or implement an internal control environment at Gamesys aimed at successfully fulfilling these requirements. However, it is possible that Bally’s may experience delays in implementing or be unable to implement the required internal financial reporting controls and procedures, which could result in enforcement actions, the assessment of penalties and civil suits, failure to meet reporting obligations and other material and adverse events that could have a negative effect on the market price for our common stock.
Future changes to U.S. and non-U.S. tax laws could adversely affect the Combined Group.
The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where Bally’s and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of  “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States, the UK and other countries in which Bally’s and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Bally’s and its affiliates (including Bally’s and its affiliates after the Acquisition).
In addition, the U.S. government may enact significant changes to the taxation of business entities including, among others, a permanent increase in the corporate income tax rate, an increase in the tax rate applicable to the global intangible low-taxed income and elimination of certain exemptions, and the imposition of minimum taxes or surtaxes on certain types of income. No specific United States tax legislation has been proposed at this time and the likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business or, following the Acquisition, the business of the Combined Group.
Bally’s and Gamesys are and, after the Acquisition, the Combined Group will be dependent on key management personnel and may face challenges in attracting and retaining individuals with specialized skills and experience.
We and Gamesys’ success is and, following the Acquisition, the Combined Group’s success will be largely dependent upon the performance of their key management, marketing and technology personnel. As competition for highly skilled management, marketing and technology personnel is intense, any inability to retain employees, key members of Bally’s, Gamesys’ and, following the Acquisition, the Combined Group’s executive management team, and to attract and retain key employees, in particular those who have subject-matter expertise and institutional knowledge and the necessary skills critical to their operations and the implementation of their strategy, may have a material adverse effect upon Bally’s, Gamesys’ and, following the Acquisition, the Combined Group’s business, prospects, revenues, operating results and financial condition.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the special meeting, the Acquisition and the issuance of Bally’s common stock to Gamesys shareholders and GLPI in connection with the Acquisition. These questions and answers may not address all questions that may be important to you as a shareholder of Bally’s. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 71.
Q:
Why am I receiving this proxy statement?

A:
We are sending this proxy statement and the enclosed proxy card to you in connection with the solicitation of proxies to be voted at a special meeting of Bally’s shareholders. As a shareholder, you are invited to attend the special meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:
When and where is the special meeting?

A:
The special meeting will take place electronically on June 30, 2021, at 2:00 p.m., Eastern Time. You may access the special meeting via the internet through a virtual web conference at www.virtualshareholdermeeting.com/BALY2021SM.

Q:
Why is Bally’s holding the special meeting?

A:
On April 13, 2021, we issued the Rule 2.7 Announcement disclosing the terms of our offer to acquire all of the outstanding shares of Gamesys, indirectly through Bidco, our wholly owned subsidiary, in a cash and stock transaction. Under the terms of the Acquisition, Gamesys shareholders would have the option to receive, for each share of Gamesys, 1,850 pence in cash or elect to receive shares of Bally’s common stock in lieu of part or all of the cash consideration which they would otherwise be entitled to receive (at an exchange ratio of 0.343 for each Gamesys share) or a combination of both. Certain of Gamesys’ current shareholders holding 25.6% of Gamesys’ shares have agreed to receive shares of Bally’s common stock in the Acquisition. The maximum cash consideration payable to Gamesys shareholders, if only those Gamesys holders elect to receive shares of Bally’s common stock, would be approximately £1.6 billion.

In addition, the Company has also entered into a commitment letter, called the GLPI Commitment Letter with Gaming & Leisure Properties, Inc., or GLPI, pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500.0 million at a price per share based on volume-weighted average price determined over a period of time prior to such issuance. Bally’s may use the proceeds to fund a portion of the aggregate cash consideration for the Acquisition, acquisition costs and fees and expenses incurred by us and our affiliated entities related to the Acquisition, or to refinance the existing indebtedness of Gamesys.
The issuance of our common stock to Gamesys shareholders and GLPI to fund a portion of the cash consideration in connection with the Acquisition requires the approval of Bally’s shareholders under the requirements of the New York Stock Exchange. At the special meeting, our shareholders will be asked to consider and vote on a proposal to approve this share issuance as well as a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal. Our shareholders will also be asked to will also be asked to consider and vote on a proposal to approve and adopt the Bally’s Employee Stock Purchase Plan.

Q:
What will I be voting on?

A:
You will be voting on the following three proposals.

•
A proposal to approve the potential issuance of more than 19.9% of Bally’s common stock to shareholders of Gamesys and GLPI in connection with the Acquisition.

•
A proposal to approve and adopt the Bally’s Employee Stock Purchase Plan.

•
A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal.

Q:
Whose proxies are being solicited?

A:
Only Bally’s shareholders’ proxies are being solicited. We are not soliciting any proxies or votes from Gamesys shareholders through this proxy statement. If you are a Gamesys shareholder and are not a Bally’s shareholder, and you have received or gained access to this proxy statement, you should disregard it completely and should not treat it as any solicitation of your proxy, vote or support on any matter. If you are both a Bally’s shareholder and a Gamesys shareholder, you should treat this proxy statement as soliciting only your proxy with respect to the Bally’s shares held by you and should not treat it as an offer or invitation to subscribe or purchase Bally’s shares or as a solicitation of your proxy, vote or support on any matter with respect to your Gamesys shares.

Q:
Why is Bally’s seeking shareholder approval of the Share Issuance Proposal?

A:
We are subject to the listing requirements of the New York Stock Exchange which requires shareholder approval prior to the issuance of common stock in any transaction if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. The common stock to be issued to shareholders of Gamesys and to GLPI in connection with the Acquisition may represent voting power equal to or in excess of 20% of the number of shares of our common stock outstanding before the issuance. Therefore, under New York Stock Exchange rules, shareholder approval of the potential share issuance is required.

Q:
Am I being asked to vote to approve the Acquisition?

A:
No. However, you are being asked to approve the issuance of Bally’s common stock to shareholders of Gamesys and to GLPI in connection with the Acquisition. This issuance is a condition to the closing of the Acquisition. Therefore, approval of the Share Issuance Proposal is required for us to complete the Acquisition.

Q:
What will Gamesys shareholders receive for their Gamesys shares if the Acquisition is completed?

A:
Gamesys shareholders will be entitled to receive 1,850 pence in cash for each share of Gamesys or, under a share alternative, Gamesys shareholders will be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration to which they would be entitled to receive at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share. No change will be made to the exchange ratio of Bally’s common stock or the cash price if the market price of shares of Bally’s or Gamesys common stock changes before the completion of the Acquisition. As a result, the share consideration will fluctuate with the market value of Bally’s common stock. The cash consideration to be received by Gamesys shareholders is also fixed.

Q:
What will GLPI receive for their financing?

A:
If necessary in order to finance the Acquisition, GLPI has committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants to purchase common stock, with a value of up to $500.0 million at a price per share based on volume-weighted average price determined over a period of time prior to such issuance.

Q:
Why is Bally’s undertaking the Acquisition?

A:
We are undertaking the Acquisition in order to acquire the entire issued and to be issued ordinary share capital of Gamesys. Bally’s believes that the online gambling and sports betting sector in the U.S. continues to exhibit many characteristics that are structurally attractive with a steep anticipated growth trajectory as favorable regulatory progress throughout the U.S. leads to the opening of new sports betting and iGaming markets. Bally’s believes that having a combination of both proven, developed technology and land-based platforms across key U.S. states, with global brands, existing customer bases and complementary product offerings will be key to taking advantage of these growth opportunities.
In recommending that Bally’s shareholders vote in favor of the proposal to approve the issuance of Bally’s common stock to shareholders of Gamesys in connection with the Acquisition, our Board of Directors considered a number of factors that it believed supported its determination as further described in the section entitled “Information About the Gamesys Acquisition — Reasons for the Acquisition.”
Q:
How does Bally’s Board of Directors recommend that I vote on the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal?

A:
Our Board of Directors unanimously recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the issuance of Bally’s common stock in connection with the Acquisition and related matters affect you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
How many votes can be cast by all shareholders?

A:
Each share of Bally’s common stock is entitled to one vote on each of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on May 17, 2021, which is the record date for the special meeting, are entitled to notice of the special meeting and to vote at the special meeting. You will have one vote for each share of Bally’s common stock that you owned as of the record date. As of the record date there were 42,452,582 shares of Bally’s common stock outstanding and entitled to vote.

Q:
What quorum is required for the special meeting?

A:
A quorum will exist at the special meeting if one-third of the common shares entitled to vote at the special meeting are represented online or by proxy. Votes to abstain are treated as votes that are represented at the special meeting for purposes of determining whether a quorum exists.

Q:
What vote is required in order for the proposals to be approved?

A:
Approval of each of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether online or by proxy, provided that a quorum is present. Under the rules of the New York Stock Exchange, an abstention is effectively treated as a vote cast against the Share Issuance Proposal and the ESPP Proposal. However, abstentions will not be considered in determining whether the Adjournment Proposal is approved. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online by ballot at the special meeting will have no effect on the outcome of the votes for such items.

Q:
How do I vote my shares if I am a record holder?

A:
If you are a record holder of shares (that is, the shares are registered in your name and not the name of your broker or other nominee), you are urged to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by telephone, via the Internet or by signing, dating and mailing your proxy card as instructed on page 32 of the proxy statement and on your proxy card. You may also vote by attending the special meeting online, or by sending a personal representative to the special meeting online with an appropriate proxy, in order to vote. Unless you or a personal representative plan to be in attendance and vote at the meeting, your proxy must be received no later than 11:59 p.m. Eastern Time on June 29, 2021.
Q:
How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:
If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the special meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares.

Q:
If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

A:
No, not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our shareholders described in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your Bally’s shares. Without instructions, a broker non-vote will result, and your shares will not be voted.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Bally’s common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Bally’s common stock is called a “proxy card.” Our Board of Directors has designated Stephen H. Capp and Craig L. Eaton, and each of them, with full power of substitution, as proxies for the special meeting.

Q:
If a shareholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (i.e., your proxies), will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Share Issuance Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal.
Q:
What happens if I do not vote or return a proxy?

A:
A quorum will exist at the special meeting only if one-third of the votes entitled to be cast are represented online or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the special meeting if you are a shareholder of record, may result in the failure of a quorum to exist at the special meeting.

Q:
What happens if I abstain?

A:
If you vote to abstain, whether by proxy or online at the special meeting, or if you instruct your broker, bank or other nominee to vote to abstain, your abstention will effectively be treated as a vote cast against the Share Issuance Proposal and the ESPP Proposal, but it will not be considered in determining whether the Adjournment Proposal is approved. Votes to abstain will, however, be treated as votes that are represented at the special meeting for purposes of determining whether a quorum exists.

Q:
Can I revoke my proxy or change my vote?

A:
Shareholders of record may revoke their proxies or change their votes in writing at any time prior to the meeting by sending written notice of revocation to Bally’s Secretary, by voting again by telephone or via the Internet, by voting in writing or by voting online at the meeting. Attendance in and of itself at the special meeting will not revoke a proxy. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting online.

Q:
If I want to attend the special meeting, what should I do?

A:
If you wish to attend, you must be logged in and registered to virtually attend the special meeting and cast your vote before the announcement of the close of voting during the special meeting. Shareholders of record as of the record date for the special meeting can vote online at the special meeting. If your shares are held in “street name,” then you must ask your broker, bank or other nominee how you can vote at the special meeting. Even if you plan to attend the special meeting online, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote online, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the special meeting, except as described in this proxy statement.

Q:
Do any executive officers or directors of Bally’s have interests in the Acquisition or the issuance of Bally’s common stock to Gamesys shareholders that may be different from, or in addition to, those of other shareholders?

A:
None of Bally’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Bally’s common stock to Gamesys shareholders as consideration under the Acquisition, other than being a director or executive officer and a shareholder of Bally’s.

Q:
Do I have dissenters’ rights if I vote against the proposals?

A:
There are no dissenters’ rights available to Bally’s shareholders with respect to any matter to be voted on at the special meeting.

Q:
What agreements has Bally’s entered into, or is Bally’s entering into, in connection with the Acquisition?

A:
In connection with the Acquisition, on April 13, 2021, Bally’s and Gamesys entered into the Cooperation Agreement, pursuant to which, among other things, they have agreed to cooperate for the purposes of obtaining all authorizations and preparing the Scheme Document, this proxy statement and the UK Prospectus. Bally’s has agreed to use reasonable endeavors to obtain all such authorizations in sufficient time to enable the completion of the Acquisition to occur by April 13, 2022, or such later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)). The Cooperation Agreement is further described in the section entitled “Information About the Gamesys Acquisition — The Cooperation Agreement.”

Bally’s and Gamesys entered into a voting and support agreement pursuant to which the following Bally’s directors and officers (and certain of their connected persons) agreed to vote in favor of the Share Issuance Proposal in respect of their beneficial and of record holdings of Bally’s shares amounting, in aggregate, to 801,917 Bally’s shares (representing 1.9% of the outstanding Bally’s shares as of May 17, 2021): Patricia Capp, Stephen Capp, Terrence Downey, Craig Eaton, George Papanier, Julie Papanier, Jaymin Patel, Jeffrey Rollins and Wanda Wilson.

Bally’s and Gamesys also entered into a voting and support agreement with Standard RI Ltd., pursuant to which Standard RI Ltd. has irrevocably undertaken to vote in favor of the Share Issuance Proposal in respect of its shareholding of 8,821,314 Bally’s shares and to use its best efforts to cause Standard RI SPV LLC to vote in favor of the Share Issuance Proposal in respect of its holding of 1,520,755 Bally’s shares (together representing approximately 24.36% of the outstanding Bally’s shares as of May 17, 2021).
Q:
How will Bally’s finance payment of the cash consideration?

A:
We have obtained a binding commitment pursuant to a commitment letter and an interim facilities agreement from Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Barclays Bank PLC, Citizens Bank, National Association, Truist Bank, Truist Securities, Inc., Capital One, National Association and Fifth Third Bank, National Association to provide fully committed bridge term loan facilities up to £1,435.0 million and €336.0 million (to fund the Acquisition. The £1,435.0 million commitment was subsequently reduced to £949,537,111.29 in accordance with the terms of the commitment letter following the deposit into escrow arrangements of certain proceeds from our equity offerings. The Bridge Commitment may be further reduced by the receipt of proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company or Premier Entertainment to finance the Acquisition and that are deposited into escrow.

We have also entered into the GLPI Commitment Letter pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500 million at a price per share based on the volume-weighted average price of Bally’s common stock for the 20 consecutive trading days ending on the trading day immediately preceding the date on which Bally’s requests the funding of the GLPI Commitment from GLPI.
Q:
What are the conditions to completing the Acquisition?

A:
The completion of the Acquisition is conditioned upon, among other things:

•
approval of the Share Issuance Proposal by Bally’s shareholders;

•
approval of the Scheme by a majority in number of Gamesys shareholders present and voting, either in person or by proxy, at the Gamesys shareholder meeting to be convened pursuant to an order of the High Court pursuant to the UK Companies Act 2006 (excluding shares held by Bally’s, if any) which majority represents at least 75% in value of the Gamesys shares held by such Gamesys shareholders, and the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority or majorities at the general meeting of Gamesys shareholders;

•
if Bally’s were to exercise its right to implement the Acquisition by way of a takeover offer, the Acquisition will be implemented on substantially the same terms and the acceptance condition will be set at 90% of the Gamesys shares to which the takeover offer relates (or such lesser percentage (being more than 50%) as Bally’s or Bidco may decide with the consent of the Panel); and

•
receipt of certain foreign direct investment and regulatory approvals, including relevant gaming regulatory consents and approvals in the UK and certain other jurisdictions in which Bally’s or Gamesys have licenses.

Q:
Who is paying for this proxy solicitation?

A:
The total expense of this solicitation will be borne by Bally’s, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the special meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile and by some directors, officers and regular employees of Bally’s, without additional compensation.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.
Q:
What is “householding”?

A:
The U.S. Securities and Exchange Commission, SEC, has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Several brokers and banks with accountholders who are Bally’s shareholders will be “householding” our proxy materials. As indicated in the notice provided by these brokers and banks to Bally’s shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker or bank that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate proxy statement, please notify your broker or bank or write us at 100 Westminster Street, Providence, Rhode Island 02903. Bally’s shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or bank.
Q:
Where can I find the voting results of the special meeting?

A:
Bally’s intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Bally’s files with the SEC are publicly available when filed; for more information, see “Where You Can Find More Information” beginning on page 71 of this proxy statement.

Q:
Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:
If you have questions about the proposals or other matters discussed in this proxy statement, you may contact Bally’s by mail at 100 Westminster Street, Providence, Rhode Island 02903, or by telephone at (401) 475-8474.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement and the information incorporated by reference herein includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions.
Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on our current expectations and assumptions. Although we believe that our expectations and assumptions are reasonable at this time, they should not be regarded as representations that our expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the date of this proxy statement, and we do not undertake to update or revise them as more information becomes available, except as required by law.
Important factors beyond those that apply to most businesses, some of which are beyond our control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:
Relating to the Acquisition and Share Issuance Proposal
•
the risk that the Acquisition is not completed on a timely basis or at all;

•
the UK Takeover Panel might not allow Bally’s and Premier Entertainment to invoke certain conditions to the Acquisition, for example the no material adverse change condition, and withdraw from the Acquisition;

•
the ability to integrate Gamesys into our business successfully and the amount of time and expense spent and incurred in connection with the integration;

•
the risk that the economic benefits and other synergies that we anticipate as a result of the Acquisition are not fully realized or take longer to realize than expected;

•
the risk that certain risks and liabilities associated with the Acquisition have not been discovered;

•
the risk that we or Gamesys may be unable to obtain regulatory clearances required for the Acquisition, or that required regulatory clearances may delay the Acquisition or result in the need to take curative actions or the imposition of conditions that could adversely affect the operations of the Combined Group or cause the parties to abandon the Acquisition;

•
the risk that any necessary quasi-governmental approvals or other third party consents may not be obtained, that, even though Bally’s has obtained “certain funds” committed financing, the financing required to consummate the Acquisition may not be obtained or that other conditions of the Acquisition will not be satisfied;

•
limitations imposed by our credit facilities;

•
liabilities that might arise and limitations under the Cooperation Agreement;

•
the impact of the issuance of our common stock as consideration under the Acquisition on our current holders of our common stock, including dilution of their ownership and voting interests;

•
adverse effects on the market price of our common stock caused by the sale of such stock held by Gamesys shareholders following the Acquisition;

•
the effect of the Acquisition on our and Gamesys relationships with our and their respective regulators, customers, vendors and personnel; and

•
adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Acquisition.

Relating to our Business Generally
•
uncertainties surrounding the COVID-19 pandemic, including limitations on our operations, increased costs, changes in customer attitudes, impact on our employees and the ongoing impact of COVID-19 on general economic conditions;

•
unexpected costs, difficulties integrating and other events impacting our recently completed and proposed acquisitions and our ability to realize anticipated benefits;

•
risks associated with our rapid growth, including those affecting customer and employee retention, integration and controls;

•
risks associated with the impact of the digitalization of gaming on our casino operations, our expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of our new interactive businesses generally;

•
the very substantial regulatory restrictions applicable to us, including costs of compliance;

•
restrictions and limitations in agreements to which we are subject, including our debt, could significantly affect our ability to operate our business and our liquidity; and

•
other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021 or identified under “Risk Factors” in this proxy statement.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses. You should not place undue reliance on our forward-looking statements.
No Profit Forecasts or Quantified Benefits
No statement in this proxy statement is intended as a profit forecast, profit estimate or quantified benefits statement, and no statement in this proxy statement should be interpreted to mean that earnings or earnings per share for Gamesys or Bally’s for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Gamesys or Bally’s, respectively.

IFRS AND U.S. GAAP
Bally’s consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) whereas Gamesys’ consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).
U.S. GAAP differs from IFRS in a number of significant respects. Bally’s has not prepared, and does not currently intend to prepare, its financial statements or the financial statements of the combined group of Bally’s and Gamesys following the completion of the Acquisition (the “Combined Group”) in, or reconcile them to, IFRS and has not quantified these differences for Gamesys shareholders or potential investors. For a discussion of certain differences between IFRS and U.S. GAAP that are relevant to converting results of Gamesys, see the footnotes to the unaudited pro forma condensed combined financial statements of Bally’s as of and for the three months ended March 31, 2021, which were attached as Exhibit 99.1 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities and Exchange Commission on May 19, 2021 and the unaudited pro forma condensed combined financial statements of Bally’s as of and for the year ended December 31, 2020, which were attached as Exhibit 99.5 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities andExchange Commission on April 13, 2021, and are incorporated by reference into this proxy statement.

SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES
The key performance indicator used in managing our business is adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure. Adjusted EBITDA is defined as earnings for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, provision for income taxes, depreciation and amortization, acquisition, integration and restructuring expense, goodwill and asset impairment, share-based compensation, professional and advisory fees associated with capital return program, credit agreement amendment expenses, gain on insurance recoveries, CARES Act credit, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments.
We use Adjusted EBITDA to analyze the performance of our business and it is used as a determining factor for performance based compensation for members of our management team. We have historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Also, we present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. Adjusted EBITDA information is presented because management believes that it is a commonly-used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results. Management believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

CURRENCIES
In this proxy statement, unless otherwise specified or the context otherwise requires:
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“pounds sterling,” “pounds,” “GBP,” “British Pounds,” “£” or “pence” each refer to the lawful currency of the United Kingdom; and

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“U.S. dollars,” “dollars,” “$” or “U.S.$” each refer unexpected to the lawful currency of the United States.

We publish our financial statements in U.S. dollars and Gamesys publishes its financial statements in pounds sterling. See the section entitled “Exchange Rate Information” for additional information regarding the exchange rates between pounds sterling and the U.S. dollar.

EXCHANGE RATE INFORMATION
All amounts originally expensed in pounds sterling have been converted into dollars at a rate of $1.4088 per £1.
The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and pounds sterling. The information in the following table is expressed in U.S. dollars per pound sterling and is based on the exchange rate quoted by Bloomberg at 5.00 p.m. Eastern Standard Time on the same date. The average rate means the average of the exchange rates on the last day of each month during the year.
The average rate quoted by Bloomberg at 5:00 p.m. Eastern Standard Time for the first four months of 2021 was $1.37 per £1. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pounds sterling at the rates indicated.
	Period-end rate U.S.$	Average rate U.S.$	High U.S.$	Low U.S.$
Recent monthly data
April 2021	$1.37	$1.38	$1.40	$1.37
March 2021	$1.38	$1.39	$1.40	$1.37
February 2021	$1.36	$1.39	$1.41	$1.36
January 2021	$1.36	$1.36	$1.37	$1.35
December 2020	$1.34	$1.35	$1.37	$1.32
November 2020	$1.31	$1.32	$1.34	$1.29
Annual Data (year ended December 31)
2020	$1.34	$1.28	$1.37	$1.15
2019	$1.31	$1.28	$1.33	$1.20
2018	$1.28	$1.34	$1.43	$1.25
2017	$1.34	$1.29	$1.36	$1.20
2016	$1.26	$1.36	$1.49	$1.21

THE SPECIAL MEETING
We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting of shareholders to be held on June 30, 2021, and at any adjournment, postponement or continuation thereof. This document is first being mailed to our shareholders on or about June 1, 2021.
Date, Time and Place
The special meeting of Bally’s shareholders will be held electronically on June 30, 2021, starting at 2:00 p.m., Eastern Time. You may access the special meeting via the internet through a virtual web conference at www.virtualshareholdermeeting.com/BALY2021SM.
Matters to be Considered
The purpose of the special meeting is for Bally’s shareholders to consider and vote on the following two proposals.
Proposal No. 1 The Share Issuance Proposal	To approve the potential issuance of more than 19.9% of Bally’s common stock in connection with the Acquisition.
Proposal No. 2 The ESPP Proposal	To approve and adopt the Bally’s Employee Stock Purchase Plan.
Proposal No. 3 The Adjournment Proposal	To adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal.
We are seeking shareholder approval of the potential issuance of more than 19.9% of Bally’s common stock to Gamesys shareholders and to GLPI to fund a portion of the cash consideration in connection with the Acquisition pursuant to the requirements of the New York Stock Exchange. At the special meeting, you will be asked to consider and vote on the Share Issuance Proposal to approve the share issuance to Gamesys shareholders and the possible share or warrant issuance to GLPI. You will also be asked to consider and vote on a proposal to approve and adopt the Bally’s Employee Stock Purchase Plan, which we refer to as the ESPP Proposal.
As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement. If any other matters properly come before the special meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of our Board of Directors or, if no recommendation is given, in their own discretion.
Record Date; Shares Outstanding and Entitled to Vote
The close of business on May 17, 2021, has been fixed as the record date for determining those Bally’s shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. As of the close of business on the record date for the special meeting, there were 42,452,582 shares of Bally’s common stock outstanding and entitled to vote, held by approximately 252 holders of record. Each share of Bally’s common stock entitles its holder to one vote at the special meeting on all matters properly presented at the meeting.
Quorum
A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist at the special meeting if one-third of the votes entitled to be cast is represented online or by proxy. Votes to abstain are treated as votes that are represented at the special meeting for purposes of determining whether a quorum exists.

Vote Required
Approval of each of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether online or by proxy, provided that a quorum is present. Under the rules of the New York Stock Exchange, an abstention is effectively treated as a vote cast against the Share Issuance Proposal and the ESPP Proposal. However, abstentions will not be considered in determining whether the Adjournment Proposal is approved. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online by ballot at the special meeting will have no effect on the outcome of the votes for such items.
The approval of the Share Issuance Proposal is required for Bally’s to issue in connection with the Acquisition. If the Share Issuance Proposal is not approved, the Acquisition may not be completed.
Common Stock Ownership of Directors and Executive Officers
As of the record date, our directors and executive officers held an aggregate of approximately 26.3% of the shares of Bally’s common stock entitled to vote at the special meeting, which represents approximately 26.3% of the voting power necessary to approve the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal (assuming the vote online or by proxy of all outstanding shares of common stock). Bally’s currently expects that Bally’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal. Each of the Company’s directors and our Chief Executive Officer and Chief Financial Officer agreed to vote shares beneficially owned by them in favor of the Share Issuance Proposal.
How to Vote Your Shares
Shareholders of record may submit a proxy by telephone, via the Internet or by mail, or they may vote by virtually attending the special meeting and voting online.
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Submitting a Proxy by Telephone: You may submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on the day before the meeting date by calling 1-800-690-6903 on a touch-tone telephone and following the menu instructions provided. There is no charge for this call if made from the United States. You should have the proxy card for reference when initiating the process, as you will be required to enter the unique voter control number imprinted thereon. If you submit a proxy by telephone, you do not need to return your proxy card.

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Submitting a Proxy via the Internet: You may submit a proxy via the Internet until 11:59 p.m. Eastern Time on the day before the meeting date by accessing the website listed on your proxy card and following the instructions you will find on the website. As with telephone proxy submission, you should have the proxy card for reference when initiating the process, as you will be required to enter the unique voter control number imprinted thereon. If you submit a proxy via the Internet, you do not need to return your proxy card.

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Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

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Virtually attending the Special Meeting: To vote online during the special meeting, you must be logged in and registered to virtually attend the special meeting and cast your vote before the announcement of the close of voting during the special meeting. You are entitled to virtually attend the special meeting only if you were a stockholder of the Company as of the close of business on the record date.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the shareholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the shareholder of record of your shares is a broker, bank or other nominee and you wish to vote online at the special meeting, you must request a legal proxy from the broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote
If you are the shareholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the special meeting by:
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sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to Bally’s Secretary at Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903, Attention: Secretary;

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submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the special meeting; or

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attending the special meeting and voting online.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:
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submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee; or

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attending the special meeting and voting online, if you have obtained a valid proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. See the section entitled “— How to Vote Your Shares” above for information regarding certain voting deadlines.
Counting Your Vote
All properly executed proxies delivered and not properly revoked will be voted at the special meeting as specified in such proxies. If you provide specific voting instructions, your shares of Bally’s common stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the Share Issuance Proposal, the ESPP Proposal and the Adjournment Proposal.
Proxies solicited may be voted only at the special meeting and any adjournment or postponement of the special meeting and will not be used for any other meeting.
Solicitation of Proxies
The total expense of this solicitation will be borne by Bally’s, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the special meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other selected employees of Bally’s, who will receive no additional compensation for their services.
Adjournment and Postponement
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by Bally’s in which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Independent Accountants
Representatives of Deloitte & Touche LLP, Bally’s independent registered public accounting firm, are not expected to be present at the special meeting and accordingly will not make any statement or be available to respond to any questions.

Recommendation of Our Board of Directors
Based on our reasons for the recommendations discussed below in the sections entitled “Information About the Gamesys Acquisition — Reasons for the Gamesys Acquisition” and “Proposal No. 1 — Share Issuance Proposal,” the Board of Directors of Bally’s has unanimously determined that the Acquisition is advisable and in the best interests of Bally’s and its shareholders and, subject to the approval of the Share Issuance Proposal by Bally’s shareholders, authorized and approved the issuance of Bally’s common stock to Gamesys shareholders and to GLPI in connection with the Acquisition. Based on our reasons for the recommendations discussed below in the section entitled “Proposal No. 2 — ESPP Proposal” the Board of Directors of Bally’s has unanimously determined that creation of the ESPP is advisable and in the best interests of the Bally’s and its shareholders. The Board therefore unanimously recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal.

INFORMATION ABOUT THE GAMESYS ACQUISITION
The following summary describes certain material terms of, and documents and agreements related to, the Acquisition, the Scheme Document and the Cooperation Agreement. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Acquisition and related matters.
Overview of the Acquisition
Under the terms of the Acquisition, Gamesys shareholders will be entitled to receive 1,850 pence in cash (the “Cash Offer”) for each share of Gamesys or, under a share alternative, Gamesys shareholders will be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration which they would otherwise be entitled to receive under the terms of the Acquisition at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share (the “Share Alternative”). It is intended that the Acquisition will be effected by Bally’s directly or with or through Premier Entertainment, and that the Acquisition will be implemented by means of a court-sanctioned scheme of arrangement between Gamesys and Gamesys shareholders under Part 26 of the UK Companies Act 2006. In connection with the Acquisition, Bally’s and Gamesys entered into a Cooperation Agreement that governs certain obligations of the parties with respect to the Acquisition.
In addition to the consideration payable in connection with the Acquisition, the Gamesys board of directors has proposed a final dividend in respect of the year ended December 31, 2020 of 28 pence per Gamesys share, for payment to Gamesys shareholders on Gamesys’ register of shareholders at close of business on May 14, 2021, which equates to an aggregate of £30.7 million based on Gamesys’ issued share capital as of May 14, 2021 (being the record date for the final dividend) (the “Gamesys Final Dividend”) for approval by Gamesys shareholders at the Gamesys 2021 annual general meeting (expected to be held on June 10, 2021). If the Acquisition has not completed before the Gamesys ex-dividend date of September 9, 2021, the Gamesys board of directors reserves the right to declare an interim dividend for the six months ended June 30, 2021 of an aggregate amount of up to £16.4 million, which based on Gamesys’ issued share capital as of April 12, 2021 (being the last practicable date prior to the date of the Rule 2.7 Announcement) would equate to a dividend of up to 15 pence per Gamesys share (the “Second Gamesys Interim Dividend”).
The Cash Offer, including the Gamesys Final Dividend, represents a premium of:
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approximately 14.4% to the closing price per Gamesys ordinary share of 1,642 pence on March 23, 2021 (being the last business day before the announcement, made under the Rule 2.4 of the Takeover Code, by Bally’s and Gamesys of the terms of the possible Acquisition);

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approximately 41.2% to the closing price per Gamesys ordinary share of 1,330 pence on January 25, 2021 (being the last business day before Bally’s initial proposal to Gamesys dated January 26, 2021); and

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approximately 36.7% to the average closing price per Gamesys Share of 1,373 pence for the three-month period ended March 23, 2021 (being the last business day before the announcement, made under Rule 2.4 of Takeover Code, by Bally’s and Gamesys of the terms of the possible Acquisition) on a volume weighted average price basis.

Based on Bally’s closing share price on the New York Stock Exchange of $60.80 as at close of business on April 12, 2021 (being the latest practicable date prior to the Rule 2.7 Announcement), and the exchange rate of £1.374:$1 quoted by Bloomberg at 5:00 p.m. Eastern Standard Time on the same date, the Share Alternative valued each Gamesys share at 1,518 pence.
Based on Bally’s closing share price on the New York Stock Exchange of $58.03 and the exchange rate of $1:£1.4188, in each case at 5:00 p.m. on May 28, 2021, the Share Alternative valued each Gamesys share at 1,403 pence.

Bally’s has received irrevocable undertakings from certain Gamesys shareholders to elect for the Share Alternative representing, in aggregate, 25.6% of Gamesys’ issued share capital as of April 12, 2021, being the latest practicable date prior to the Rule 2.7 Announcement. The maximum cash consideration payable to Gamesys shareholders, if only the former Gamesys founders and Gamesys executives elect for the Share Alternative, would amount to approximately £1.6 billion.
The closing of the Acquisition is conditioned on the receipt of certain required foreign direct investment, gaming regulatory and other approvals. Additional conditions to the closing of the Acquisition are discussed further below in the sections entitled “— The Rule 2.7 Announcement and the Scheme of Arrangement —  Conditions to the Acquisition.”
A document setting out the particulars of the Scheme will be made available to Gamesys shareholders at around the same time as the mailing of this proxy statement. We refer to this document as the “Scheme Document.” The Acquisition is conditioned on, among other things: (1) approval by the requisite majorities of Gamesys shareholders at the court meeting and Gamesys shareholder meeting to be held in connection with the Scheme; (2) the Scheme becoming effective no later than April 13, 2022 (or such later date agreed by Bally’s, Bidco and Gamesys with, if required, the consent of the Panel and the High Court may allow); (3) approval of the Share Issuance Proposal by the requisite vote of Bally’s shareholders at the special meeting; (4) approval from Spanish foreign investment regulators (or confirmation that prior approval is not required); (5) receipt of relevant gaming regulatory consents and approvals in the UK and certain other jurisdictions in which Bally’s or Gamesys have licenses; and (6) the absence of a material adverse condition.
Information about Bally’s
Bally’s is listed on the New York Stock Exchange (NYSE) and our shares trade under the ticker symbol “BALY.”
Bally’s is a leading owner and operator of land-based casinos in the U.S. Bally’s currently owns and manages 13 properties; 12 casinos across eight states, a horse racetrack and 13 authorized off-track betting licenses in Colorado. With over 6,000 employees, Bally’s operations include 13,300 slot machines, 457 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, Indiana), Jumer’s Casino & Hotel (Rock Island, Illinois) and Tropicana Las Vegas Hotel and Casino (Las Vegas, Nevada), as well as the construction of a land-based casino near the Nittany Mall in State College, Pennsylvania, Bally’s will own and manage 16 casinos across 11 US states. Bally’s also maintains a multi-year market access partnership with Elite Casino Resorts through which it will provide mobile sports betting in Iowa, as well as a temporary sports wagering permit to conduct online sports betting in the Commonwealth of Virginia.
In November 2020, we announced that we had entered into a definitive agreement to acquire Bet.Works, a U.S. based, sports betting platform provider to operators in New Jersey, Iowa, Indiana and Colorado. As a result of acquiring Bet.Works’ proprietary technology stack and turnkey solutions, which include marketing, operations, customer service, risk management and compliance, we believe we will be positioned to become a leading, full-service, vertically integrated sports betting and iGaming company in the U.S. with physical casinos and online gaming solutions united under a single, leading brand, thus enabling us to launch our B2B2C business model.
In November 2020, we announced a long-term strategic partnership with Sinclair Broadcast Group that combines our vertically-integrated, proprietary sports betting technology and expansive market access footprint with Sinclair’s portfolio of local broadcast television stations and live regional sports networks, the STIRR streaming service, the Tennis Channel and digital and over-the-air television network Stadium.
Bally’s recent acquisitions of Monkey Knife Fight and SportCaller provide us with digital/interactive footprints, provide access to the potentially lucrative interactive mobile sports betting and iGaming markets and diversify Bally’s from a financial standpoint.
In addition, on April 13, 2021, Bally’s agreed to purchase the Tropicana Las Vegas, Nevada casino from GLPI, a publicly traded gaming-focused real estate investment trust. Bally’s estimates the transaction to be valued at approximately $300 million. The purchase price for the Tropicana property’s non-land assets is $150 million. In addition, Bally’s has agreed to lease the land underlying the Tropicana property from

GLPI for an initial term of 50 years at annual rent of $10.5 million, subject to increase over time. Bally’s and GLPI will also enter into a sale-and-leaseback transaction relating to Bally’s Black Hawk, CO and Rock Island, IL casino properties for a cash purchase price of $150 million payable by GLPI. The lease will have initial annual fixed rent of $12 million, subject to increase over time. Bally’s and GLPI have agreed to use commercially reasonable efforts to negotiate and enter into definitive documents with respect to these transactions as promptly as practicable in order to fully reflect the contemplated terms.
Bally’s aims to continue to grow the business by actively pursuing the acquisition and development of new gaming opportunities and reinvesting in existing operations. We believe that interactive gaming, including mobile sports betting and iGaming represents a significant strategic opportunity for future growth. In addition, we seek to increase revenues at our brick and mortar casinos through enhancing the guest experience by providing popular games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service.
Our principal executive offices are located at 100 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 475-8474.
Information about Bidco
Bidco is a newly-incorporated Delaware company and an indirect subsidiary of Bally’s. Bidco has been formed at the direction of Bally’s for the purposes of implementing the Acquisition together with Bally’s. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Acquisition.
The address of Bidco’s principal executive office is c/o Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903, and its telephone number is (401) 475-8474.
Information about Gamesys
Gamesys is listed on the premium listing segment of the Main Market of the London Stock Exchange under the ticker symbol “GYS” and is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys currently offers bingo and casino games to its players using brands which include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognizable brands that deliver best-in-class player experience and gaming content.
As a leading international online gaming operator, Gamesys’ market position and diverse customer base (both geographically and demographically) positions Gamesys strongly against its competitors in addition to providing Gamesys with significant opportunities to deliver further growth. Gamesys’ core brands have historically demonstrated significant rates of customer retention, achieved through a combination of Gamesys’ diverse and engaging range of tailored content, strong customer relationship management and player engagement capabilities and its multi-brand strategy, which enables Gamesys to offer players a bespoke proposition catering for different player demographics and styles of play, as well as providing Gamesys with cross-marketing opportunities to improve the ultimate value derived from players.
Gamesys is well-capitalized and has demonstrated a strong track record of cash generation, with operating cash flow of £214.4 million for the year ended December 31, 2020. During the same period, Gamesys achieved annual revenues of £727.7 million (representing growth on a pro forma basis of 29% compared to 2019) and an adjusted EBITDA of £206.2 million (representing growth on a pro forma basis of 30% compared to 2019).
The address of Gamesys’ principal executive office is 10 Piccadilly, London, W1J 0DD, United Kingdom, and its telephone number is +44 (0) 20 7478 8150.
Background of the Acquisition
Bally’s continued to expand its land-based gaming footprint through six acquisitions completed or announced in 2020 and early 2021 despite the COVID-19 pandemic. Bally’s also took substantial steps toward its objective of becoming a leading omnichannel provider of land-based gaming and interactive entertainment through rebranding its business, its strategic partnership with Sinclair Broadcast Group and acquisitions of interactive businesses, including Bet.Works, Monkey Knife Fight and SportCaller. Bally’s also engaged in preliminary discussions from time to time about possible ways Bally’s and Gamesys might work together.
In October 2020, a representative of Deutsche Bank introduced Lee Fenton, chief executive officer of Gamesys, and Soohyung Kim, Bally’s Chairman, after which Messrs. Fenton and Kim had preliminary discussions regarding potential transactions.
On December 3 and again on December 15, 2020, Mr. Fenton, Neil Goulden, Gamesys’ non-executive chairman, Mr. Kim and Adi Dhandhania, Bally’s senior vice president of strategy and interactive, held remote meetings in which they discussed potential transactions. On December 22, 2020, the parties’ executive management teams, led by Messrs. Fenton and Dhandhania, presented their respective businesses to each other.
On January 2, 2021, Bally’s and Gamesys entered into a confidentiality agreement, following which they shared financial and other information. On January 25, 2021, the Bally’s Board met to consider a potential transaction involving Gamesys, in which the Bally’s Board authorized Bally’s to make a non-binding proposal by which Bally’s would acquire Gamesys at an overall value (after debt) of $2.7 billion, which represented a premium of 27.8% to the closing Gamesys share price on that date. The non-binding proposal also included a share alternative at a nil premium basis for Gamesys shareholders who wished to invest in the combined group. The proposal and a process for continued due diligence were memorialized in a letter from Mr. Kim to Mr. Goulden sent on January 20, 2021.
Bally’s was granted access to an online datasite established by Gamesys on February 6, 2021 and Bally’s and its advisors conducted due diligence on Gamesys through April 2021. Gamesys conducted reciprocal due diligence during this period.
The Bally’s Board met on March 20, 2021, at which time the Bally’s Board authorized revised transaction terms pursuant to which Gamesys shareholders would be entitled to receive $26.18 in cash or 0.343 new Bally’s shares for each Gamesys share. The revised proposal was communicated to Gamesys later that day.
On March 21, 2021, representatives of Gamesys indicated to representatives of Bally’s that Gamesys would be willing to advance discussions based on the revised proposal.
From March 21 through March 23, 2021, representatives of Bally’s and Gamesys continued due diligence and worked on a potential announcement of an agreement in principle, which was released on March 24, 2021.
From March 25 through April 13, 2021, representatives of Bally’s and Gamesys continued to work on the possible transaction, including due diligence and the development of transaction terms and documentation. The primary points of negotiation related to the scope of the regulatory conditions to closing, the nature of the parties’ cooperation requirements regarding regulatory matters, the treatment of Gamesys’ employee equity plans, the respective rights of the parties to terminate the transaction and covenants relating to the conduct of each parties’ business prior to closing of the transaction.
On April 8 and April 11, 2021, Bally’s Board met with representatives of Bally’s management, Jones Day and Deutsche Bank to consider the results of Bally’s due diligence reviews and potential terms of the transaction and associated documentation. Among other matters, representatives of Jones Day outlined the definitive documentation related to the Acquisition, reviewed the directors’ fiduciary duties and discussed U.S. and U.K. requirements applicable to the Acquisition. Representatives of Deutsche Bank discussed the potential transaction with the Bally’s Board, which discussion included a review of financing plans.
At its April 11 meeting, the Bally’s Board unanimously determined that the proposed transaction was advisable and in the best interests of Bally’s and Bally’s shareholders and approved the publication of the Rule 2.7 Announcement and entry into the transaction documents, as well as the financing arrangements and related matters. The Gamesys board of directors unanimously had approved these matters the previous day.
Representatives of the parties finalized the documentation and shareholder communications during the period from April 11 to April 13, 2021 and, prior to the opening of trading of Gamesys’ shares on the LSE on April 13, 2021, Bally’s and Gamesys executed the Cooperation Agreement and Bally’s published the Rule 2.7 Announcement.
On April 20, 2021, Bally’s announced the completion of an underwritten public offering of 12.65 million common shares at $55.00 per share and $50 million of common stock in a private sale to Sinclair Broadcast Group at the same price. Bally’s escrowed $671.4 million of the net proceeds of the offering, reducing the previously arranged bridge term loan facilities by the escrowed amount. See “Information About the Gamesys Acquisition — Financing.”
Recommendation of Bally’s Board of Directors
The Bally’s Board unanimously recommends that shareholders vote “FOR” the Share Issuance Proposal.
Reasons for the Acquisition
Bally’s believes that the online gambling and sports betting sector has excellent growth prospects as favorable regulatory progress leads to the opening of new sports betting and iGaming markets. This opportunity is reflected in industry analysts estimating a potential total addressable market size in excess of $45 billion in the U.S. Bally’s believes that having a combination of both proven, developed technology and land-based platforms across key U.S. states, with global brands, existing customer bases and complementary product offerings will be key to taking advantage of these growth opportunities. These strategic considerations and the following specific factors were taken into consideration by the Bally’s Board in connection with its approval of the Acquisition and recommendation that Bally’s shareholders approve the share issuance:
•
the Acquisition would accelerate Bally’s long-term growth strategy, the objective of which is to become a leading omni-channel U.S. gaming company with a B2B2C business;

•
Gamesys’ existing platform was expected to benefit from Bally’s fast-growing land-based and online platform in the U.S., providing market access through Bally’s operations in key states as nascent iGaming and sports betting opportunities develop;

•
Bally’s would benefit from Gamesys’ proven technology platform, expertise and experienced management team. Gamesys iGaming offerings, integrated with Bally’s online sports betting platform via its pending Bet.Works acquisition and media partnership with Sinclair Broadcast Group, was expected to place the Combined Group in a strong position to capitalize on the quickly developing U.S. online market;

•
the Acquisition would create a broad portfolio of omni-channel cross-selling opportunities with land-based gaming, online sports betting, iCasino, poker, bingo, daily fantasy sports and free-to-play games;

•
the Acquisition would create significant value for Bally’s by bringing in-house a technology platform to further build out iGaming offerings and create a unified player development database;

•
the combined group is expected to be highly cash flow generative, enabling it to pursue growth opportunities through reinvestment and strategic M&A; and

•
the combined group will be committed to responsible gaming and industry leadership in environmental, social and corporate governance efforts, including targeting carbon neutrality and good corporate governance.

In the course of its consideration of the Acquisition and related transactions, the Bally’s Board also considered a variety of risks and potentially negative factors, including the following:
•
the need to raise significant funds to finance the transaction and refinance Bally’s and Gamesys debt;

•
risks relating to the integration of Gamesys with the business and operations of Bally’s, including as a result of Gamesys’ operations outside the United States, the transition to a global management structure and the fact that strategic benefits anticipated from the transaction might not be realized or might take longer to be realized than anticipated;

•
the risk of diverting Bally’s and Gamesys’ management focus and resources from operational matters and other strategic opportunities while working to complete the Acquisition and integrate Gamesys and Bally’s;

•
the risk one or more of the conditions to the parties’ obligations to complete the Acquisition will not be satisfied or waived which, while not expected, could cause the Acquisition not to be completed;

•
the requirement that Bally’s, in general, conduct its business substantially in the ordinary course of business in the period between signing and closing, subject to specific limitations and exceptions, which could delay or prevent Bally’s from undertaking business opportunities that may arise prior to the completion of the Acquisition and related transactions; and

•
risks of the type and nature described under the section entitled “Risk Factors — Risks Relating to the Acquisition.”

The Bally’s Board determined that, balancing the positive and negative considerations involved in the potential transaction, the potential benefits of the Acquisition outweighed its risks and uncertainties.
The foregoing discussion of factors considered by the Bally’s Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the Acquisition, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Bally’s Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Bally’s Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Instead, the Bally’s Board based its recommendation on the totality of the information presented.
This discussion of Bally’s reasons for the Proposed Acquisition is forward-looking in nature and should be read in light of the factors discussed in the sections of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors — Risks Relating to the Acquisition.”
The Rule 2.7 Announcement and the Scheme of Arrangement
Subject to the satisfaction or waiver, as applicable, of the conditions to the Acquisition, the Acquisition will be implemented by means of a court-sanctioned scheme of arrangement between Gamesys and Gamesys shareholders under Part 26 of the UK Companies Act 2006, as amended. The purpose of the Scheme is to provide for Bally’s and Bidco to acquire the entire issued and to be issued ordinary share capital of Gamesys.
Under the Scheme, the Acquisition is to be achieved by:
•
the transfer of all issued and to be issued Gamesys ordinary shares from the Gamesys shareholders to Bally’s and Bidco in consideration for which Gamesys shareholders will receive consideration on the basis set out in the Rule 2.7 Announcement and described in further detail in the Scheme Document; and

•
amendments to Gamesys’ articles of association to ensure that any Gamesys ordinary shares issued after the record time for the Scheme (other than to Bally’s or Bidco) will automatically be acquired by Bally’s or Bidco on the same terms as the Acquisition (other than terms as to timing, formalities and the ability to make an election under the Share Alternative).

Upon the Scheme becoming effective, it will be binding on all Gamesys shareholders (including any Gamesys shareholders who did not vote to approve the Scheme or who voted against the Scheme at the meeting of Gamesys shareholders convened pursuant to an order by the High Court), and share certificates in respect of Gamesys ordinary shares will cease to be valid and entitlements to Gamesys shares held within the CREST system will be cancelled. After the Gamesys shares are delisted from the London Stock Exchange, Bidco intends to re-register Gamesys as a private limited company in England and Wales.
The Scheme is governed by English law and is subject to the exclusive jurisdiction of the English courts. The rules of the Takeover Code also apply to the Scheme.

Conditions to the Acquisition
The Acquisition will become effective only if, among other things, the following events occur on or before 11:59 p.m. (London time) on April 13, 2022, or such time and/or later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)):
•
the approval of the Scheme by a majority in number of Gamesys shareholders present and voting, either in person or by proxy, at the Gamesys shareholder meeting to be convened pursuant to an order of the High Court pursuant to the UK Companies Act 2006 (excluding shares held by Bally’s, if any) which majority represents at least 75% in value of the Gamesys shares held by such Gamesys shareholders;

•
the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority or majorities at the general meeting of Gamesys shareholders;

•
each of (a) the meeting of Gamesys shareholders convened pursuant to an order by the High Court, (b) the general meeting of Gamesys shareholders, and (c) the hearing of the High Court seeking an order sanctioning the Scheme, being held on or before the 22nd day after the expected date for each such meeting or hearing, respectively, as set out in the Scheme Document or, in any such case, such later date as Bally’s or Bidco and Gamesys may agree and, if required, the High Court may allow;

•
the sanction of the Scheme by the High Court (with or without modification but subject to any modification being on terms acceptable to Gamesys and Bally’s or Bidco);

•
the delivery of a copy of the order of the High Court sanctioning the Scheme to the Registrar of Companies in England and Wales;

•
the UK Financial Conduct Authority having approved the UK Prospectus;

•
the Share Issuance Proposal being duly approved;

•
approval of the shares issued pursuant to the Share Issuance Proposal for listing on the NYSE, subject to official notice of issuance; and

•
certain foreign direct investment and regulatory approvals, including relevant gaming regulatory consents and approvals in the UK and certain other jurisdictions in which Bally’s or Gamesys have licenses.

The Scheme will lapse if it does not become effective by April 13, 2022, or such later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)).
The Cooperation Agreement
On April 13, 2021, in connection with the Acquisition, Bally’s entered into a Cooperation Agreement with Gamesys pursuant to which both parties agreed to cooperate for the purpose of obtaining the regulatory and other clearances necessary for the Acquisition and preparing the Scheme Document, this proxy statement and the UK Prospectus.
Regulatory Undertakings
Pursuant to the Cooperation Agreement, Bally’s is required to use its reasonable endeavors to obtain the regulatory and other clearances in sufficient time to enable the Acquisition to become effective by April 13, 2022, or such later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)), and to submit to the relevant authorities any filings, notifications or submission as are necessary as soon as reasonably practicable after the signing of the Cooperation Agreement and within any applicable mandatory time period. Bally’s and Gamesys also agreed to provide each other with such information and assistance as each may reasonably require for the purpose of obtaining all such clearances and making any submission, filing or notification to any regulatory authority. Neither Bally’s nor Gamesys is required by the Cooperation Agreement to divest, sell or otherwise dispose of any of its existing assets or businesses.

Undertakings Concerning Stockholder Approval, the Scheme Document and the UK Prospectus
Under the Cooperation Agreement, Bally’s agreed to take certain actions with regard to receipt of the requisite approval from Bally’s stockholders in connection with the Acquisition. Bally’s will use its reasonable endeavors to ensure that this proxy statement is filed, dispatched and published and the UK Prospectus is published (subject to approval from the SEC and the FCA, respectively, to do the same) in accordance with the timetable agreed between the parties in writing from time to time and in any event in sufficient time, subject to the satisfaction of the conditions to the Acquisition, to enable completion of the Acquisition to occur by April 13, 2022, or such later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)).
Additionally, Bally’s and Bidco agreed to provide to Gamesys, as promptly as reasonably practicable, all such information about Bally’s and Bidco as may be reasonably required for inclusion in the Scheme Document or any and any other document required by the Takeover Code or other applicable law to be published in connection with the Acquisition, and to procure that the Board of Directors of Bally’s and of Bidco accept responsibility for all information in the Scheme Document relating to Bally’s and Bidco (as applicable), other subsidiaries of Bally’s and, among others, their respective directors and persons acting in concert with them, in the terms required by the Takeover Code.
Termination of the Cooperation Agreement
The Cooperation Agreement will terminate in certain circumstances including, among other things:
•
if agreed in writing between Bally’s and Gamesys;

•
if the Scheme has not become effective (or, if the Acquisition is implemented by a Takeover Offer, the Takeover Offer does not become unconditional) by April 13, 2022, or such later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the High Court may approve (if such approval(s) are required)); or

•
upon written notice by either Bally’s or Gamesys to the other party if:

•
Bally’s decides, without the consent of Gamesys, to implement the Acquisition by way of a Takeover Offer;

•
the Scheme or the necessary resolutions of Gamesys shareholders (as applicable) are not approved by the requisite majorities of Gamesys shareholders, or the High Court refuses to sanction the Scheme, and, in each case, Gamesys does not consent within two business days of Bally’s request to implement the Acquisition as a Takeover Offer;

•
the Share Issuance Proposal is not approved by the requisite majority of Bally’s shareholders;

•
the Gamesys board of directors or the Bally’s Board of Directors (as applicable) announce their intention to:

•
withdraw or adversely qualify or modify their recommendation of the Acquisition or decline to implement the Scheme;

•
not convene or not timely convene (a) the general meeting of the Gamesys shareholders, (b) the meeting of Gamesys shareholders to be convened by the High Court or (c) the meeting of Bally’s shareholders contemplated by this proxy statement; or

•
not post the Scheme Document or this proxy statement;

•
a competing transaction is either recommended by the Gamesys board of directors or completes, becomes effective or is declared or becomes unconditional in all respects.

•
Bally’s has the right to terminate the Cooperation Agreement if: (1) the general meeting of the Gamesys shareholders, the meeting of Gamesys shareholders to be convened by the High Court and the hearing of the High Court seeking an order sanctioning the Scheme is/are not held on or before the 22nd day after the expected date of such meeting or hearing as may be set out in the Scheme Document (or such later date as may be agreed between the parties); (2) the Gamesys Board withdraws, qualifies or adversely modifies its recommendation of the Combination; (3) after approval of the Scheme or the resolutions to be proposed at the general meeting of the Gamesys shareholders, other than where Bally’s (with the consent of Gamesys) switch the Combination to a Takeover Offer but without prejudice to Bally’s rights to terminate the Cooperation Agreement under any other provision of the Cooperation Agreement, the Gamesys directors announce that they will not implement the Scheme; (4) the Scheme Document does not include the Gamesys Board’s recommendation to Gamesys Shareholders to vote in favor of the Scheme and the resolutions to be proposed at the Gamesys general meeting of the Gamesys shareholders; or (5) a competing transaction is either recommended by the Gamesys Board or completes, becomes effective or is declared or becomes unconditional in all respects.
Change in Acquisition Structure
The Cooperation Agreement records Bally’s and Gamesys’ intention to implement the Acquisition by way of a Scheme, subject to the ability of Bally’s to implement the Acquisition by way of a takeover offer, as defined in Chapter 3 of Part 28 of the UK Companies Act 2006, in certain circumstances (a “Takeover Offer”).
Each of Bally’s and Bidco reserve the right to elect (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, in its or their absolute discretion.
In such event, the Acquisition will be implemented on substantially the same terms subject to appropriate amendments, including (without limitation) an acceptance condition set at 90% (or such less percentage, being more than 50%, as Bally’s or Bidco may decide) of the shares to which such offer relates, so far as applicable, as those which would apply to the Scheme.
If the Acquisition is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Bally’s intends that: (i) applications would be made to the London Stock Exchange for the cancellation of trading of the Gamesys ordinary shares on the London Stock Exchange’s market for listed securities and to the UK Financial Conduct Authority for the cancellation of the listing of Gamesys ordinary shares on the Official List of the UK Financial Conduct Authority, and (ii) to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining Gamesys ordinary shares in respect of which the Takeover Offer has not been accepted.
Interim Operations
Pending completion of the Acquisition, Bally’s agreed to certain restrictions on its business. Subject to certain exceptions, prior to the closing date of the Acquisition Bally’s will not (1) consolidate, sub-divide or reclassify any of its shares, unless Bally’s makes proper provision for any such reclassification to apply equally to the New Bally’s Shares; (2) cancel its listing on the New York Stock Exchange; (3) amend its constitutional documents in any manner that would distinguish between Bally’s shares issued before the completion of the Acquisition and New Bally’s Shares; (4) authorize, declare or pay any dividend or other distribution on or with respect to its shares (whether in cash, assets, shares or other securities), unless Bally’s makes proper provision so that such distribution attaches to and is paid on the New Bally’s Shares following their issue; or (5) agree to do any of the foregoing (as applicable), whether conditionally or unconditionally where, in each case, such action would have a material adverse impact on the market value of, or rights attaching to, the New Bally’s Shares.
Corporate Governance
It is intended that upon completion of the Acquisition, Gamesys’ Chief Executive Officer, Lee Fenton, will become the Chief Executive Officer of Bally’s and join the Bally’s Board of Directors and that Robeson Reeves, Gamesys’ Chief Operating Officer, and Jim Ryan, a non-executive director of Gamesys, will join Bally’s Board of Directors. It is also intended that Bally’s Chief Executive Officer, George Papanier, will remain a member of the Bally’s Board of Directors and the senior executive running Bally’s retail casino business.
Financing
The following is a summary of selected provisions of the Bridge Commitment and the GLPI Commitment Letter, each as defined below. While we believe this description covers the material terms of the Bridge Commitment and the GLPI Commitment Letter, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Bridge Commitment and the GLPI Commitment Letter which were attached as exhibits 10.1 and 10.2 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities and Exchange Commission on April 13, 2021, and are incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 71. We urge you to read the Bridge Commitment and the GLPI Commitment Letter carefully and in their entirety.
We have obtained a binding commitment pursuant to a commitment letter and an interim facilities agreement from Deutsche Bank AG, London Branch, Goldman Sachs Bank USA, Barclays Bank PLC, Citizens Bank, National Association, Truist Bank, Truist Securities, Inc., Capital One, National Association and Fifth Third Bank, National Association to provide fully committed bridge term loan facilities up to £1,435.0 million and €336.0 million (collectively, the “Bridge Commitment”) to fund the Acquisition. The £1,435.0 million commitment was subsequently reduced to £949,537,111.29 in accordance with the terms of the commitment letter following the deposit into escrow arrangements of certain proceeds from our equity offerings. The availability of the borrowings under the commitment letter (or if the commitments under the commitment letter are not funded on the closing date, the interim facilities agreement) are subject to the satisfaction of certain customary conditions for the financing of an acquisition of a public company formed under the laws of England and Wales. The Bridge Commitment may be further reduced by receipt of proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company or Premier Entertainment to finance the Acquisition that are deposited into escrow. The Company expects to reduce the bridge financings, possibly to zero, prior to closing, but there can be no assurance that will occur.
We have also entered into the GLPI Commitment Letter pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500 million at a price per share based on the volume-weighted average price of Bally’s common stock for the 20 consecutive trading days ending on the trading day immediately preceding the date on which Bally’s requests the funding of the GLPI Commitment from GLPI. Any equity raise by Bally’s in excess of $850 million will reduce the GLPI commitment on a dollar-for-dollar basis. If GLPI elects to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants, in the full amount of the GLPI Commitment, we would expect to issue approximately 9.4 million shares of our common stock to GLPI based on a per-share price of $53.39, the closing price of Bally’s common stock on May 17, 2021, representing 18.1% of the outstanding stock prior to the issuance of shares to Gamesys shareholders as consideration under the Acquisition.
We may use the proceeds to fund a portion of the aggregate cash consideration for the Acquisition, acquisition costs and fees and expenses incurred by us and our affiliated entities related to the Acquisition, or to refinance the existing indebtedness of Gamesys. The GLPI Commitment contemplates that Bally’s and GLPI will effect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI. If GLPI elects to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants, in the full amount of the GLPI Commitment, the common stock or warrants to be issued to GLPI will represent voting power in excess of 20% of the number of shares of our common stock outstanding before the issuance.
In lieu of the Bridge Commitment and the GLPI Commitment, we may pursue one or more offerings of private placements of debt or equity securities, sale and leaseback transactions and/or bank financings, in each case, to finance the Acquisition (including the refinancing of existing indebtedness of Gamesys) and/or refinance our existing credit facilities and senior unsecured notes.
No Dissenters’ Rights
None of our shareholders will be entitled to exercise dissenters’ rights or to demand payment for his, her or its shares of Bally’s common stock in connection with the Acquisition.
Material United States Federal Income Tax Consequences
Our shareholders will not realize gain or loss in connection with the Acquisition with respect to their shares of Bally’s common stock.

Accounting Treatment
We prepare our financial statements in accordance with U.S. GAAP. the Acquisition will be accounted for as a business combination using the acquisition method of accounting with Bally’s being treated as the acquirer. the Acquisition will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the completion of the Acquisition, will be revised as information becomes available upon completion of the Acquisition and finalization of the valuation of Gamesys’ assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Gamesys as of the closing date of the Acquisition.
Voting and Support Agreements and Irrevocable Undertakings
Bally’s and Gamesys entered into a voting and support agreement pursuant to which the following Bally’s directors and officers (and certain of their connected persons) agreed to vote in favor of the Share Issuance Proposal in respect of their beneficial and of record holdings of Bally’s shares amounting, in aggregate, to 801,917 Bally’s shares (representing 1.9% of the outstanding Bally’s shares as of May 17, 2021): Patricia Capp, Stephen Capp, Terrence Downey, Craig Eaton, George Papanier, Julie Papanier, Jaymin Patel, Jeffrey Rollins and Wanda Wilson.
Bally’s and Gamesys also entered into a voting and support agreement with Standard RI Ltd., pursuant to which Standard RI Ltd. has irrevocably undertaken to vote in favor of the Share Issuance Proposal in respect of its shareholding of 8,821,314 Bally’s shares and to use its best efforts to cause Standard RI SPV LLC to vote in favor of the Share Issuance Proposal in respect of its holding of 1,520,755 Bally’s shares (together representing approximately 24.36% of the outstanding Bally’s shares as of May 17, 2021).
Bally’s and Bidco have received irrevocable undertakings from the directors of Gamesys who hold Gamesys shares and certain other Gamesys shareholders to vote, or procure the vote, in favor of the Scheme at the meeting of Gamesys shareholders convened pursuant to an order by the High Court and the general meeting of Gamesys shareholders, in respect of their entire beneficial holdings (and those of certain of their close relatives and related trusts), or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer. Such holders beneficially own 33.3% of Gamesys issued ordinary share capital at close of business on April 12, 2021, being the latest practicable date prior to the Rule 2.7 Announcement.
In addition, certain directors of Gamesys and certain Gamesys shareholders agreed to elect for the Share Alternative for all Gamesys common shares they beneficially own, collectively representing 25.6% of Gamesys’ issued ordinary share capital at close of business on April 12, 2021, being the latest practicable date prior to the Rule 2.7 Announcement.
The undertakings will lapse under certain conditions and certain events of termination contemplated in the Cooperation Agreement. The undertaking entered into by two Gamesys shareholders (Andrew Dixon and HG Vora Special Opportunities Master Fund Limited) will lapse if a third party makes a competing offer with a value per Gamesys share at least 5% higher than that being offered pursuant to the Acquisition and Bally’s does not match that offer within five business days. In such circumstances, Andrew Dixon’s obligations relating to the election for the Share Alternative will remain binding. All of other irrevocable undertakings remain binding even in event of a higher competing offer for Gamesys.
Regulatory Matters
General
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all.

Gaming Regulatory Matters
The completion of the Acquisition is conditional on the receipt of relevant gaming regulatory consents and approvals in the UK and certain other jurisdictions in which Bally’s or Gamesys have licenses. These consents and approvals may not be received at all, may not be received in a timely fashion and/or may contain conditions on the consummation of the Acquisition. In addition, these regulatory bodies may impose conditions on the granting of such approvals. Such conditions and the process of obtaining regulatory consents and approvals could have the effect of delaying consummation of the Acquisition or of imposing additional costs or limitations on Bally’s following the Acquisition.
Foreign Direct Investment Matters
The completion of the Acquisition is conditioned on the receipt of foreign direct investment clearance, or confirmation that such clearance is not required, in Spain. In addition, the closing of the Acquisition is conditioned upon any new or amended national security, public interest or foreign investment laws, rules or regulation (including the proposed National Security and Investment Act) becoming effective in the United Kingdom, after the Rule 2.7 Announcement, that make it a legal requirement to notify the Acquisition prior to the Acquisition closing, to any of (i) the relevant authority in the United Kingdom indicating that it has determined to approve the Acquisition; (ii) the relevant authority in the United Kingdom confirming in writing that notification is not a legal requirement; or (iii) all applicable review periods having expired or elapsed.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BALLY’S
The following selected consolidated financial data should be read together with the historical consolidated financial statements and the accompanying notes incorporated by reference in this proxy statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021. We have derived the following selected consolidated historical financial data from (1) our unaudited condensed consolidated financial statements as of March 31, 2021 and March 31 2020 and for the three months ended March 31, 2021 and March 31, 2020, which are incorporated by reference into this proxy statement and (2) our audited consolidated financial statements as of December 31, 2020 and December 31, 2019 and the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, which are incorporated by reference into this proxy statement, and our audited consolidated financial statements as of December 31, 2018, which are not incorporated by reference into this proxy statement. Our historical results are not necessarily indicative of results to be expected in any future period.
	Three Months Ended March 31,		Year Ended December 31,
(In thousands, except per share data)	2021(a)	2020(b)	2020(c)	2019(d)	2018(e)
Statement of Operations Data:
Total revenue	$192,266	$109,148	$372,792	$523,577	$437,537
Income (loss) from operations	29,474	(3,169)	(18,386)	114,626	120,649
Income (loss) before provision for income taxes	(15,535)	(14,542)	(74,811)	75,180	97,797
Net (loss) income	(10,705)	(8,878)	(5,487)	55,130	71,438
Net (loss) income applicable to common stockholders	(10,705)	(8,878)	(5,487)	55,130	72,078
Per Common Share Data:
Net (loss) income per share, basic	$(0.30)	(0.28)	$(0.18)	$1.46	$1.95
Net (loss) income per share, diluted	$(0.30)	(0.28)	$(0.18)	$1.46	$1.87
Cash dividends declared per share	$—	—	$0.10	$0.20	$—
Balance Sheet Data:
Cash and cash equivalents	$151,653	$361,591	$123,445	$182,581	$77,580
Total assets	2,138,800	1,215,323	1,929,855	1,021,887	782,352
Long-term debt, net of current portion	1,128,599	930,304	1,094,105	680,601	390,578
Total stockholders’ equity	454,697	171,019	326,598	211,411	298,660
Other Financial Data:
Adjusted EBITDA(f)	$52,475	$22,061	$70,402	$167,150	$165,697

(a)
Includes the results of Horses Mouth Limited d/b/a SportCaller and Fantasy Sports Shark, LLC d/b/a Monkey Knife Fight from the date of their acquisition on February 5, 2021 and March 23, 2021, respectively.

(b)
Includes the results of Black Hawk Casinos (includes the Golden Gates, Golden Gulch and Mardi Gras casinos from its date of acquisition on January 23, 2020.

(c)
Includes the results of IOC — Kansas City, Inc. and Rainbow Casino — Vicksburg Partnership, L.P. from the date of their acquisitions on July 1, 2020, the results of Bally’s Atlantic City from the date of its acquisition on November 18, 2020, and the results of Eldorado Resort Casino Shreveport from the date of its acquisition on December 23, 2020.

(d)
Includes the results of Dover Downs Gaming & Entertainment, Inc. (Dover Downs Hotel and Casino) from the date of its acquisition on March 28, 2019.

(e)
Includes the results of Twin River-Tiverton, LLC (Twin River Casino Hotel) from its opening on September 1, 2018 and the results of Premier Entertainment II, LLC (Newport Grand Casino) up until its closing on August 28, 2018.

(f)
“Adjusted EBITDA” is defined as earnings before interest expense, net of interest income, provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, expansion and pre-opening expenses, Newport Grand disposal loss, goodwill impairment, share-based compensation, rebranding, change in fair value of naming rights liabilities, gain on bargain purchases, professional and advisory fees associated with capital return program, credit agreement amendment expenses, storm related losses, net of insurance recoveries, pension withdrawal expense and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue. Below is a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented. For further discussion of Adjusted EBITDA and its limitations, see “Special Note Regarding Non-GAAP Financial Measures.”

	Three Months Ended March 31,		Year Ended December 31,
(In thousands)	2021	2020	2020(a)	2019(b)	2018(c)
Net (loss) income	$(10,705)	$(8,878)	$(5,487)	$55,130	$71,438
Interest expense, net of interest income	20,274	11,373	62,636	37,926	22,852
(Benefit) provision for income taxes	(4,830)	(5,664)	(69,324)	20,050	26,359
Depreciation and amortization	12,786	8,979	37,842	32,392	22,332
Non-operating income	(2,671)	—	—	(183)	—
Acquisition, integration and restructuring	12,258	1,786	13,257	12,168	6,844
Expansion and pre-opening expenses	603	—	921	—	2,678
Newport Grand disposal loss	—	—	—	—	6,514
Goodwill and asset impairment	—	8,708	8,659	—	—
Share-based compensation	4,483	5,542	17,706	3,826	(1,474)
Rebranding	913	—	792	—	—
Change in value of naming rights liability	27,406	—	57,660	—	—
Gain on bargain purchase	—	—	(63,871)	—	—
Professional and advisory fees associated with capital return program	—	(16)	(17)	3,510	—
CARES Act credit(1)	—	—	(3,928)	—	—
Credit Agreement amendment expenses(2)	714	239	810	2,915	493
Storm related losses, net of insurance recoveries(3)	(10,676)	(833)	14,095	(1,333)	—
Bet.Works and Sinclair(4)	1,355	—	1,248	—	—
Sports and iGaming Licensing(5)	386	—	226	—	—
Pension withdrawal expense(6)	—	—	—	—	3,698
Other(7)	179	875	(2,823)	749	3,963
Adjusted EBITDA	$52,475	$22,061	$70,402	$167,150	$165,697

(1)
Amount represents the Employee Retention Credit under the CARES Act which provides us with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.

(2)
Credit Agreement amendment expenses include costs associated with amendments made to our credit agreement.

(3)
Represents losses incurred from damage resulting from Hurricane Zeta at Hard Rock Biloxi in the fourth quarter of 2020 offset by insurance recovery proceeds received for a damaged roof at our Arapahoe Park racetrack and insurance recoveries associated with damage from Hurricane Nate at Hard Rock Biloxi for the respective periods.
(4)
Expenses incurred to establish the partnership with Sinclair and acquisition costs attributable to the pending Bet.Works acquisition in the fourth quarter of 2020.

(5)
Represents costs incurred to apply for and obtain sports and iGaming licenses in various jurisdictions.

(6)
Pension withdrawal expense represents the accrual for the New England Teamsters multi-employer pension plan withdrawal liability.

(7)
Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a former tenant in the Lincoln property and one of our former employees, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of our multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), and (v) costs incurred in connection with the implementation of a new human resources information system.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF GAMESYS
The following selected consolidated financial data of Gamesys as of and for the years ended December 31, 2020 and 2019 has been extracted without material adjustment from Gamesys’ audited consolidated financial statements, included elsewhere in this proxy statement, and the selected consolidated financial data for the fiscal year ended December 31, 2018 has been extracted without material adjustment from Gamesys’ unaudited financial statements as of December 31, 2018 included elsewhere in this proxy statement. Balance sheet data as of December 31, 2018 has been extracted from unaudited financial statements not included in this proxy statement. This summary should be read in conjunction with that information. The historical results presented here are not necessarily indicative of the results to be expected in the future or if the Acquisition is consummated.
Gamesys’ consolidated financial statements are prepared in accordance with IFRS whereas Bally’s consolidated financial statements are prepared in accordance with U.S. GAAP. In reviewing Gamesys’ consolidated financial statements, you should consider the fact IFRS differs from U.S. GAAP in a number of significant respects. See “IFRS and U.S. GAAP.”
	Years Ended December 31,
(In £ millions, except per share data)	2020	2019	2018
			(unaudited)
Statement of Comprehensive Income Data:
Revenue	727.7	415.1	308.2
Net income for the year before taxes from continuing operations	68.7	12.0	19.6
Net income for the year after taxes from continuing operations	67.2	9.1	19.1
Total comprehensive income for the year attributable to owners of the parent	60.1	1.9	13.6
Per Common Share Data:
Net income for the year per share, basic	61.8p	10.1p	19.3p
Net income for the year per share, diluted	61.5p	10.0p	19.1p
Dividend declared per share(a)	40.0p	—	—
Balance Sheet Data:
Cash	212.6	100.3	84.4
Total assets	1,265.5	1,211.5	645.9
Long-term debt	508.1	530.3	371.5
Total equity	519.4	464.8	219.1
Other Financial Data:
Adjusted EBITDA(b)	206.2	117.7	107.8

(a)
During the year ended December 31, 2020, Gamesys Group plc declared and paid an interim dividend of 12.0p per share. The Gamesys board of directors has proposed a final dividend in respect of the year ended December 31, 2020 of 28 pence per Gamesys share, for payment to Gamesys shareholders on Gamesys’ register of shareholders at close of business on May 14, 2021, which is subject to approval by Gamesys shareholders at the Gamesys 2021 annual general meeting (expected to be held on June 10, 2021).

(b)
“Adjusted EBITDA” is net income for the year after taxes from continuing operations before interest expense, net tax expense, amortisation and depreciation, impairment of purchase price intangibles, fair value adjustments on contingent consideration, severance costs, one-off tax charges, transaction related costs and foreign exchange (gain)/loss. Management believes that Adjusted EBITDA is an important indicator of the issuer’s ability to generate liquidity to service outstanding debt and uses this metric for such purpose. The exclusion of impairment of purchase price intangibles, fair value adjustments on contingent consideration, severance costs, one-off tax charges, transaction related costs and foreign exchange (gain)/loss eliminates items which management believes are either non-operational and/or non-routine. Below is a reconciliation of net income to Adjusted EBITDA for the periods presented:
	Year Ended December 31,
(In £ millions)	2020	2019	2018
Net income for the year after taxes from continuing operations	67.2	9.1	19.1
Interest expense, net(1)	24.7	22.7	22.5
Tax expense	1.5	2.9	0.5
Amortisation and depreciation	100.0	62.2	55.3
Impairment of purchase price intangibles	4.1	—	—
EBITDA	197.5	96.9	97.4
Severance costs	1.9	—	0.9
Fair value adjustments on contingent consideration	—	0.5	7.2
One-off tax charges	0.8	6.0	—
Transaction-related costs	1.8	15.8	1.9
Foreign exchange loss/(gain)	4.2	(1.5)	0.4
Adjusted EBITDA	206.2	117.7	107.8

(1)
Interest expense, net is comprised of interest income, interest expense and accretion on financial liabilities.

SELECTED UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL DATA
On July 1, 2020, we closed on the acquisition of the outstanding equity securities of each of IOC-Kansas City, Inc. (“Casino KC”) and Rainbow Casino-Vicksburg Partnership, L.P. (“Casino Vicksburg”) from Caesars Entertainment, Inc., formerly Eldorado Resorts, Inc. (“Caesars”), for an aggregate purchase price of $230 million in cash, subject to certain customary post-closing adjustments. On December 23, 2020, we closed on the acquisition of the outstanding equity securities of Eldorado Resort Casino Shreveport (“Shreveport”) from Caesars for a purchase price of $140 million in cash, subject to certain customary post-closing adjustments. On April 6, 2021, we completed the acquisition of the outstanding equity securities of MontBleu Resort Casino & Spa (“MontBleu” and together with Casino KC, Casino Vicksburg and Shreveport, the “Acquired Companies”) from Caesars for a purchase price of $15 million in cash, subject to certain customary post-closing adjustments.
On April 20, 2021, the Company announced the completion of its underwritten public offering of common stock (the “Common Stock Offering”). Bally’s issued a total of 12.65 million shares of common stock in the offering, which included 1.65 million shares pursuant to the full exercise of the underwriters’ over-allotment option. On April 20, 2021, the Corporation issued to affiliates of Sinclair Broadcast Group, Inc. (“Sinclair”) a warrant (the “Warrant”) to purchase 909,090 common shares for an aggregate purchase price of $50 million, the same price per share as the public offering price in the Common Stock Offering ($55.00 per share). The exercise price of the warrant is nominal, and its exercise is subject to, among other conditions, requisite gaming authority approvals. The Common Stock Offering and the Unregistered Sales of Equity Securities are collectively referred to as the “Equity Offerings”.
The following selected unaudited pro forma condensed combined financial data as of and for the three months ended March 31, 2021 and the year ended December 31, 2020 have been prepared to illustrate the effects of certain adjustments that are expected to have a continuing impact on our pro forma results of operations from the Acquisition, the acquisition of the Acquired Companies, the Bridge Commitment, the GLPI Commitment, the Equity Offerings and the other adjustments described in the unaudited pro forma condensed combined financial statements of Bally’s as of and for the three months ended March 31, 2021 and the year ended December 31, 2020, which were attached as Exhibit 99.1 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities and Exchange Commission on May 19, 2021, and are incorporated by reference into this proxy statement, as if each transaction had occurred on (a) January 1, 2020, in the case of the Unaudited Pro Forma Consolidated Statement of Operations Data, and (b) March 31, 2021, in the case of the Unaudited Pro Forma Consolidated Balance Sheet Data. Preparation of the unaudited pro forma condensed combined financial information is based on estimates and assumptions deemed appropriate by management, which are described more fully in the unaudited pro forma condensed combined financial statements incorporated by reference to this proxy statement.
In addition, the selected unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the Combined Group. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 7 of this proxy statement and “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended December 31, 2020. The following selected unaudited pro forma condensed combined financial information should be read in conjunction with “Selected Consolidated Historical Financial Data of Bally’s” and “Selected Consolidated Historical Financial Data of Gamesys” included elsewhere in this proxy statement and the unaudited pro forma condensed combined financial statements incorporated by reference to this proxy statement.

(In thousands) Pro Forma Income Statement of Operations Data	Pro Forma Three Months Ended March 31, 2021	Pro Forma Year Ended December 31, 2020
Revenues	$465,066	$1,400,083
Operating costs and expenses	398,336	1,442,141
Income (loss) from operations	66,730	(42,058)
Interest expense, net of interest income	(31,479)	(124,286)
Income (loss) before provision for income taxes	10,516	(160,133)
Benefit for income taxes	(2,111)	(112,640)
Net income (loss)	$12,627	$(47,493)
(In thousands) Pro Forma Balance Sheet Data	Pro Forma as of March 31, 2021
Cash and cash equivalents	$512,659
Total assets	$6,176,364
Total liabilities	$4,000,591
Total stockholders’ equity	$2,175,773

HISTORICAL AND PRO FORMA PER SHARE DATA
The table set forth below depicts the basic and diluted earnings per share, cash dividends declared per share and book value per share for (a) Bally’s and Gamesys on a historical basis, (b) the combination of Bally’s and Gamesys on a pro forma combined basis and (c) Gamesys’ equivalent pro forma net earnings and book value per share attributable to 0.343 of a share of Bally’s common stock that would have been received for each Gamesys ordinary share exchanged in the Acquisition, based on the average and ending exchange rates for the period. For a discussion regarding the basis of presentation, assumptions used and adjustments made in preparing the pro forma financial information presented in this proxy statement see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Gamesys’ financial statements have historically been prepared in accordance with IFRS, which differs from U.S. GAAP. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for descriptions of pro forma adjustments.
The following table should be read in connection with the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and other information included in or incorporated by reference into this proxy statement. This information is unaudited and is presented for illustrative purposes only.
	As of and for the three months ended March 31, 2021	As of and for the year ended December 31, 2020
Bally’s historical data
Earnings per share from continuing operations:
Basic	$(0.30)	$(0.18)
Diluted	$(0.30)	$(0.18)
Cash dividends declared per share	—	—
Gamesys historical data
Earnings per share from continuing operations:
Basic		61.8p
Diluted		61.5p
Cash dividends declared per share		40.0p
Pro forma combined data
Earnings per share from continuing operations:
Basic	$0.19	$(0.76)
Diluted	$0.19	$(0.76)
Cash dividends declared per share(1)	—	—

(1)
Same as historical since no change in dividend policy is expected as a result of the Acquisition.

GAMESYS SHARE MARKET PRICE DATA
The following table sets forth, for the calendar periods indicated, the actual historic intra-day high and low sales prices for the ordinary shares of Gamesys Group plc as reported on the London Stock Exchange. The Gamesys ordinary shares are traded on the London Stock Exchange under the symbol GYS. The London Stock Exchange has been the principal trading market for ordinary shares of Gamesys since the initial public offering of its corporate predecessor JPJ Group PLC, originally named JackpotJoy Group plc, on January 25, 2017. The prices below are not adjusted for a 12 pence dividend paid in October 2020.
	London Stock Exchange (in pence)
	High	Low
2021	2,005	1,138
2020	1,355	483
2019	822	600
2018	1,048	571
1st Quarter 2021	2,005	1,138
4th Quarter 2020	1,355	1,026
3rd Quarter 2020	1,218	840
2nd Quarter 2020	931	691
1st Quarter 2020	842	483
April 2021	1,991	1,886
March 2021	2,005	1,368
February 2021	1,416	1,262
January 2021	1,362	1,138
December 2020	1,194	1,062
November 2020	1,256	1,026
On March 23, 2021 (the last day before Bally’s and Gamesys each publicly confirmed they were in discussions regarding a potential transaction), the closing price per Gamesys ordinary share on the London Stock Exchange was 1,642 pence. On May 28, 2021, the closing price per Gamesys ordinary share on the London Stock Exchange was 1,865 pence.

PROPOSAL NO. 1 — SHARE ISSUANCE PROPOSAL
Proposal
We are asking you to approve the potential issuance of Bally’s common stock to shareholders of Gamesys and to GLPI in connection with the proposed acquisition by Bally’s and Premier Entertainment of all of the outstanding shares of Gamesys. Pursuant to the Acquisition, Gamesys shareholders will be entitled to receive 1,850 pence in cash for each share of Gamesys or, under a share alternative, Gamesys shareholders will be able to elect to receive newly issued common shares of Bally’s in lieu of part or all of the cash consideration which they would be entitled to receive at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share, resulting in the issuance of between approximately 9.6 million and 38.5 million new Bally’s shares, following which Gamesys shareholders would own between 18.5% and 47.5% of Bally’s fully diluted shares, in each case based on Bally’s fully diluted shares outstanding as of May 17, 2021.
Under the GLPI Commitment Letter, GLPI has irrevocably committed to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants for common stock, with a value of up to $500 million at a price per share based on the volume-weighted average price of Bally’s common stock for the 20 consecutive trading days ending on the trading day immediately preceding the date on which Bally’s requests the funding of the GLPI Commitment from GLPI. The GLPI Commitment contemplates that Bally’s and GLPI will effect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI. If GLPI elects to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants, in the full amount of the GLPI Commitment, we would expect to issue approximately 9.4 million shares of our common stock to GLPI based on a per-share price of $53.39, the closing price of Bally’s common stock on May 17, 2021, representing 18.1% of the outstanding stock prior to the issuance of shares to Gamesys shareholders as consideration under the Acquisition.
For a detailed description of the Acquisition, see the section entitled “Information About the Gamesys Acquisition.” The foregoing summary of the GLPI Commitment does not purport to be complete and is subject to, and qualified in its entirety by, the text of the GLPI Commitment Letter, which was attached as Exhibit 10.2 to the Current Report on Form 8-K of Bally’s filed with the SEC on April 13, 2021 and is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 71. We urge you to read the GLPI Commitment Letter carefully and in its entirety.
Required Shareholder Vote and Recommendation of Our Board of Directors
The potential issuance of more than 19.9% of Bally’s common stock to Gamesys shareholders and to GLPI to fund a portion of the cash consideration in connection with the Acquisition requires the approval of Bally’s shareholders under the requirements of the New York Stock Exchange. Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether online or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the Share Issuance Proposal under the rules of the New York Stock Exchange, but broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online by ballot at the special meeting will have no effect on the outcome of the vote on the Share Issuance Proposal.
The approval of the Share Issuance Proposal by the requisite vote of Bally’s shareholders is required for us to issue shares of our common stock to Gamesys shareholders as consideration for the Acquisition, and it is a condition to the completion of the Acquisition.

Our Board of Directors unanimously recommends that you vote “FOR” the Share Issuance Proposal.
Amount and Title of Securities to be Issued; Use of Proceeds
If the Share Issuance Proposal is approved, we expect to issue between approximately 9.6 million and 38.5 million shares of our common stock to Gamesys shareholders and up to 9.4 million common shares if GLPI elects to purchase shares of our common stock, or subject to U.S. regulatory requirements, warrants for common stock, in connection with the Acquisition.
In the event and to the extent that GLPI would beneficially own shares of common stock equal to or greater than 4.99% of the outstanding common stock, Bally’s will, in lieu of shares of common stock, issue a warrant granting GLPI the right to acquire the excess shares in the form substantially identical to the form of warrant filed by Bally’s with the SEC as Exhibit 4.6 to our 2020 Annual Report on Form 10-K. The exercise of any such warrant will be subject only to written notice by GLPI or its designee and the provision of evidence reasonably satisfactory to Bally’s that such Excess Shares may be issued upon such exercise in accordance with applicable law and the gaming regulatory restrictions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
Registration Exemption; Listing of New Bally’s Shares
The common stock to be issued to Gamesys shareholders as consideration under the Acquisition will not be registered under the Securities Act and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act. If Bally’s or Bidco exercises its right to implement the Acquisition by way of a takeover offer, such takeover offer will be made in compliance with applicable U.S. laws and regulations. It is a condition to the Acquisition that the newly issued Bally’s shares be listed for trading on the New York Stock Exchange.
The common stock to be issued to GLPI will not be registered under the Securities Act and will be issued pursuant to the exemption provided by Section 4 (a) (2) under the Securities Act.
Cooperation Agreement and Financing Agreements
For a detailed description of the Cooperation Agreement and certain related agreements that we entered into in connection with the Acquisition, see the section entitled “Information About the Gamesys Acquisition — Cooperation Agreement” and “— Financing.”
Interests of Bally’s Executive Officers and Directors in the Acquisition or Share Issuance
None of Bally’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Bally’s common stock to Gamesys shareholders as consideration under the Acquisition, other than being a director or executive officer and a shareholder of Bally’s.
Impact of the Share Issuance on our Existing Shareholders
If approved and implemented, the Share Issuance Proposal will dilute the ownership and voting interests of our existing shareholders. Certain Gamesys shareholders have committed to elect to receive the Share Alternative representing the issuance of 9.6 million shares of our common stock, however if all Gamesys shareholders elect to receive the Share Alternative, up to 38.5 million shares of our common stock would be issued to Gamesys shareholders in connection with the Acquisition, and, up to 9.4 million common shares if GLPI elects to purchase shares of our common stock. Upon completion of the Acquisition, Gamesys shareholders would own between 18.5% and 47.5% of Bally’s fully diluted shares, and GLPI would own up to 18.1% of Bally’s fully diluted shares, in each case based on Bally’s fully diluted shares outstanding as of May 17, 2021. Therefore, the ownership and voting interests of our existing shareholders will be proportionately reduced.

PROPOSAL NO. 2 — ESPP PROPOSAL
Proposal
We are asking shareholders to approve the Bally’s Employee Stock Purchase Plan (the “ESPP”). The ESPP would offer employees of Bally’s and eligible subsidiaries the opportunity to purchase Bally’s common stock at a discounted price as an incentive for continued employment and to help align their interests with those of our shareholders. Shareholder approval of the ESPP is being sought in order to qualify shares issued under the ESPP for special tax treatment under Section 423 of the U.S. Internal Revenue Code (for purposes of this Proposal No. 2, the “Code”).
The ESPP authorizes the issuance of 3 million common shares. If the ESPP is approved, we expect that there will be sufficient shares available under the ESPP to satisfy our needs under the ESPP for several years, but that depends on the level of participation, which we cannot estimate at this time.
Our Board of Directors approved the ESPP on May 4, 2021, subject to shareholder approval.
Description of the ESPP
The full text of the ESPP is set forth in Annex B. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the ESPP.
Purpose
The purpose of the ESPP is to offer employees an opportunity to purchase stock directly from Bally’s at a discounted price, and align wealth creation opportunities with those of shareholders. The ESPP will broaden employee access to Bally’s stock, by offering all eligible employees the opportunity to purchase through convenient payroll deductions.
The ESPP will be offered initially in the United States, and may be offered outside of the United States based on demand and local regulatory and tax considerations.
Eligibility
All employees of the United States’ subsidiaries will be eligible to participate in the ESPP, except for temporary employees who work less than five months per year. A new hire will be eligible to enroll during the next enrollment window following his or her date of hire. A terminating employee will generally be withdrawn from the plan and refunded any contributions made as of his or her date of termination.
The Board’s Compensation Committee (the “Committee”) or its designee, will administer the ESPP. The Committee may delegate the determination of eligibility requirements and participating Bally’s subsidiaries. Non-United States subsidiaries are initially intended to be excluded from participation, but may be added in the future.
As of May 15, 2021, the total number of employees who would be eligible to participate in the ESPP is approximately 6,727. The basis for participation in the ESPP is meeting the eligibility requirements and electing to participate.
Offering Periods
The ESPP provides that each offering period will run for six consecutive months. The Committee has not yet designated when the first offering period under the ESPP will begin, but it is expected to commence later in 2021. Subsequent non-overlapping offering periods will follow every six months, with stock purchases occurring at the end of each offering. The Committee has the authority to change the timing and duration of future offering periods.

Participation
Eligible employees may elect to participate in the ESPP by making an election to contribute a percentage of their after-tax compensation through payroll deductions. Elections must be made in whole percentages with a minimum of 1% and a maximum of 15%. The contribution election will generally be made during an enrollment period in the month preceding the opening of an offering period. Contribution elections will generally remain in place for future offerings unless the employee elects to change the rate of contribution during an enrollment period or elects to withdraw from the plan. Increases to the contribution rate, or decreases to the contribution rate (other than to suspend future contributions), are not permitted outside of enrollment windows.
Eligible Compensation
Compensation under the ESPP is defined as all base straight time salary and wages, but excludes all other forms of compensation. Cash-based incentive compensation and sales commissions are excluded from compensation as defined under the ESPP.
Participant Accounts
Unfunded accounts will be established for each participant to accumulate payroll deductions. No interest shall accrue on a participant’s payroll deductions or any other amount credited to the account. Participants will be provided with information related to account activity, including balances, payroll deductions, purchase prices and shares purchased.
Purchase of Common Stock
At the end of an offering period, the balance of the participants’ accounts will be used to purchase full shares of Bally’s common stock, subject to a limit of 5,000 shares in any single offering. The purchase price will be no less than 85% of the lower of the fair market value of Bally’s common stock at the beginning and ending of the offering period. Fractional shares may not be purchased, and any remaining contributions that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent offering period.
The tax rules provide that no employee may purchase common stock through the tax-qualified programs under the ESPP (1) if, immediately after the purchase, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Bally’s or of any parent of Bally’s or any subsidiary and (2) no participant is entitled to purchase stock under the ESPP at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of Bally’s or any participating subsidiary, exceeds $25,000 in fair market value, determined as of the grant date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the participant under any such plans is outstanding at any time.
Common stock will be issued to participants as promptly as administratively feasible after each purchase date.
As of the last trading day prior to the date of this proxy statement, the closing price of our common stock as reported on the New York Stock Exchange was $58.03 per share.
Transferability
Shares may not be transferred out of the participant account until the later of two years from the beginning of the applicable offering period and one year from the applicable purchase date. However, shares may be sold during this period.

Withdrawal and Termination of Employment
During an offering period, employees may elect to reduce their contributions to 0% or may elect to fully withdraw from the plan at any time up to 30 days prior to the end of the offering period. If a participant asks to withdraw from the plan, contributions made during the current offering period will be refunded in full. Partial withdrawals are not permitted.
Upon termination of a participant’s employment for any reason more than 30 days prior to the purchase date, the employee will be withdrawn from the plan and contributions will be refunded. The purchase will proceed for participants who terminate within 30 days prior to the purchase date.
Authorized Shares
The total number of common shares that will be reserved for issuance over the term of the ESPP is three million. The shares of common stock issuable under the ESPP may be made available from authorized but unissued shares of common stock or from shares of common stock we reacquire. If any right to purchase shares granted under the ESPP terminates for any reason without having been exercised, the shares of common stock not purchased under such right will again become available for issuance under the ESPP.
Administration
The ESPP will be administered by the Committee. Subject to the terms of the ESPP, the Committee will have the power to construe the provisions of the ESPP, to determine all questions arising under the ESPP and to adopt and amend such rules and regulations for administering the ESPP as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of Bally’s or a participating subsidiary) or entity any of its responsibilities or duties the ESPP.
Amendment or Termination
Our Board or the Committee may at any time and for any reason terminate or amend the ESPP. Except as specifically provided for in the ESPP, no amendment or termination may make any change in any option previously granted under the ESPP that adversely affects the rights of any participant. Without shareholder consent and without regard to whether any participant’s rights may be considered to have been “adversely affected,” the Committee may change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the ESPP. Bally’s will obtain shareholder approval of any ESPP amendment to the extent required to comply with Section 423 of the Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted.
Federal Tax Consequences
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the ESPP more than two years from the applicable grant date and more than one year from the applicable purchase date, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price and (2) 15% of the fair market value of the shares on the grant date. Any gain on the disposition in excess of the amount treated as ordinary income will be long-term capital gain. Bally’s is not entitled to take a deduction for the amount of the discount in these circumstances.
If the participant disposes of shares purchased pursuant to the ESPP within two years after the grant date or one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. Bally’s is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.
The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing description is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee makes his or her own decision whether and to what extent to participate in the ESPP. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the ESPP. Our non-employee directors are not eligible to participate in the ESPP.
Required Shareholder Vote and Recommendation of Our Board of Directors
Approval of the ESPP Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether online or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the ESPP Proposal under the rules of the New York Stock Exchange, but broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online by ballot at the special meeting will have no effect on the outcome of the vote on the ESPP Proposal.
Our Board of Directors unanimously recommends that you vote “FOR” the ESPP Proposal.

PROPOSAL NO. 3 — ADJOURNMENT PROPOSAL
Proposal
We are asking you to approve a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal.
If our shareholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal such that the Share Issuance Proposal would be defeated, we could adjourn the special meeting without a vote on the Share Issuance Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal.
Required Shareholder Vote and Recommendation of our Board of Directors
Approval of the Adjournment Proposal requires that the votes cast in favor of the Adjournment Proposal exceed the votes cast against it. Abstentions, broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote online by ballot at the special meeting will have no effect on the outcome of the vote on the Adjournment Proposal.
Our Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial statements of Bally’s as of and for the three months ended March 31, 2021, after giving effect to the Acquisition, and adjustments described in such pro forma financial information, were attached as Exhibit 99.1 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities and Exchange Commission on May 19, 2021, and is incorporated by reference into this proxy statement, and the unaudited pro forma condensed combined financial statements of Bally’s as of and for the year ended December 31, 2020, after giving effect to the Acquisition, and adjustments described in such pro forma financial information, were attached as Exhibit 99.5 to the Current Report on Form 8-K of Bally’s filed with the U.S. Securities and Exchange Commission on April 13, 2021, and is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 71.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF BALLY’S
The following table contains information about the beneficial ownership of Bally’s shares as of May 17, 2021 for (1) each shareholder known by us to beneficially own more than 5% of our common shares, (2) each of our current directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. The percentage of ownership indicated in the following table is based on 42,452,582 common shares issued and outstanding on May 17, 2021.
Information with respect to beneficial ownership has been furnished by each director and executive officer and information with respect to beneficial owners of more than 5% of our common shares based on filings made with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common shares shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after May 17, 2021 are deemed outstanding, as well as any common shares that such person has the right to acquire upon the vesting of restricted stock units within 60 days after May 17, 2021, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, the mailing address of each shareholder is c/o Bally’s Corporation, 100 Westminster Street, Providence, Rhode Island 02903.
Beneficial Owners	Number of Shares Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Soohyung Kim(1)	10,342,069	24.4%
Terrence Downey	14,472	*
Jaymin B. Patel	5,655	*
Jeffrey W. Rollins(2)	76,047	*
Wanda Y. Wilson	15,471	*
George T. Papanier(3)	345,293	*
Stephen H. Capp(4)	213,682	*
Marc A. Crisafulli	24,130	*
All directors and executive officers, as a group (9 persons)	11,168,116	26.3%
Gamesys Group plc(5)	11,143,986	26.2%
Standard RI Ltd(1)	10,342,069	24.4%
PAR Investment Partners, L.P.(6)	2,752,184	6.5%

*
Less than 1%

(1)
Consists of 10,342,069 Bally’s shares held by Standard RI Ltd. Standard General L.P. serves as investment manager to Standard RI Ltd and, in that capacity, exercises voting and investment control over the shares held by Standard RI Ltd. Soohyung Kim is the managing partner and chief investment officer of Standard General L.P. Each of Mr. Kim and Standard General L.P. disclaims beneficial ownership of the Bally’s shares reported except to the extent of its or his pecuniary interest in such shares.

(2)
Consists of 72,638 Bally’s shares held by Mr. Rollins in a brokerage margin account and as such have been pledged as security for the account and 3,409 Bally’s shares held by a Limited Liability Corporation over which Mr. Rollins has sole voting and investment power.

(3)
Consists of 327,293 Bally’s shares held by Mr. Papanier and 18,000 Bally’s shares held in trust.

(4)
Consists of 210,682 Bally’s shares held by Mr. Capp and 3,000 Bally’s shares held by Mr. Capp’s wife. Mr. Capp disclaims beneficial ownership of these 3,000 shares.

(5)
Bally’s and Gamesys entered into Voting and Support Agreements pursuant to which the following Bally’s shareholders, directors and officers (and certain of their related persons) agreed to vote shares beneficially owned by them in favor of the Share Issuance Proposal: Standard RI Ltd., Patricia Capp, Stephen Capp, Terrence Downey, Craig Eaton, George Papanier, Julie Papanier, Jaymin Patel, Jeffrey Rollins and Wanda Wilson. The aggregate number of Bally’s shares bound by such Voting and Support Agreements is 11,143,986.
(6)
Amounts beneficially owned by PAR Investment Partners, L.P. are based solely on an amended Schedule 13G filed with the SEC on February 16, 2021. According to that filing, the sole general partner of PAR Investment Partners, L.P. is PAR Group II, L.P. The sole general partner of PAR Group II, L.P., is PAR Capital Management, Inc. Each of PAR Group II, L.P. and PAR Capital Management, Inc. may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners, L.P. The address reported in the Schedule 13G for these entities is 200 Clarendon Street, Floor 48, Boston, Massachusetts 02116.

EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of December 31, 2020 with respect to shares issuable under our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity Compensation plans approved by security holders	535,887	$4.31	576,076
Equity Compensation plans not approved by security holders
Total	535,887	$4.31	576,076

(1)
Includes an aggregate of 90,000 vested and unexercised stock options, 414,409 unvested RSUs and 31,478 unvested PSUs (based on target performance for the PSUs) outstanding at December 31, 2020. The number of shares reported for the PSUs may overstate dilution.

(2)
Represents weighted-average exercise price of stock options outstanding under the plans. The weighted-average exercise price does not apply to restricted shares, RSUs or PSUs because there is no exercise price associated with such awards.

(3)
With respect to PSUs, this column assumes that the target number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2020, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

The Bally’s Corporation 2021 Equity Incentive Plan (the “2021 Plan”) was subject to shareholder approval at Bally’s 2021 annual meeting of shareholders, which was held virtually on May 18, 2021. As a result of the approval of the 2021 Plan, an additional 4,250,000 shares, less 221,464 shares subject to awards granted between December 31, 2020 and May 18, 2021, would be considered available for future issuance under equity compensation plans approved by security holders.

FUTURE SHAREHOLDER PROPOSALS
Pursuant to the Company’s Amended and Restated Bylaws, proposals of shareholders intended to be presented at the Company’s 2022 annual meeting of shareholders, but not included in the proxy statement, must be received by the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2022 annual meeting of shareholders of the Company must be received in writing by the Company at its principal executive offices no later than February 17, 2022 and no sooner than January 18, 2022. Any proposal submitted before or after those dates will be considered untimely, and the Chairman shall declare that the business is not properly brought before the meeting and such business shall not be transacted at the annual meeting.

SOLICITATION
In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of Bally’s, without additional compensation. Bally’s will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other shareholder materials to the beneficial owners of common stock where those owners request such materials.

OTHER MATTERS
As of the date of this proxy statement, Bally’s Board of Directors has no knowledge of any matters to be presented for consideration at the special meeting other than those referred to in this proxy statement. However, the persons named as proxies in this proxy statement will have authority to vote such proxies as to any other matters that properly come before the special meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

RESPONSIBILITY STATEMENT REQUIRED BY THE UK TAKEOVER CODE
The Bally’s directors each accept responsibility for the information contained in this document (including any expressions of opinion) relating to Bally’s Group, the Bally’s directors and their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Bally’s directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.
The Bidco directors each accept responsibility for the information contained in this document relating to Bidco, the Bidco directors, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Bidco directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

MISCELLANEOUS
Bally’s has supplied all information relating to Bally’s and Bidco in this proxy statement and Gamesys has supplied, and Bally’s has not independently verified, all of the information relating to Gamesys in this proxy statement, including information contained in “Selected Consolidated Historical Financial Data of Gamesys” and the financial statements beginning on page F-1.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the proposals contained herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 1, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
Sincerely,
Soohyung Kim Chairman of the Board of Directors
June 1, 2021

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following filings with the SEC are incorporated by reference:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed March 10, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed May 10, 2021;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed April 8, 2021 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•
our Current Reports on Form 8-K filed January 13, 2021, January 22, 2021, January 25, 2021, February 3, 2021, February 8, 2021, February 12, 2021, February 26, 2021, March 16, 2021, April 13, 2021, April 20, 2021 and May 19, 2021; and

•
the description of our common stock contained in our Form 8-A filed with the SEC on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020 and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Acquisition. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our audit and compensation committee reports and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address, and if you have any questions about this proxy statement, the special meeting or the Acquisition or need assistance with voting procedures, you should contact us at:
100 Westminster Street,
Providence, Rhode Island 02903
(401) 475-8474
If you would like to request documents from us, please do so by June 15, 2021, to receive them before the special meeting. If you request any documents from us, we will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). A list of shareholders will be available for inspection by shareholders of record during business hours at Bally’s corporate headquarters at 100 Westminster Street, Providence, Rhode Island 02903, for five business days prior to the special meeting and will also be available for inspection at the special meeting or any reconvenings thereof.

Independent Auditor’s Report
Board of Directors
Gamesys Group plc
London, United Kingdom
Opinion
We have audited the consolidated financial statements of Gamesys Group plc and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with U.S. GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ BDO LLP
BDO LLP
London, United Kingdom
April 13, 2021

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Revenue(6)	727.7	415.1	308.2
Costs and expenses
Distribution costs(6)(7)	399.9	214.2	149.9
Administrative costs(6)(7)	221.5	147.5	104.8
Impairment of financial assets(3)(6)(16)	5.0	3.9	1.0
Severance costs(6)	1.9	—	0.9
Transaction related costs(6)	1.8	15.8	1.9
Foreign exchange loss/(gain)(6)	4.2	(1.5)	0.4
Total costs and expenses	634.3	379.9	258.9
Fair value adjustments on contingent consideration	—	0.5	7.2
Interest income(8)	(0.5)	(0.4)	(0.3)
Interest expense(8)	24.0	21.8	19.8
Accretion on financial liabilities(8)	1.2	1.3	3.0
Total financing expenses	24.7	23.2	29.7
Net income for the year before taxes from continuing operations	68.7	12.0	19.6
Tax expense(9)	1.5	2.9	0.5
Net income for the year after taxes from continuing operations	67.2	9.1	19.1
Net loss from discontinued operations(32)	—	(0.7)	(4.8)
Net income for the year attributable to owners of the parent	67.2	8.4	14.3
Other comprehensive income/(loss): Items that will or may be reclassified to profit or loss in subsequent periods
Foreign currency translation (loss)/gain on retranslation of overseas subsidiaries	(7.5)	1.3	0.4
Gain/(loss) on currency swap(17)	2.0	(9.3)	—
Gain on foreign exchange forward	—	2.7	—
Loss on interest rate swap(17)	(1.6)	(1.2)	(1.1)
Other comprehensive loss for the year	(7.1)	(6.5)	(0.7)
Total comprehensive income for the year attributable to owners of the parent	60.1	1.9	13.6
Net income for the year per share
Basic(10)	61.8p	10.1p	19.3p
Diluted(10)	61.5p	10.0p	19.1p
Net income for the year per share — continuing operations
Basic(10)	61.8p	10.9p	25.7p
Diluted(10)	61.5p	10.9p	25.5p
See accompanying notes

CONSOLIDATED BALANCE SHEETS
ASSETS	As at 31 December 2020 (£m)	As at 31 December 2019 (£m)
Non-current assets
Tangible assets(12)	8.9	9.5
Intangible assets(5)(13)	407.6	484.5
Goodwill(5)(13)	526.2	524.2
Right-of-use assets(18)	21.9	22.2
Deferred tax asset(3)(9)	9.9	—
Other long-term receivables(14)(23)	5.1	5.2
Total non-current assets	979.6	1,045.6
Current assets
Cash(15)(23)(27)	212.6	100.3
Restricted cash(15)(23)	—	6.3
Player deposits(15)(23)	29.6	12.4
Trade and other receivables(16)(23)	39.9	33.2
Taxes receivable(9)	3.8	13.7
Total current assets	285.9	165.9
Total assets	1,265.5	1,211.5
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities(19)(21)(23)	98.6	78.0
Other short-term payables(21)(23)	0.3	5.6
Current portion of provisions(20)	—	3.8
Current portion of currency and interest rate swap payable(11)(17)(23)	3.7	3.7
Current portion of lease liabilities(11)(18)(21)(23)	6.1	4.7
Interest payable(11)(23)	1.9	1.0
Payable to players(21)(23)	29.6	12.4
Taxes payable(9)	16.9	13.4
Total current liabilities	157.1	122.6
Non-current liabilities
Other long-term payables(11)(17)(21)(23)(24)	13.1	16.6
Provisions(20)	6.8	6.0
Lease liabilities(11)(18)(21)(23)	16.6	18.0
Deferred tax liability(3)(5)(9)	44.4	53.2
Long-term debt(11)(21)(22)(23)	508.1	530.3
Total non-current liabilities	589.0	624.1
Total liabilities	746.1	746.7
Equity
Retained earnings	246.3	190.8
Share capital(25)	11.0	10.9
Share premium	8.9	4.7
Other reserves	253.2	258.4
Total equity	519.4	464.8
Total liabilities and equity	1,265.5	1,211.5
See accompanying notes

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Share Capital (£m)	Share Premium (£m)	Merger Reserve (£m)	Share- Based Payment Reserve (£m)	Translation Reserve (£m)	Hedge Reserve (£m)	Retained Earnings (£m)	Total (£m)
Balance at 1 January 2018 Unaudited	7.4	1.4	(6.1)	10.0	23.7	—	168.0	204.4
Comprehensive income/(loss) for the year:
Net income for the year (continued and discontinued operations)	—	—	—	—	—	—	14.3	14.3
Other comprehensive income/(loss)	—	—	—	—	0.4	(1.1)	—	(0.7)
Total comprehensive income/(loss) for the year:	—	—	—	—	0.4	(1.1)	14.3	13.6
Contributions by and distributions to shareholders:
Conversion of debentures	—	0.2	—	—	—	—	—	0.2
Exercise of options	—	0.5	—	(0.2)	—	—	0.2	0.5
Share-based compensation	—	—	—	0.6	—	—	—	0.6
Total contributions by and distributions to shareholders:	—	0.7	—	0.4	—	—	0.2	1.3
Balance at 1 January 2019	7.4	2.1	(6.1)	10.4	24.1	(1.1)	182.5	219.3
Comprehensive income/(loss) for the year:
Net income for the year (continued and discontinued operations)	—	—	—	—	—	—	8.4	8.4
Other comprehensive income/(loss)	—	—	—	—	1.3	(7.8)	—	(6.5)
Total comprehensive income/(loss) for the year:	—	—	—	—	1.3	(7.8)	8.4	1.9
Contributions by and distributions to shareholders:
Issue of common shares, net of costs	3.4	—	240.6	—	—	—	(1.4)	242.6
Reclassification of foreign exchange forward	—	—	—	—	—	(2.7)	—	(2.7)
Exercise of options	0.1	2.6	—	(0.8)	—	—	0.8	2.7
Issuance of ordinary share warrants(25)	—	—	—	—	—	—	0.5	0.5
Share-based compensation	—	—	—	0.5	—	—	—	0.5
Total contributions by and distributions to shareholders:	3.5	2.6	240.6	(0.3)	—	(2.7)	(0.1)	243.6
Balance at 1 January 2020	10.9	4.7	234.5	10.1	25.4	(11.6)	190.8	464.8
Comprehensive income/(loss) for the year:
Net income for the year	—	—	—	—	—	—	67.2	67.2
Other comprehensive (loss)/income	—	—	—	—	(7.5)	0.4	—	(7.1)
Total comprehensive (loss)/income for the year:	—	—	—	—	(7.5)	0.4	67.2	60.1
Contributions by and distributions to shareholders:
Shareholder dividends(25)	—	—	—	—	—	—	(13.0)	(13.0)
Exercise of options(25)	0.1	4.2	—	(1.3)	—	—	1.3	4.3
Payment of long-term incentive plan	—	—	—	(0.4)	—	—	—	(0.4)
Share-based compensation(25)	—	—	—	3.6	—	—	—	3.6
Total contributions by and distributions to shareholders:	0.1	4.2	—	1.9	—	—	(11.7)	(5.5)
Balance at 31 December 2020	11.0	8.9	234.5	12.0	17.9	(11.2)	246.3	519.4
See accompanying notes

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Operating activities
Cash generated from operations(27)	225.6	78.1	107.4
Income taxes paid	(11.2)	(3.1)	(0.8)
Total cash provided by operating activities	214.4	75.0	106.6
Financing activities
Proceeds from exercise of options	4.3	2.7	0.5
Payment of long-term incentive plan	(0.4)	—	—
Payment of shareholder dividends(25)	(13.0)	—	—
Proceeds from long-term debt(5)(22)	—	173.6	—
Debt issuance and repricing costs(11)(22)	(0.3)	(2.6)	—
Debenture settlement costs	—	—	(0.1)
Principal payments made on long-term debt(11)(22)	(40.0)	—	—
Lease payments(11)(18)	(5.9)	(3.6)	—
Repayment of non-compete liability(11)	(4.7)	(6.0)	(8.0)
Interest and swap payments(11)	(25.0)	(21.0)	(21.0)
Payment of contingent consideration	—	—	(63.5)
Total cash (used in)/provided by financing activities	(85.0)	143.1	(92.1)
Investing activities
Purchase of tangible assets(12)	(2.8)	(3.8)	(1.5)
Purchase of intangible assets(13)	(16.7)	(12.9)	(5.3)
Proceeds from sale of intangible assets	—	—	1.5
Disposal of discontinued operation(32)	—	18.0	16.1
Business acquisitions, net of cash acquired(5)	—	(199.7)	—
Total cash used in investing activities	(19.5)	(198.4)	10.8
Net increase in cash during the year	109.9	19.7	25.3
Cash, beginning of year	100.3	84.4	59.0
Exchange gain/(loss) on cash and cash equivalents	2.4	(3.8)	0.1
Cash, end of year	212.6	100.3	84.4
See accompanying notes

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020
1.   Corporate information
Gamesys Group plc is an online gaming holding company that was incorporated under the Companies Act 2006 (England and Wales) on 29 July 2016. Gamesys Group plc’s registered office is located at 10 Piccadilly, London, United Kingdom. Unless the context requires otherwise, use of ‘Group’ in these accompanying notes means Gamesys Group plc and its subsidiaries, as applicable, and use of ‘Parent Company’ means Gamesys Group plc.
The Group currently offers bingo, casino and other games to its players using the Jackpotjoy, Starspins, Botemania, Virgin Games, Heart Bingo, Virgin Casino, Monopoly Casino, Rainbow Riches Casino, Vera&John, InterCasino and VIP Casino brands. All brands operate off proprietary software owned by the Group.
2.   Basis of preparation
Basis of presentation
This financial information does not constitute the Group’s statutory accounts for 2020, 2019 or 2018. Statutory accounts for the years ended 31 December 2020 and 31 December 2019 have been reported on by the Independent Auditors in the United Kingdom. The Independent Auditors’ Report on the Annual Report and Financial Statements for the years ended 31 December 31 2020 and 31 December 2019, were unqualified and did not contain a statement under 498(2) or 498(3) of the United Kingdom Companies Act 2006. The Independent Auditors’ Report on the Annual Report and Financial Statements for the years ended 31 December 2020 and 31 December 2019 did not draw attention to any matters by way of emphasis.
In accordance with Rule 3-05, the Directors have prepared these non-statutory financial statements for the years ended 31 December 2020, 31 December 2019 and 31 December 2018 for inclusion in a filing to be made by Bally’s Corporation with the United States Securities and Exchange Commission (‘SEC’). These consolidated financial statements have been prepared, in conformity with International Financial Reporting Standards and International Accounting Standards and Interpretations as issued by the International Accounting Standards Board (hereafter ‘IFRS’). The financial Statements for the year ended 31 December 2018 are unaudited.
In adopting the going concern basis of preparation of these Consolidated Financial Statements, management considered the Group’s latest trading performance, including its cash position, and conducted analysis of COVID-19 impact on the Group’s online gaming business in key markets. Based on this examination, management concluded that the Group is well positioned to manage the risks and uncertainties it faces and is expected to have adequate financial resources to continue its normal operations for the foreseeable future, being over one year from the date of authorisation of these Consolidated Financial statements.
These Consolidated Financial Statements have been prepared under the historical cost convention, other than for the measurement at fair value of the Group’s Interest Rate Swap, Currency Swap and certain loans receivable.
Basis of consolidation
The Group assesses control by evaluating matters relating to its power over an entity, its exposure or rights to variable returns from involvement with an entity and its ability to use its power over the entity to affect those returns. In certain situations, the assessment of control in accordance with the Group’s accounting policies may require the exercise of management judgement.
Gamesys Group plc’s Consolidated Financial Statements consolidate all wholly owned subsidiaries and other entities that the Group controls. All transactions and balances between companies that the Group controls are eliminated on consolidation.

8

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
3.   Summary of significant accounting policies
Business combinations and goodwill
The acquisition method of accounting is used to account for the acquisition of subsidiaries by Gamesys Group plc, whereby the purchase consideration is allocated to the identifiable assets and liabilities on the basis of fair value at the date of acquisition. Provisional fair values allocated at a reporting date are finalised as soon as the relevant information is available, within a period not exceeding a year from the acquisition date.
Consideration transferred includes the fair values of the assets transferred, liabilities incurred, and equity interests issued by Gamesys Group plc. Transaction related costs are expensed as incurred.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred over the net identifiable assets acquired and liabilities assumed. After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to Gamesys Group plc’s cash-generating units that are expected to benefit from the combination.
Segment reporting
Operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Makers. The Chief Operating Decision Makers, who are responsible for allocating resources and assessing the performance of the operating segments, have been identified as the management team comprising of the Chief Executive Officer and Chief Financial Officer.
Revenue recognition
The Group earns its revenue from operating online bingo and casino websites (‘Net Gaming Revenue’). Other revenue streams comprise of licencing of its proprietary software to third parties, affiliate aggregation services and game aggregation services (in combination, ‘B2B Revenue’).
Net Gaming Revenue
Revenue from online bingo and casino consists of the difference between total amounts wagered by players less all winnings payable to players, bonuses allocated and jackpot contributions. Players transact with the Group’s businesses under agreed terms, which form the basis for the contractual arrangement. There are no significant judgements required in applying IFRS 15 — Revenue From Contracts With Customers (‘IFRS 15’) to these arrangements.
Net Gaming Revenue is recognised upon satisfaction of the Group’s performance obligation to the player, which is the point in time when the player completes one of the games offered by the Group and the outcome of the game is honoured with the appropriate payout being made.
There is no significant degree of uncertainty involved in quantifying the amount of Net Gaming Revenue earned, including bonuses, jackpot contributions, and loyalty points. Bonuses, jackpot contributions and loyalty points are measured at fair value at each reporting date.
B2B Revenue
B2B Revenue is measured based on the amount to which the Group is contractually entitled, typically based on a percentage of revenue earned by the Group’s business partners from use of its software and other services. B2B Revenue is recognised when the Group’s performance obligations, as defined by the terms of

9

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
the relevant contracts, are fulfilled. There are no significant judgements required in applying IFRS 15 to these arrangements and there is no significant degree of uncertainty involved in quantifying the amount of B2B Revenue earned.
B2B Revenue is substantially similar to Net Gaming Revenue with regards to the revenue recognition principles applied. There is only a limited degree of uncertainty attached to the measurement and recognition of B2B Revenues, and consequently, further analysis of B2B Revenue has not been presented.
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market accessible by the Group for the asset or liability.
Gamesys Group plc uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the Consolidated Financial Statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
Level 1 —
Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

Level 2 —
Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

Level 3 —
Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

The Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation at the end of each reporting period.
Foreign currency translation
Functional and presentation currency
The Group’s Consolidated Financial Statements are presented in pounds sterling. Management determines the functional currency for each subsidiary within the Group based on the principal economic environment in which the subsidiary is active. Items included in the financial statements of each subsidiary are measured using that functional currency. Differences arising on the retranslation of subsidiaries whose functional currency is not pounds sterling are recorded in other comprehensive income and accumulated in a translation reserve. The functional currency of the Parent Company is pounds sterling.
Foreign currency transactions and balances
Foreign currency transactions are translated into the functional currency of the respective entity of Gamesys Group plc, using the exchange rates prevailing at the dates of the transactions (spot rates). Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates as at the reporting date. Foreign exchange gains and losses resulting from the settlement or translation of monetary items are recognised in profit and loss.
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value

10

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of gain or loss on change in fair value of the item.
Financial instruments
Financial assets and financial liabilities are recognised when Gamesys Group plc becomes a party to the contractual provisions of the financial instrument. Financial assets are derecognised when the contractual rights to the cash flows from the financial assets expire, or when the financial asset and all substantial risks and rewards are transferred. Financial liabilities are derecognised when extinguished, discharged, cancelled, or when they expire.
The Group classifies its financial assets and liabilities under the following categories: fair value through profit or loss (‘FVPL’), fair value through other comprehensive income (‘FVOCI’), financial assets at amortised cost and financial liabilities at amortised cost. All financial instruments are recognised initially at fair value. Transaction costs that are directly attributable to the acquisition or issue of a financial instrument classified as other than at FVPL are added to the carrying amount of the asset or liability.
The accretion of these costs is recognised over the life of the instrument in accretion on financial liabilities under the effective interest rate method described below.
Financial assets at amortised cost
Financial assets at amortised cost are non-derivative financial instruments with fixed or determinable payments that are not quoted in an active market. After initial measurement, such instruments are subsequently measured at amortised cost using the effective interest rate (‘EIR’) method, less impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in interest income or expense in the Consolidated Statements of Comprehensive Income. This category generally applies to cash, restricted cash, player deposits, trade and other receivables, and other long-term receivables.
The Group uses the simplified Expected Credit Loss model (‘ECL’) (‘ECL Model’) for its trade receivables in accordance with IFRS 9 — Financial Instruments (‘IFRS 9’). Other receivables have been evaluated under the standard ECL Model.
Certain high-risk balances in transit from, and rolling reserves held with payment service providers are considered trade and other receivables that fall under the scope of IFRS 9. In order to determine the amount of ECL on these balances to be recognised in the Consolidated Financial Statements, the Group has set up a risk rating system to determine credit risk of each counter party.
On confirmation that any trade or other receivables will not be collectable, the gross carrying value of the relevant assets is written off against the associated provision.
Financial liabilities at amortised cost
With the exception of derivatives, all financial liabilities are measured at amortised cost using the effective interest rate method. This category generally applies to interest payable, accounts payable and accrued liabilities, other short-term payables, payable to players, lease liabilities, long-term debt, and other long-term payables. All interest-related charges are reported in profit or loss within interest expense.
Convertible loan receivable
The Group holds a convertible loan receivable that can be converted to equity of the borrower after 12 months following the date of the loan agreement.

11

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
The convertible loan receivable is shown as a single asset and is measured at fair value through profit or loss. Fair value is established using a risk neutral simulation model.
Offsetting of financial instruments
Financial assets and financial liabilities are offset, and the net amount reported in the Consolidated Balance Sheets, if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.
Derivative financial instruments
Gamesys Group plc uses derivative instruments for risk management purposes. The Group does not use derivative instruments for speculative trading purposes. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured to fair value at each reporting period end. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative. The method of recognising unrealised and realised fair value gains and losses depends on whether the derivatives are designated as hedging instruments. For derivatives not designated as hedging instruments, unrealised and realised gains and losses are recorded in interest income/expense in the Consolidated Statements of Comprehensive Income. For derivatives designated as hedging instruments, unrealised and realised gains and losses are recognised according to the nature of the hedged item and where the hedged item is a non-financial asset, amounts recognised in the hedging reserve are reclassified and the non-financial asset is adjusted accordingly.
Hedge accounting
Any gains or losses arising from changes in the fair value of derivatives are taken directly to profit or loss, except for the effective portion of cash flow hedges, which are recognised in other comprehensive income and later reclassified to profit or loss when the hedged item affects profit or loss.
The Group elected to use hedge accounting for the purposes of recognising realised and unrealised gains and losses associated with its Interest Rate Swap and Currency Swap.
IFRS 9 permits hedge accounting under certain circumstances provided that the hedging relationship is:
•
formally designated and documented, including the entity’s risk management objective and strategy for undertaking the hedge, identification of the hedging instrument, the hedged item, the nature of the risk being hedged, and how the entity will assess the hedging instrument’s effectiveness;

•
expected to be highly effective in achieving offsetting changes in fair value or cash flows attributable to the hedged risk as designated and documented, and effectiveness can be reliably measured; and

•
assessed on an ongoing basis and determined to have been highly effective.

For the purpose of hedge accounting, hedges are classified as:
•
fair value hedges when hedging the exposure to changes in the fair value of a recognised asset or liability or an unrecognised firm commitment;

•
cash flow hedges when hedging the exposure to variability in cash flows that is either attributable to a risk associated with a recognised asset or liability or a highly probable forecast transaction; and

•
hedges of a net investment in a foreign operation.

Cash flow hedges
The Group uses interest rate and foreign currency contracts as hedges of its exposure to interest rate and foreign currency risks, respectively, in forecast transactions and firm commitments. The effective portion

12

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
of the gain or loss on the hedging instrument is recognised in other comprehensive income in the hedge reserve, while any ineffective portion is recognised immediately in profit or loss. The ineffective portion relating to interest rate and foreign currency contracts is recognised in financing expenses. Amounts recognised in other comprehensive income are transferred to profit or loss when the hedged transaction affects profit or loss, such as when the hedged financial income or financial expense is recognised.
If the hedging instrument or hedged item expires or is sold, terminated or exercised without replacement or rollover (as part of the hedging strategy), or when the hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss previously recognised in other comprehensive income remains in equity separately until the forecast transaction occurs (or is no longer expected to occur) or the foreign currency firm commitment is met.
At 31 December 2020, the Group designated its Interest Rate Swap and Currency Swap as cash flow hedges.
Income taxes
Income tax expense consists of current and deferred tax expenses. Income tax expense is recognised in the Consolidated Statements of Comprehensive Income. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end, adjusted for amendments to tax payable with regards to previous years.
Deferred tax assets and liabilities are recognised for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred taxes are not recognised for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realised, or the liability settled.
The effect on deferred tax assets and liabilities of a change in tax rates is recognised in the Consolidated Statements of Comprehensive Income in the period that substantive enactment occurs.
A deferred tax asset is recognised for differences in timing of distribution of taxed profits through intercompany dividend declarations. Other deferred tax assets are recognised to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. To the extent that the Group does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced. As at 31 December 2020, the Group’s deferred tax asset consists primarily of balances that will become receivable from the Maltese tax authorities upon distribution of taxed profits through intercompany dividends.
Where there is uncertainty about the appropriate tax treatment of certain transactions or circumstances, the Group applies the guidance of IFRIC 23 — Uncertainty Over Income Tax Treatments and recognises and measures its current and deferred tax assets and liabilities in accordance with its evaluation of the likelihood that a taxation authority will accept the uncertain tax treatment. Where it is considered probable that a taxation authority will accept the Group’s uncertain tax treatment, the Group determines its taxable profit consistently with the tax treatment used or planned to be used in its income tax filings. Where it is considered unlikely that a taxation authority will accept the Group’s uncertain tax treatment, the Group reflects the effect of uncertainty in determining its taxable profit following the method it expects to better predict the resolution of the uncertainty.
Cash
Cash includes cash in hand and deposits held at call with banks. Cash excludes restricted cash.

13

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
The effect on the Consolidated Statements of Cash Flows of restrictions either taking effect on, or being lifted from, cash balances are reported with regard to the linkage principle, under which changes in cash are classified based on the purpose for which the restricted cash is used. Under this principle, changes (such as cash, which is restricted for the purposes of applying for a business licence) are treated as an operating cash outflow.
Tangible assets
Tangible assets are recorded at cost less accumulated depreciation and impairment, if any. These assets are depreciated over their estimated useful lives as follows:
Computer hardware	33% – 50% per annum
Office furniture	20% – 50% per annum
Freehold property	Over 50 years
Leasehold improvements	Over the lesser of either the term of the lease or useful economic life
Depreciation is recorded under administrative costs in the Consolidated Statements of Comprehensive Income.
Intangible assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite. Intangible assets with finite lives are amortised over their useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. Amortisation expense is reflected in the Consolidated Statements of Comprehensive Income. Amortisation for the material categories of finite life intangible assets is recorded under administrative costs and is calculated at the following rates:
Brand	5% per annum
Gaming licences	5% per annum
Platform and software	7% – 33% per annum
Player relationships and partnership agreements	8% – 20% per annum (variable, according to the expected pattern of consumption)
Intangible assets with indefinite useful lives are not amortised, but are tested for impairment annually, either individually or at the cash-generating unit (‘CGU’) level. If any indication of impairment exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows independently of other assets, the Group estimates the recoverable amount of the CGU to which the asset belongs.
Recoverable amount is the higher of fair value less costs to sell (measured according to level 3 in the fair value hierarchy) and value in use. In assessing value in use, the estimated future cash flows are discounted

14

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
If the recoverable amount of an asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.
In instances when a part of a particular CGU is disposed of, the value of goodwill associated with the disposal is measured on the basis of the relative value of the operation disposed of as a portion of the unit retained. The relative value is derived by analysing various methods available for the asset being disposed of and concluding on the method that is most appropriate for each individual disposal.
Share-based compensation and long-term incentive plan
Compensation expense for equity-settled share options awarded under the share option plan is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognised using the graded vesting method over the vesting period of the options granted. Compensation expense for equity-settled stock options awarded under the LTIP, LTIP2, LTIP3 and LTIP4 (as defined in note 25) is measured at the fair value at the grant date using the Black-Scholes valuation model for the EPS and EPS CAGR Tranches (as defined in note 25) and the Monte Carlo model for the TSR Tranches, including TSR Peer and TSR Index Tranches (as defined in note 25). Compensation expense for equity-settled share options awarded under the G MINE SIP (as defined in note 25) is measured at the fair value at the grant date using the Black-Scholes valuation model and is recognised using the graded vesting method over the vesting period of the options granted.
Compensation expense recognised is adjusted to reflect the number of options that has been estimated by management for which conditions attached to service will be fulfilled as of the grant date until the vesting date so that the ultimately recognised expense corresponds to the options that have actually vested. The compensation expense credit is attributed to the share-based payment reserve when the expense is recognised in the Consolidated Statements of Comprehensive Income. On exercise of options granted, the associated portion of the share-based payment reserve is reclassified to retained earnings.
Earnings per share
Basic earnings per share is calculated by dividing the net income or loss for the year attributed to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share are calculated using the same method as for basic earnings per share and adjusting the weighted average of ordinary shares outstanding during the year to reflect the dilutive impact, if any, of options and warrants assuming they were exercised for that number of ordinary shares calculated by applying the treasury stock method. The treasury stock method assumes that all proceeds received by Gamesys Group plc when options and warrants are exercised will be used to purchase ordinary shares at the average market price during the reporting period.
Provisions
Provisions are recognised when the Group has a present obligation, legal or constructive, as a result of a past event. It is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.
Research and development costs
Research costs are expensed as incurred. Development expenditures on an individual project are recognised as an intangible asset when the Group can demonstrate:

15

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
•
the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

•
its intention to complete and its ability to use or sell the asset;

•
how the asset will generate future economic benefits;

•
the availability of resources to complete the asset; and

•
the ability to measure reliably the expenditure during development.

Following initial recognition of the development expenditure as an asset, the asset is carried at cost less any accumulated amortisation and accumulated impairment losses. Amortisation of the asset begins the same month the asset is recognised and is charged over the period of expected future economic benefit to the Group. During the period of development, the asset is tested for impairment annually as part of the CGU to which it relates.
Leases
Effective from 1 January 2019, the Group adopted IFRS 16, which replaces IAS 17 — Leases and related interpretations.
The Group elected to apply the modified retrospective approach which does not require restatement of comparative periods. As a result, lease liabilities were recognised in the opening consolidated balance sheet as at 1 January 2019 at an amount equal to the Group’s remaining lease payments discounted using the Group’s incremental borrowing rate. Additionally, the Group elected to measure right-of-use assets by reference to the measurement of the lease liabilities on the same date. As a result, net assets were not impacted. There was also no impact on the Group’s equity at 1 January 2019.
On 1 January 2019, the Group recognised right-of-use assets and lease liabilities of £3.2 million related to its existing leases. Furthermore, the Group assumed that leases obtained as part of the Gamesys Acquisition were also subject to IFRS 16 starting on 1 January 2019 and recognised additional right-of-use assets and lease liabilities of £20.7 million as a result.
Under IFRS 16 — Leases, the Group amortises its right-of-use assets and accretes interest on its lease liabilities, except for leases of low value assets and leases with a duration of one year or less.
Lease liabilities are measured at the present value of contractual payments due to the lessor over the term of the lease, with discount rates determined by reference to the Group’s incremental borrowing rate, where no rate is specified in the lease agreement itself. Right-of-use assets are initially measured at the amount of the lease liability. The Group makes judgements regarding extension and break clauses, where necessary.
Subsequent to initial measurement, lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortised on a straight-line basis over the remaining term of the lease.
When the Group revises its estimate of the term of any lease, the carrying amount of the lease liabilities is adjusted to reflect the payments required to be made over the revised term, which are discounted using a revised discount rate. Equivalent adjustments are made to the value of the right-of-use assets, with the revised carrying amount being amortised over the remaining revised lease term. If the carrying amount of the right-of-use assets is adjusted to zero, any further reduction is recognised in profit or loss.
4.   Summary of significant accounting judgements, estimates and assumptions
The preparation of Gamesys Group plc’s Consolidated Financial Statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets

16

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
and liabilities, and the accompanying disclosures. Estimates and judgements are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.
The effect of a change in an accounting estimate is recognised prospectively by including it in the Consolidated Statements of Comprehensive Income in the period of the change, if the change affects that period only; or in the period of the change and future periods if the change affects both.
The Group has reviewed its significant accounting estimates and assumptions considering the impact of COVID-19 and no new significant accounting estimates and assumptions were identified, nor have the current estimates and assumptions been materially impacted.
The estimates and judgements that have a significant risk of causing material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Goodwill and intangible assets
Goodwill and intangible assets are reviewed for impairment annually, or more frequently when there are indicators that impairment may have occurred, by comparing the carrying value to its recoverable amount. Management uses judgement in estimating the recoverable values of the Group’s CGUs and uses internally developed valuation models that consider various factors and assumptions including forecasted cash earnings, growth rates and discount rates. The use of different assumptions and estimates could influence the determination of the existence and extent of impairment and the valuation of intangible assets.
Taxes
Group companies may be subject to indirect taxation on transactions, which have been treated as exempt supplies of gambling, or on supplies which have been zero rated where legislation provides that the services are received or used and enjoyed in the country where the service provider is located. Revenue earned from players located in any particular jurisdiction may give rise to further taxes in that jurisdiction. If such taxes are levied, either on the basis of current law or the current practice of any tax authority, or by reason of a change in the law or practice, then this may have a material adverse effect on the amount of tax payable by the Group, its financial position or its reported results. Where it is considered probable that a previously identified contingent liability will give rise to an actual outflow of funds, then a provision is made in respect of the relevant jurisdiction and period impacted. Where the likelihood of a liability arising is considered less than probable the contingency is not recognised as a liability at the balance sheet date.
The Group is also exposed to a range of different corporation and other tax regimes. Any given tax jurisdiction may have complex legislation operating both domestically and potentially beyond the borders of the country in question. This requires the Group to make judgements on the basis of detailed tax analysis and recognise payables or provisions and disclose contingent liabilities as appropriate in the circumstances. Should the Group’s judgement change as it is revisited over time, or the associated estimates be updated as more information comes to light, tax expense recorded in the Consolidated Statements of Comprehensive Income in future reporting periods will be affected. Further information on recognised provisions is included in note 20.
Expected credit loss
Trade and other long-term and short-term receivables are reviewed for impairment every reporting period. Use of the ECL Model requires management to exercise judgement in evaluating which balances in transit from, and rolling reserves held with payment service providers are considered high-risk. It also requires

17

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
management to make assumptions about the likelihood of collectability of certain trade and other receivables. The use of different assumptions and estimates could influence the amount of impairment of financial assets recognised in a given period.
Capitalised software development costs
Capitalisation of certain software development costs requires management to exercise judgement in identifying costs to be capitalised as well as the rate at which such costs are capitalised. In particular, judgement is exercised when identifying and quantifying directly attributable costs necessary to create, produce and prepare software to be capable of operating in the manner intended by management. The use of different assumptions on what constitutes directly attributable costs and use of different estimates for calculating these costs could influence the amount of capitalised software development.
Business combinations
Business combinations require management to exercise judgement in measuring the fair value of the assets acquired, equity instruments issued and liabilities assumed. In particular, a high degree of judgement is applied in determining which assets and liabilities are included in a business combination, the fair value of the separable intangible assets acquired and their useful economic lives.
5.   Business combinations
On 26 September 2019, the Group completed the Gamesys Acquisition, which includes the Virgin Games, Heart Bingo, Virgin Casino and Monopoly Casino brands and related assets. The purchase was completed for £237.3 million in cash (net of gains from hedging), of which £173.6 million was funded by an add-on to the Group’s existing Term Facility, £9.9 million in deferred consideration (net of working capital adjustments) and 33,653,846 newly issued ordinary shares of the Parent Company, which at the prevailing share price of £7.25 on 26 September 2019 amounted to £244.0 million. The deferred consideration is payable in March 2022 and is subject to an annual interest rate of 5.0% plus LIBOR. The Gamesys Acquisition has been accounted for as a business combination.
The purchase price allocation set forth below represents the allocation of the purchase price to the fair value of assets acquired and liabilities assumed. No indemnification assets have been recognised due to the uncertainty of any such amounts being agreed.

18

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Effect of acquisition on the financial position of the Group
26 September 2019 (£m)
Assets acquired
Cash	40.3
Restricted cash	1.2
Player deposits	9.0
Trade and other receivables	14.0
Other non-current assets	5.9
Right-of-use assets	18.8
Intangible assets (note 13)	309.0
Goodwill (note 13)	252.7
650.9
Liabilities assumed
Accounts payable and accrued liabilities	75.5
Player liabilities	9.0
Deferred tax liabilities	52.4
Provisions (note 20)	3.8
Lease liabilities	19.0
159.7

Net assets acquired	491.2
Consideration
Cash	240.0
Realised gain on FX Forward	(2.7)
Deferred consideration	10.0
Working capital adjustment	(0.1)
Shares issued	244.0
491.2
The excess purchase consideration over the net fair value of financial and other tangible and intangible assets and liabilities acquired was allocated to goodwill. The goodwill recognised is primarily attributed to the expected synergies and other benefits from combining the assets and activities of Gamesys (Holdings) Limited with those of the Group.
None of the goodwill is expected to be deductible for income tax purposes.
In connection with the issuance of shares as part of the consideration for the Gamesys Acquisition, Gamesys Group plc applied the requirements of the Companies Act 2006 in relation to merger relief, and recorded excess of the nominal value of the shares issued in the merger reserve.
On 1 January 2020, amendments to the definition of a business under IFRS 3 — Business Combinations came into effect. The Group did not complete any acquisitions during the year ended 31 December 2020 and

19

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
the amendments do not permit the Group to reassess whether acquisitions occurring prior to 1 January 2020 meet the revised definition of a business. As a result, the Group’s Consolidated Financial Statements for the year ended 31 December 2020 were not affected by these amendments.
6.   Segment information
Under IFRS 8 — Operating Segments (‘IFRS 8’) segments are reported in a manner consistent with internal reporting provided to the Chief Operating Decision Makers (as defined in note 3).
In December 2019, following the Gamesys Acquisition, the Group determined that its reportable operating segments had changed such that the Jackpotjoy and Vera&John segments were aggregated into a single operating segment, being online gaming. The online gaming segment consists of online bingo and casino operating results of the Jackpotjoy, Starspins, Virgin Games, Heart Bingo, Botemania, Rainbow Riches Casino, Virgin Casino, Monopoly Casino, Vera&John, InterCasino and VIP Casino brands.
Management believes that this segmentation is most appropriate because online gaming is the Group’s primary business that is being managed on a combined basis without central business costs or operating expenses being allocated to any particular geography or product.
Additionally, the Group sold its Mandalay business in the period ended 31 March 2019 and it sold its social gaming business in the period ended 30 September 2018. All 2019 and 2018 comparative figures have been restated accordingly.
The following tables present selected financial results for online gaming and the unallocated corporate costs:

20

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Year ended 31 December 2020:
	Online gaming (£m)	Unallocated corporate costs (£m)	Total (£m)
Revenue	727.7	—	727.7
Distribution costs	399.9	—	399.9
Amortisation and depreciation	99.5	0.5	100.0
Impairment of purchase price intangibles	4.1	—	4.1
Compensation, professional, and general and administrative expenses	100.4	17.0	117.4
Impairment of financial assets	5.0	—	5.0
Severance costs	1.1	0.8	1.9
Transaction related costs	—	1.8	1.8
Foreign exchange (gain)/loss	(1.0)	5.2	4.2
Financing, net	0.9	23.8	24.7
Income/(loss) for the year before taxes	117.8	(49.1)	68.7
Tax expense	1.2	0.3	1.5
Net income/(loss) for the year after taxes	116.6	(49.4)	67.2
Net income/(loss) for the year after taxes	116.6	(49.4)	67.2
Interest expense, net	0.9	22.6	23.5
Accretion on financial liabilities	—	1.2	1.2
Tax expense	1.2	0.3	1.5
Amortisation and depreciation	99.5	0.5	100.0
Impairment of purchase price intangibles	4.1	—	4.1
EBITDA	222.3	(24.8)	197.5
Severance costs	1.1	0.8	1.9
One-off tax charges	0.8	—	0.8
Transaction related costs	—	1.8	1.8
Foreign exchange (gain)/loss	(1.0)	5.2	4.2
Adjusted EBITDA	223.2	(17.0)	206.2
Net income/(loss) for the year after taxes	116.6	(49.4)	67.2
Severance costs	1.1	0.8	1.9
One-off tax charges	0.8	—	0.8
Transaction related costs	—	1.8	1.8
Foreign exchange (gain)/loss	(1.0)	5.2	4.2
Amortisation of acquisition related purchase price intangibles	82.9	—	82.9
Impairment of purchase price intangibles	4.1	—	4.1
Accretion on financial liabilities	—	1.2	1.2
Deferred tax on purchase price intangibles	(8.7)	—	(8.7)
Adjusted net income/(loss)	195.8	(40.4)	155.4

21

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Year ended 31 December 2019:
	Online gaming (£m)	Unallocated corporate costs (£m)	Total (£m)
Revenue	415.1	—	415.1
Distribution costs	214.2	—	214.2
Amortisation and depreciation	61.2	1.0	62.2
Compensation, professional, and general and administrative expenses	71.3	14.0	85.3
Impairment of financial assets	3.9	—	3.9
Transaction related costs	0.2	15.6	15.8
Foreign exchange loss/(gain)	1.3	(2.8)	(1.5)
Financing, net	0.5	22.7	23.2
Income/(loss) for the year before taxes from continuing operations	62.5	(50.5)	12.0
Tax expense	2.6	0.3	2.9
Net income/(loss) for the year after taxes from continuing operations	59.9	(50.8)	9.1
Net income/(loss) for the year after taxes from continuing operations	59.9	(50.8)	9.1
Interest expense, net	0.5	20.9	21.4
Accretion on financial liabilities	—	1.3	1.3
Tax expense	2.6	0.3	2.9
Amortisation and depreciation	61.2	1.0	62.2
EBITDA	124.2	(27.3)	96.9
One-off tax charges	6.0	—	6.0
Fair value adjustments on contingent consideration	—	0.5	0.5
Transaction related costs	0.2	15.6	15.8
Foreign exchange loss/(gain)	1.3	(2.8)	(1.5)
Adjusted EBITDA(1)	131.7	(14.0)	117.7
Net income/(loss) for the year after taxes from continuing operations	59.9	(50.8)	9.1
One-off tax charges	6.0	—	6.0
Fair value adjustments on contingent consideration	—	0.5	0.5
Transaction related costs	0.2	15.6	15.8
Foreign exchange loss/(gain)	1.3	(2.8)	(1.5)
Amortisation of acquisition related purchase price intangibles	52.7	—	52.7
Accretion on financial liabilities	—	1.3	1.3
Deferred tax on purchase price intangibles(2)	(0.4)	—	(0.4)
Adjusted net income/(loss)(1),(2)	119.7	(36.2)	83.5

22

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Year ended 31 December 2018 — unaudited:
	Online gaming (£m)	Unallocated corporate costs (£m)	Total (£m)
Revenue	308.2	—	308.2
Distribution costs	149.8	0.1	149.9
Amortisation and depreciation	54.9	0.4	55.3
Compensation, professional, and general and administrative expenses	37.9	11.6	49.5
Impairment of financial assets	1.0	—	1.0
Severance costs	0.9	—	0.9
Transaction related costs	0.1	1.8	1.9
Foreign exchange loss/(gain)	0.5	(0.1)	0.4
Financing, net	(0.1)	29.8	29.7
Income/(loss) for the year before taxes from continuing operations	63.2	(43.6)	19.6
Tax expense	0.2	0.3	0.5
Net income/(loss) for the year after taxes from continuing operations	63.0	(43.9)	19.1
Net income/(loss) for the year after taxes from continuing operations	63.0	(43.9)	19.1
Interest expense, net	(0.1)	19.6	19.5
Accretion on financial liabilities	—	3.0	3.0
Tax expense	0.2	0.3	0.5
Amortisation and depreciation	54.9	0.4	55.3
EBITDA	118.0	(20.6)	97.4
Severance costs	0.9	—	0.9
Fair value adjustments on contingent consideration	—	7.2	7.2
Transaction related costs	0.1	1.8	1.9
Foreign exchange loss/(gain)	0.5	(0.1)	0.4
Adjusted EBITDA(1)	119.5	(11.7)	107.8
Net income/(loss) for the year after taxes from continuing operations	63.0	(43.9)	19.1
Severance costs	0.9	—	0.9
Fair value adjustments on contingent consideration	—	7.2	7.2
Transaction related costs	0.1	1.8	1.9
Foreign exchange loss/(gain)	0.5	(0.1)	0.4
Amortisation of acquisition related purchase price intangibles	52.8	—	52.8
Accretion on financial liabilities	—	3.0	3.0
Deferred tax on purchase price intangibles(2)	(0.4)	—	(0.4)
Adjusted net income/(loss)(1),(2)	116.9	(32.0)	84.9

(1)
Figures for the years ended 31 December 2019 and 31 December 2018 have been amended to include share-based compensation expense that is no longer excluded from adjusted EBITDA and adjusted net income.

23

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
(2)
Figures for the years ended 31 December 2019 and 31 December 2018 have been amended to exclude deferred tax on purchase price intangibles.

During the year ended 31 December 2020, revenue was earned from players situated in the following locations: United Kingdom — 58% (year ended 31 December 2019 — 52%; year ended 31 December 2018 — 53%), Japan — 27% (year ended 31 December 2019 — 26%; year ended 31 December 2018 — 14%), Spain — 5% (year ended 31 December 2019 — 8%; year ended 31 December 2018 — 10%), rest of Europe — 4% (year ended 31 December 2019 — 9%; year ended 31 December 2018 — 15%), rest of world — 6% (year ended 31 December 2019 — 5%; year ended 31 December 2018 — 8%).
During the year ended 31 December 2020, the Group’s B2B Revenue comprised 4% (year ended 31 December 2019 — 4%; year ended 31 December 2018 — 3%) of total Group revenues, with the remaining portion being revenues earned from Net Gaming Revenue operations.
Non-current assets by geographical location as at 31 December 2020 were as follows: Europe £98.8 million (31 December 2019 — £85.3 million), Americas £6.1 million (31 December 2019 — £383.9 million) and United Kingdom £874.7 million (31 December 2019 — £576.4 million).
7.   Costs and expenses
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Distribution costs:
Selling and marketing	155.9	81.7	54.5
Licensing fees	63.2	45.3	38.1
Gaming taxes	116.5	59.2	38.7
Processing fees	64.3	28.0	18.6
	399.9	214.2	149.9
Administrative costs:
Compensation and benefits	91.8	55.6	31.6
Professional fees	7.7	5.1	4.3
General and administrative	17.9	24.6	13.6
Tangible and right-of-use asset depreciation	8.8	4.4	0.5
Intangible asset amortisation	91.2	57.8	54.8
Impairment of purchase price intangibles	4.1	—	—
	221.5	147.5	104.8

24

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
8.   Interest income/expense
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Total interest income	0.5	0.4	0.3
Interest accrued and paid on long-term debt	22.4	21.4	19.8
Fair value adjustment on secured convertible loan	(0.1)	(0.2)	—
Interest accrued on deferred consideration	0.5	—	—
Interest accrued and paid on lease liabilities	1.2	0.6	—
Total interest expense	24.0	21.8	19.8
Debt issue costs and accretion recognised on long-term debt	1.2	0.7	0.6
Interest accretion recognised on other long-term liabilities	—	0.6	1.2
Accretion of discount recognised on contingent consideration	—	—	1.2
Total accretion on financial liabilities	1.2	1.3	3.0
9.   Taxes and deferred taxes
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
UK	8.1	—	—
Overseas jurisdictions	12.0	9.4	0.9
Adjustments for prior years	(3.4)	0.9	—
Current tax expense	16.7	10.3	0.9
Tax effect of temporary differences	(6.5)	(7.0)	—
Reversal of temporary differences related to business combinations	(8.7)	(0.4)	(0.4)
Deferred tax credit	(15.2)	(7.4)	(0.4)
Total tax expense	1.5	2.9	0.5
The difference between the actual tax charge for the year and the standard rate of corporation tax in the United Kingdom applied to profits for the year is as follows:

25

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Profit for the year before taxes	68.7	11.3	14.8
Tax using Gamesys Group plc’s domestic tax rate of 19% (2019 — 19%)	13.1	2.1	2.8
Adjusted for effects of:
Non-deductible expenses	3.1	(0.4)	0.9
Different tax rates applied in overseas jurisdictions	(13.3)	(0.5)	(5.0)
Non-capital loss for which no tax benefit has been recorded	6.1	1.7	1.8
Adjustments for prior years	(3.4)	—	—
Utilisation of brought forward losses not previously recognised as an asset	(1.5)	—	—
Other differences	(2.6)	—	—
Total tax expense	1.5	2.9	0.5
As at 31 December 2020, taxes payable and receivable balances consist primarily of taxes related to the 2018, 2019 and 2020 fiscal years.
The Group has tax losses amounting to £4.5 million (year ended 31 December 2019 — £8.7 million) for which no deferred tax asset has been recognised due to reduced certainty over the existence of future taxable profits in the affected subsidiaries.
	Deferred tax asset (£m)	Deferred tax liability (£m)
Balance, 1 January 2019	—	1.2
Arising on business combinations	—	52.4
Deferred tax on purchase price intangibles	—	(0.4)
Balance, 31 December 2019	—	53.2
Deferred tax on purchase price intangibles	—	(8.7)
Transfer from current taxes receivable	7.2	—
Accrued tax rebates	4.8	—
Temporary differences: intangible assets	1.7	—
Transfer to current taxes receivable	(3.8)	—
Foreign exchange translation	—	(0.1)
Balance, 31 December 2020	9.9	44.4
Deferred tax assets relate to differences in timing of distribution of taxed profits through intercompany dividend declarations (£8.2 million) and other temporary differences (£1.7 million). Deferred tax liabilities relate exclusively to balances arising on business combinations.

26

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
10.   Earnings per share
The following table presents the calculation of basic and diluted earnings per share:
	Year ended 31 December 2020 (£m)	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Numerator:
Net income attributable to owners of the parent – basic	67.2	8.4	14.3
Net income attributable to owners of the parent – diluted	67.2	8.4	14.3
Numerator:
Net income from continuing operations – basic	67.2	9.1	19.1
Net income from continuing operations – diluted	67.2	9.1	19.1
Numerator:
Net loss from discontinued operations – basic	—	(0.7)	(4.8)
Net loss from discontinued operations – diluted(1)	—	(0.7)	(4.8)
Denominator:
Weighted average number of shares outstanding – basic	108.8	83.3	74.2
Weighted average effect of dilutive share options(2)	0.5	0.3	0.6
Weighted average number of shares outstanding – diluted	109.3	83.6	74.8
Net income per share(3),(4)
Basic	61.8p	10.1p	19.3p
Diluted	61.5p	10.0p	19.1p
Net income per share(3),(4) – continuing operations
Basic	61.8p	10.9p	25.7p
Diluted	61.5p	10.9p	25.5p
Net loss per share(1),(3),(4) – discontinued operations
Basic	—	(0.8)p	(6.4)p
Diluted	—	(0.8)p	(6.4)p

(1)
In case of a net loss, the effect of share options potentially exercisable on diluted loss per share will be anti-dilutive; therefore, basic and diluted net loss per share will be the same.

(2)
As at 31 December 2020, performance conditions related to LTIP2 are considered satisfied and, as such, ordinary shares issuable under LTIP2 are included in the number of the weighted average dilutive share options.

(3)
Basic net income per share is calculated by dividing the net income by the weighted average number of shares outstanding during the year.

(4)
Diluted net income per share is calculated by dividing the net income by the weighted average number of shares outstanding during the year and adjusted for the number of potentially dilutive share options and contingently issuable instruments.

27

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
11.   Liabilities arising from financing activities
The following is a reconciliation of liabilities arising from financing activities:
	Long-term debt (£m)	Interest payable (£m)	Non- compete clauses (£m)	Interest rate swap liability (£m)	Currency swap liability (£m)	Deferred/ Contingent consideration (£m)	Lease liabilities (£m)	Total (£m)
Balance, 1 January 2019	371.4	0.3	10.1	0.5	—	4.5	—	386.8
Cash flows	171.0	(20.4)	(6.0)	(0.6)	—	—	(3.6)	140.4
Non-cash flows:
Fair value adjustments	—	—	—	1.2	9.3	0.5	—	11.0
Interest expense	—	21.4	—	—	—	—	0.6	22.0
Lease liabilities recognised	—	—	—	—	—	—	25.7	25.7
Accretion	0.7	—	0.6	—	—	—	—	1.3
Arising on business combinations	—	—	—	—	—	10.0	—	10.0
Set-off against acquired assets	—	—	—	—	—	(5.0)	—	(5.0)
Foreign exchange translation	(12.8)	(0.3)	—	—	—	—	—	(13.1)
Balance, 31 December 2019	530.3	1.0	4.7	1.1	9.3	10.0	22.7	579.1
Cash flows	(40.3)	(21.8)	(4.7)	(0.9)	(2.3)	—	(5.9)	(75.9)
Non-cash flows:
Fair value adjustments	—	—	—	1.6	(2.0)	—	—	(0.4)
Interest expense	—	22.9	—	—	—	—	1.2	24.1
Lease liabilities recognised	—	—	—	—	—	—	4.6	4.6
Accretion	1.2	—	—	—	—	—	—	1.2
Foreign exchange translation	16.9	(0.2)	—	—	—	—	0.1	16.8
Balance, 31 December 2020	508.1	1.9	—	1.8	5.0	10.0	22.7	549.5

28

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
12.   Tangible assets
As at 31 December 2020
	Fixtures and fittings (£m)	Hardware and equipment (£m)	Total (£m)
Cost
Balance, 1 January 2020	7.2	5.5	12.7
Additions	1.0	1.8	2.8
Disposals	(0.1)	(0.2)	(0.3)
Translation	(0.1)	0.2	0.1
Balance, 31 December 2020	8.0	7.3	15.3
Accumulated depreciation
Balance, 1 January 2020	0.8	2.4	3.2
Depreciation	1.2	2.3	3.5
Disposals	(0.1)	(0.1)	(0.2)
Translation	—	(0.1)	(0.1)
Balance, 31 December 2020	1.9	4.5	6.4
Carrying value
Balance, 31 December 2020	6.1	2.8	8.9
As at 31 December 2019
	Fixtures and fittings (£m)	Hardware and equipment (£m)	Total (£m)
Cost
Balance, 1 January 2019	1.3	2.3	3.6
Additions	5.9	3.2	9.1
Balance, 31 December 2019	7.2	5.5	12.7
Accumulated depreciation
Balance, 1 January 2019	0.3	1.1	1.4
Depreciation	0.6	1.2	1.8
Translation	(0.1)	0.1	—
Balance, 31 December 2019	0.8	2.4	3.2
Carrying value
Balance, 31 December 2019	6.4	3.1	9.5

29

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
13.   Intangible assets and goodwill
As at 31 December 2020
	Player relationships	Software	Brand	Partnership agreements	Goodwill	Total
	(£m)	(£m)	(£m)	(£m)	(£m)	(£m)
Cost
Balance, 1 January 2020	515.0	123.0	68.2	17.5	544.4	1,268.1
Additions	—	16.8	—	—	—	16.8
Translation	1.2	2.2	0.3	0.3	1.3	5.3
Balance, 31 December 2020	516.2	142.0	68.5	17.8	545.7	1,290.2
Accumulated amortisation/impairment
Balance, 1 January 2020	188.4	25.6	16.5	8.7	20.2	259.4
Amortisation	72.4	12.0	3.4	3.4	—	91.2
Impairment(1)	—	—	—	4.1	—	4.1
Translation	1.2	1.1	0.1	—	(0.7)	1.7
Balance, 31 December 2020	262.0	38.7	20.0	16.2	19.5	356.4
Carrying value
Balance, 31 December 2020	254.2	103.3	48.5	1.6	526.2	933.8

(1)
During the year ended 31 December 2020, a number of the Group’s purchase price partnership agreements have either expired or have been terminated. As a result, the Group recognised a £4.1 million impairment for the unamortised portion of the relevant contracts.

30

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
As at 31 December 2019
	Player relationships (£m)	Software (£m)	Brand (£m)	Partnership agreements (£m)	Non- compete clauses (£m)	Goodwill (£m)	Total (£m)
Cost
Balance, 1 January 2019	320.1	31.0	70.3	12.9	20.4	309.1	763.8
Additions	223.3	94.0	—	4.6	—	252.7	574.6
Disposals	(27.2)	(0.4)	(1.6)	—	—	(14.3)	(43.5)
Translation	(1.2)	(1.6)	(0.5)	—	—	(3.1)	(6.4)
Balance, 31 December 2019	515.0	123.0	68.2	17.5	20.4	544.4	1,288.5
Accumulated amortisation/impairment
Balance, 1 January 2019	172.6	18.3	13.6	6.1	17.9	20.8	249.3
Amortisation	41.6	8.7	3.4	2.6	2.5	—	58.8
Disposals	(24.7)	(0.3)	(0.4)	—	—	—	(25.4)
Translation	(1.1)	(1.1)	(0.1)	—	—	(0.6)	(2.9)
Balance, 31 December 2019	188.4	25.6	16.5	8.7	20.4	20.2	279.8
Carrying value
Balance, 31 December 2019	326.6	97.4	51.7	8.8	—	524.2	1,008.7
Goodwill impairment testing
As discussed in note 1, the Group offers bingo, casino and other games to its players through brands that operate off proprietary software, comprised of two platforms, Excite and Enjoy. The Jackpotjoy, Starspins, Botemania, Virgin Games, Heart Bingo, Virgin Casino, Monopoly Casino and Rainbow Riches Casino brands operate off the Excite platform, with Vera&John and InterCasino brands operating off the Enjoy platform. Therefore, the Group designated Excite and Enjoy as its CGUs.
For the purpose of the annual impairment test, goodwill has been allocated to each CGU of the business. The recoverable amount of the Excite CGU has been determined based on a fair value less selling costs calculation using cash flow projections from financial forecasts approved by senior management covering a five-year period. The pre-tax discount rate applied to cash flow projections is 16.0% (year ended 31 December 2019 — 14.0%) and cash flows beyond the five-year period are extrapolated using a 2.0% (year ended 31 December 2019 — 2.0%) growth rate. At 31 December 2020, the carrying amount of goodwill related to the Excite CGU is £469.8 million (year ended 31 December 2019 — £469.8 million).
The recoverable amount of the Enjoy CGU has been determined based on a fair value less selling costs calculation using cash flow projections from financial forecasts approved by senior management covering a five-year period. The pre-tax discount rate applied to cash flow projections is 18.0% (year ended 31 December 2019 — 19.0%) and cash flows beyond the five-year period are extrapolated using a 2.0% (year ended 31 December 2019 — 2.0%) growth rate. At 31 December 2020, the carrying amount of goodwill related to the Enjoy CGU is £56.4 million (year ended 31 December 2019 — £54.4 million).
The fair value less selling costs calculations are based on level 3 in the fair value hierarchy. As at 31 December 2020, there was no indication of impairment of goodwill, nor does senior management expect any reasonably possible change in a key assumption that may give rise to an impairment.

31

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
14.   Other long-term receivables
	31 December 2020 (£m)	31 December 2019 (£m)
Secured convertible loan	3.9	3.8
Long-term loan receivable (net of ECL provision discussed in note 16)	1.0	1.2
Other	0.2	0.2
	5.1	5.2
15.   Cash, restricted cash and player deposits
	31 December 2020 (£m)	31 December 2019 (£m)
Cash	212.6	100.3
Restricted cash	—	6.3
	212.6	106.6

Player deposits – restricted cash(1)	29.6	12.4

(1)
Player deposits — restricted cash consists of cash held by the Group in relation to amounts payable to players.

16.   Trade and other receivables
	31 December 2020 (£m)	31 December 2019 (£m)
Trade receivables	8.4	5.5
Due from payment service providers	20.4	12.2
Prepaid expenses	12.4	10.4
Sales tax receivable	4.7	4.8
Other receivables	3.5	4.8
ECL on above balances	(9.5)	(4.5)
	39.9	33.2
The above ECL figure includes an £8.6 million (31 December 2019 — £3.6 million) provision on certain high-risk balances in transit from, and rolling reserves held with payment service providers, as discussed in note 3, as well as a £0.9 million (31 December 2019 — £0.9 million) provision on trade and other receivables discussed below.
The following table summarises the movement of the Group’s expected credit loss provision on trade and other receivables:

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SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
(£m)
Balance, 1 January 2019	0.6
ECL on trade and other receivables	0.3
ECL on certain balances held with PSPs	3.6
Balance, 31 December 2019	4.5
ECL on certain balances held with PSPs	5.0
Balance, 31 December 2020	9.5
ECL on certain high-risk balances in transit from, and rolling reserves held with payment service providers is calculated as approximately 42% (year ended 31 December 2019 — 30%) of certain high-risk balances in transit from, and rolling reserves held with payment service providers. If the ECL rate percentage increased by 10%, net income before taxes would decrease by 3%.
Under the ECL Model, the Group’s trade receivables are classified in stage 1 — financially healthy assets that are expected to perform in line with their contractual terms and which show no signs of increased credit risk.
In order to determine the amount of ECL to be recognised in the Consolidated Financial Statements on trade and other receivables, the Group has set up a provision matrix based on its historical credit loss experience. The matrix is adjusted for forward-looking estimates and establishes that ECL should be calculated as follows:
•
0-30 days past due: 1% of carrying value (year ended 31 December 2019 — 1%);

•
31-60 days past due: 15% of carrying value (year ended 31 December 2019 — 15%);

•
61-90 days past due: 19% of carrying value (year ended 31 December 2019 — 19%); and

•
More than 90 days past due: 25% of carrying value (year ended 31 December 2019 — 25%).

The following table summarises the Group’s expected credit loss on its trade and other receivables and other long-term receivables at 31 December 2020:
	0-30 days (£m)	31-60 days (£m)	61-90 days (£m)	90 days + (£m)	Total (£m)
Trade and other receivables	0.1	—	0.1	0.7	0.9
Other long-term receivables (note 14)	—	—	—	0.4	0.4
	0.1	—	0.1	1.1	1.3
The following table summarises the Group’s expected credit loss on its trade and other receivables and other long-term receivables at 31 December 2019:
	0-30 days (£m)	31-60 days (£m)	61-90 days (£m)	90 days + (£m)	Total (£m)
Trade and other receivables	0.1	—	—	0.8	0.9
Other long-term receivables (note 14)	—	—	—	0.4	0.4
	0.1	—	—	1.2	1.3
17.   Currency swap and interest rate swap
A fundamental reform of major interest rate benchmarks is being undertaken, including the replacement of some interbank offered rates (‘IBORs’) with alternative nearly risk-free rates (the ‘IBOR Reform’). The

33

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Group has exposure to IBORs on its financial instruments that will be replaced or reformed as part of this initiative. The Group will monitor and manage its transition to alternative rates by evaluating the extent to which its contracts reference IBOR and whether such contracts need to be amended as a result of the IBOR Reform.
IBOR Reform amendments to IFRS 9 are effective as of 1 January 2020. However, the amendments provide relief in applying the requirements of IFRS 9 to certain hedges and allow the Group to assume that interest rate benchmarks on which hedged cash flows are based will not be altered as a result of the IBOR Reform. Consequently, hedging relationships that may have otherwise been impacted by the IBOR Reform have remained in place and no additional ineffective portions of the hedges have been recognised during the year ended 31 December 2020.
As at 31 December 2020, the Group’s main floating rate was LIBOR.
Currency swap
The Group manages its foreign exchange risk by utilising currency swaps.
On 1 August 2019, the Group entered into a cross currency swap agreement (the ‘Currency Swap’) in order to minimise the Group’s increased exposure to exchange rate fluctuations between GBP and EUR impacting the Group’s EUR Term Facility. The Currency Swap had an effective date of 30 September 2019 and a maturity date of 30 September 2022.
As at 31 December 2020, the fair value of the Currency Swap was a £5.0 million payable (31 December 2019 — £9.3 million). The Group has included £2.9 million of this amount in current liabilities (31 December 2019 — £3.3 million), with the remaining balance included in other long-term payables, as discussed in note 24. For the year ended 31 December 2020, the Group recognised a gain of £2.0 million in other comprehensive income (year ended 31 December 2019 — loss of £9.3 million; year ended 31 December 2018 — £nil).
(£m)
Balance, 1 January 2019	—
FVOCI	9.3
Balance, 31 December 2019	9.3
FVOCI(1)	(4.3)
Balance, 31 December 2020	5.0

(1)
The difference between the total gain/(loss) on the Currency Swap and the portion connected to fair value revaluations relates to cash payments made on the Currency Swap.

The Group considers there to be a clear economic relationship between the EUR Term Facility and the Currency Swap. Therefore, due to the straightforward nature of this relationship, the Group has not experienced, nor does it expect to experience, any notable hedge ineffectiveness.
Interest rate swap
The Group manages its interest rate risk by utilising interest rate swaps.
On 5 August 2019, Gamesys Group plc amended the terms of its existing Interest Rate Swap to further minimise its exposure to interest rate fluctuations. Under the new terms, the Group will pay a margin rate as per the terms of its GBP Term Facility plus a fixed 1.08% rate of interest instead of a margin rate as per

34

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
the terms of its GBP Term Facility plus floating GBP LIBOR. On 15 August 2019, the starting Notional Amount went back to being 60% of the GBP Term Facility (£150.0 million) and will decrease to £69.0 million by 15 June 2021.
As at 31 December 2020, the fair value of the Interest Rate Swap was a £1.8 million payable (31 December 2019 — £1.1 million). The Group has included £0.8 million of this payable in current liabilities (31 December 2019 — £0.4 million), with the value of the remaining balance included in other long-term payables, as discussed in note 24. For the year ended 31 December 2020, the Group recognised a loss of £1.6 million in other comprehensive income (year ended 31 December 2019 — £1.2 million; year ended 31 December 2018 — £1.1 million).
(£m)
Balance, 1 January 2019	0.5
FVOCI(1)	0.6
Balance, 31 December 2019	1.1
FVOCI(1)	0.7
Balance, 31 December 2020	1.8

(1)
The difference between the total loss on the Interest Rate Swap and the portion connected to fair value revaluations relates to cash payments made on the Interest Rate Swap.

The Group considers there to be a clear economic relationship between the GBP Term Facility and the Interest Rate Swap. Therefore, due to the straightforward nature of this relationship, the Group has not experienced, nor does it expect to experience, any notable hedge ineffectiveness.
As at 31 December 2020, the Group’s exposure to LIBOR designated in hedging relationships is £90.0 million, representing the Notional Amount in effect at the reporting date.
18.   Leases
The Group’s leasing activity consists solely of leases of property. As at 31 December 2020, the carrying value of the right-of-use assets amounted to £21.9 million and the carrying value of lease liabilities amounted to £22.7 million, with £6.1 million (year ended 31 December 2019 — £4.7 million) of this balance shown in current liabilities and the remaining portion of £16.6 million (year ended 31 December 2019 — £18.0 million) reflected under non-current liabilities.

35

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Right-of-use assets
(£m)
Balance, 1 January 2019	3.2
Additions	5.3
Additions arising on business combination	18.8
Depreciation	(2.6)
Effect of modification of lease terms	(2.5)
Balance, 31 December 2019	22.2
Additions	4.2
Depreciation	(5.3)
Effect of modification of lease terms	0.4
Foreign exchange movements	0.4
Balance, 31 December 2020	21.9
The lease liabilities balances were calculated using an incremental borrowing rate range of 2.0% — 5.0%.
Lease liabilities
(£m)
Balance, 1 January 2019	3.2
Additions	5.3
Additions arising on business combination	19.0
Interest expense	0.6
Effect of modification of lease terms	(1.8)
Lease payments	(3.6)
Balance, 31 December 2019	22.7
Additions	4.2
Interest expense	1.2
Effect of modification of lease terms	0.4
Lease payments	(5.9)
Foreign exchange movements	0.1
Balance, 31 December 2020	22.7
19.   Accounts payable and accrued liabilities
	31 December 2020 (£m)	31 December 2019 (£m)
Trade payables	12.2	20.3
Accruals	52.3	30.2
Gaming taxes, social security and other taxes	34.1	27.5
	98.6	78.0

36

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
20.   Provisions
(£m)
Balance, 1 January 2019	—
Arising on business combination (note 5)	3.8
Provisions in the year	6.0
Balance, 31 December 2019	9.8
Transfer to taxes payable	(3.8)
Release of provisions in the year	(6.0)
Provisions in the year	6.8
Balance, 31 December 2020	6.8
During the year ended 31 December 2018, the Group did not recognise any provisions.
During the year ended 31 December 2019, the Group recognised a provision arising on business combinations of £3.8 million as per a probability-based estimate of the fair value of potential UK tax liabilities, which have been disclosed under HMRC’s Profit Diversion Compliance Facility. During the year ended 31 December 2020, the £3.8 million provision has been transferred to taxes payable.
During the year ended 31 December 2019, the Group recognised a tax liability of £6.0 million relating to income derived from UK players. Having taken further external advice, the directors of the Group consider that the liability is no longer probable, and the £6.0 million provision has been released.
During the year ended 31 December 2020, a provision of £6.8 million (31 December 2019 — £nil) has been made for additional foreign gaming tax and interest liabilities attributable to changing norms in calculation criteria, which would be paid on assessment, if any.
21.   Financial risk management
Credit risk
Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. As at 31 December 2020, the Group is largely exposed to credit risk through its relationship with its service providers as well as its cash balances. Credit risk also arises from payment services providers (‘PSPs’). Prior to accepting new PSPs, credit checks are performed using a reputable external source, where available. Management monitors PSP balances on a weekly basis and promptly takes corrective action if pre-agreed limits are exceeded. As at 31 December 2020 the Group recognised a £9.9 million provision (31 December 2019 — £4.9 million) for potentially uncollectable trade and other receivables and other long-term receivables, as explained in note 3. With the exception of the balances discussed in note 16, no other receivables are considered past due or impaired. Quantitative analysis of the Group’s exposure to credit risk arising from its receivables is included in note 16 and analysis of the Group’s exposure to its credit risk arising from cash is presented below.
A significant amount of cash is held with institutions with the following credit ratings:

37

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Financial Institution Rating(1),(2)	31 December 2020 (£m)	31 December 2019 (£m)
AA-	2.1	1.5
A+	33.8	12.8
A	70.8	25.3
A-	9.3	5.3
BBB	49.0	38.2
BBB-	6.0	2.2
BB-	18.2	2.4

(1)
Balances as of 31 December 2019 have been adjusted to reflect the revised ratings of financial institutions as of 31 December 2020.

(2)
Figures exclude balances held with unrated institutions.

The Group monitors the credit ratings of counterparties regularly and at the reporting date does not expect any losses from non-performance by the counterparties. The Group’s policy is to transfer significant concentrations of cash held at lower-rated financial institutions to higher-rated financial institutions as swiftly as possible.
Interest rate risk
Interest rate risk relates to the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Gamesys Group plc is exposed to cash flow interest rate risk on its credit facilities, described in note 22, which bear interest at variable rates. A one percentage point increase (decrease) in interest rates would have decreased (increased) net earnings before income taxes by approximately £5.1 million for the year ended 31 December 2020 (year ended 31 December 2019 — £4.2 million; year ended 31 December 2018 — £3.7 million), with all other variables held constant.
Management monitors movements in interest rates by reviewing the LIBOR on a frequent basis.
Gamesys Group plc has an Interest Rate Swap in place to mitigate its exposure to interest rate volatility. A one percentage point increase (decrease) in interest rates would have increased (decreased) the fair value of the Interest Rate Swap by approximately £1.8 million for the year ended 31 December 2020 (year ended 31 December 2019 — £2.7 million; year ended 31 December 2018 — £2.9 million), with all other variables held constant.
Foreign exchange risk
Foreign exchange risk arises when individual group entities enter into transactions denominated in a currency other than their functional currency. Gamesys Group plc’s policy is, where possible, to allow the Group’s entities to settle liabilities denominated in their functional currency with the cash generated from their own operations in that currency. Where Gamesys Group plc’s entities have liabilities denominated in a currency other than their functional currency (and have insufficient reserves of that currency to settle them), cash already denominated in that currency will, where possible, be transferred from elsewhere within the Group.
Apart from these particular cash flows, the Group aims to fund expenses and investments in their respective currencies and to manage foreign exchange risk at a local level by matching the currency in which revenue is generated and expenses are incurred, as well as by matching the currency of its debt structure with the currency cash is generated in.

38

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
The following table summarises the Group’s discounted net financial assets/liabilities by currency and the approximate effects on total comprehensive income, and therefore total equity as a result of a 10% change in the value of the foreign currencies against pounds sterling where the Group has significant exposure. The analysis assumes that all other variables remain constant.
At 31 December 2020
	Net foreign currency financial assets/(liabilities)	Effect of 10% strengthening in foreign exchange rates on comprehensive income	Effect of 10% weakening in foreign exchange rates on comprehensive income
	(£m)	(£m)	(£m)
Canadian dollar	1.2	0.1	(0.1)
EURO	(214.0)	(21.4)	21.4
United States dollar	6.8	0.7	(0.7)
At 31 December 2019
	Net foreign currency financial assets/(liabilities)	Effect of 10% strengthening in foreign exchange rates on comprehensive income	Effect of 10% weakening in foreign exchange rates on comprehensive income
	(£m)	(£m)	(£m)
Canadian dollar	(0.1)	—	—
EURO	(245.5)	(24.5)	24.5
United States dollar	5.1	0.5	(0.5)
At 31 December 2018 — Unaudited
	Net foreign currency financial assets/(liabilities)	Effect of 10% strengthening in foreign exchange rates on comprehensive income	Effect of 10% weakening in foreign exchange rates on comprehensive income
	(£m)	(£m)	(£m)
Canadian dollar	(0.2)	—	—
EURO	(99.5)	(10.0)	10.0
United States dollar	1.5	0.2	(0.2)
Liquidity risk
The Group requires capital and liquidity to fund existing and future operations and future cash payments. The Group’s policy is to maintain sufficient capital levels to fund its financial position and meet future commitments and obligations in a cost-effective manner.
Liquidity risk arises from the Group’s ability to meet its financial obligations as they become due. The following tables summarise the Group’s undiscounted financial and other liabilities as at 31 December 2020 and 31 December 2019:

39

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
At 31 December 2020	On demand	Less than 1 year	2-3 years	4-5 years	After 5 years
	(£m)	(£m)	(£m)	(£m)	(£m)
Accounts payable and accrued liabilities	98.6	—	—	—	—
Other payables	0.3	3.7	13.1	—	—
Lease liabilities	—	6.1	10.0	8.6	2.4
Payable to players	29.6	—	—	—	—
Long-term debt	—	—	—	513.4	—
Interest payable on long-term debt	—	20.0	37.6	18.8	—
	128.5	29.8	60.7	540.8	2.4
At 31 December 2019	On demand	Less than 1 year	2-3 years	4-5 years	After 5 years
	(£m)	(£m)	(£m)	(£m)	(£m)
Accounts payable and accrued liabilities	78.0	—	—	—	—
Other payables	1.0	8.4	16.7	—	—
Lease liabilities	—	4.7	8.9	8.0	5.8
Payable to players	12.4	—	—	—	—
Long-term debt	—	—	—	536.3	—
Interest payable on long-term debt	—	25.8	51.5	52.6	—
	91.4	38.9	77.1	596.9	5.8
The Group manages liquidity risk by monitoring actual and forecasted cash flows in comparison with the maturity profiles of financial assets and liabilities. The Group does not anticipate fluctuations in its financial obligations as they largely stem from interest payments related to the EUR Term Facility (as defined below) and the GBP Term Facility (as defined below). Management believes that the cash generated from the Group’s business activities is sufficient to fund the working capital and capital expenditure needs in the short and long term, assuming there are no significant adverse changes in the markets in which the Group operates. The Group is actively managing its capital resources to ensure sufficient resources will be in place when Term Facilities (as defined below) repayments and interest payments become due.
Subject to meeting certain financial covenants, the Group may have the ability to draw on the £13.5 million RCF (as defined below) as a further capital resource.

40

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
22.   Credit facilities
	EUR Term Facility (£m)	GBP Term Facility (£m)	Total (£m)
Balance, 1 January 2019	124.4	247.0	371.4
Add-on Debt	173.6	—	173.6
Debt issuance costs	(2.6)	—	(2.6)
Accretion(1)	0.3	0.4	0.7
Foreign exchange translation	(12.8)	—	(12.8)
Balance, 31 December 2019	282.9	247.4	530.3
Accretion(1)	0.7	0.5	1.2
Repayment	—	(40.0)	(40.0)
Debt repricing costs	—	(0.3)	(0.3)
Foreign exchange translation	16.9	—	16.9
Balance, 31 December 2020	300.5	207.6	508.1
Current portion	—	—	—
Non-current portion	300.5	207.6	508.1

(1)
Effective interest rates are as follows: EUR Term Facility — 3.51% (2019 — 4.26%), GBP Term Facility — 4.56% (2019 — 5.97%).

On 6 December 2017, Gamesys Group plc entered into a senior facilities agreement (‘Senior Facilities Agreement’) pursuant to which debt facilities were made available to Gamesys Group plc and certain of its subsidiaries in an aggregate sterling equivalent amount of approximately £388.5 million, comprised of (i) a €140.0 million term facility (the ‘EUR Term Facility’, (ii) a £250.0 million term facility (the ‘GBP Term Facility and, together with the EUR Term Facility’, the ‘Term Facilities’) and (iii) a £13.5 million revolving credit facility (the ‘RCF’ and, together with the Term Facilities, the ‘Facilities’). Proceeds from the RCF can be applied to, among other things, working capital and general corporate purposes and financing or refinancing capital expenditure.
On 1 July 2019, the Group completed the syndication of a €196.0 million additional term loan facility (the ‘Add-on Debt’) to fund the Gamesys Acquisition. The Group’s new incremental term loan facility is fungible with the Group’s existing EUR Term Facility and the syndication came into effect on 26 September 2019.
The Term Facilities are non-amortising and mature in December 2024. The RCF matures in December 2023 and remains undrawn as at 31 December 2020.
On 6 February 2020, the Facilities have been repriced to lower the overall cost of debt by 50 basis points while maintaining the step downs based on reduction in SSLR (as defined below).
As a result of the above, the EUR Term Facility now has an interest rate of EURIBOR (with a 0% floor) plus an opening margin of 3.75% per annum, subject to a margin ratchet with step downs of 0.25% to 3.0% based on reductions in the senior secured net leverage ratio (‘SSLR’) and meeting certain ratings requirements. The GBP Term Facility now has an interest rate of LIBOR (with a 0% floor) plus an opening margin of 4.75% per annum, subject to a margin ratchet with step downs of 0.25% to 4.0% based on reductions in the SSLR and meeting certain ratings requirements. The RCF now has an interest rate of EURIBOR (for Euro loans, with a 0% floor) or LIBOR (for GBP loans, with a 0% floor) plus, in each case,

41

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
an opening margin of 3.75% per annum, subject to a margin ratchet with step downs of 0.50% to 2.75% based on reductions in the SSLR.
The Senior Facilities Agreement contains certain restrictions on, amongst other things, asset disposals, debt incurrence, loans and guarantees, joint ventures and acquisitions, subject in each case to various permissions. The Senior Facilities Agreement also contains a SSLR maintenance covenant and an interest cover maintenance covenant.
Gamesys Group plc was in compliance with the terms of the Senior Facilities Agreement as at 31 December 2020.
23.   Financial instruments
The principal financial instruments used by the Group are summarised below:
Financial assets
	Financial assets as subsequently measured at amortised cost
	31 December 2020 (£m)	31 December 2019 (£m)
Cash and restricted cash	212.6	106.6
Trade and other receivables	35.2	28.4
Other long-term receivables	1.2	1.4
Player deposits	29.6	12.4
	278.6	148.8
Financial liabilities
	Financial liabilities as subsequently measured at amortised cost
	31 December 2020 (£m)	31 December 2019 (£m)
Accounts payable and accrued liabilities	64.5	50.5
Other short-term payables	0.3	5.6
Deferred consideration payable	10.0	10.0
Interest payable	1.9	1.0
Payable to players	29.6	12.4
Lease liabilities	22.7	22.7
Long-term debt	508.1	530.3
	637.1	632.5
The carrying values of the financial instruments noted above approximate their fair values.
Other financial instruments
	Financial instruments at fair value — assets/(liabilities)
	31 December 2020 (£m)	31 December 2019 (£m)
Interest Rate Swap – through other comprehensive income	(1.8)	(1.1)

42

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
	Financial instruments at fair value — assets/(liabilities)
	31 December 2020 (£m)	31 December 2019 (£m)
Currency Swap – through other comprehensive income	(5.0)	(9.3)
Other long-term receivables – through profit or loss	3.9	3.8
	(2.9)	(6.6)

Fair value hierarchy
All of the Group’s financial instruments carried at fair value are classified in level 2 of the hierarchy.
The Interest Rate Swap and Currency Swap balances represent the fair values of expected cash flows under the Interest Rate Swap and Currency Swap agreements. Counterparty valuation reports are used as the basis of fair values of these instruments.
Other long-term receivables represent the fair value of the loan receivable from Gaming Realms. The key inputs into the fair value estimation of this balance include the share price of Gaming Realms on the date of cash transfer, a 2-year risk-free interest rate of 0.0278%, and an estimated share price return volatility rate of Gaming Realms of 73.0%.
24.   Other long-term payables
	31 December 2020 (£m)	31 December 2019 (£m)
Deferred consideration payable	10.0	10.0
Interest Rate Swap (note 17)	1.0	0.7
Currency Swap (note 17)	2.1	5.9
	13.1	16.6
25.   Share capital
	Ordinary shares of 10p
	(£m)	#
Balance, 1 January 2019	7.4	74,328,930
Issue of shares, net of costs	3.4	33,653,846
Exercise of options	0.1	682,472
Balance, 31 December 2019	10.9	108,665,248
Exercise of options	0.1	630,000
Issue of shares under the G MINE SIP	—	27,066
Balance, 31 December 2020	11.0	109,322,314
Ordinary shares
During the year ended 31 December 2020, Gamesys Group plc did not issue any additional ordinary shares, except as described below. The issued share capital is fully paid up.
Dividends
During the year ended 31 December 2020, Gamesys Group plc declared and paid an interim dividend of 12.0p per share amounting to a total dividend of £13.0 million (year ended 31 December 2019 — £nil;

43

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
year ended 31 December 2018 — £nil). On 8 March 2021, the Group declared a final dividend of 28.0p per share for the year ended 31 December 2020.
Share options
The share option plan (the ‘Share Option Plan’) was approved by the Board of Directors on 5 September 2016. Upon completion of the plan of arrangement, all options over common shares of Intertain under Intertain’s stock option plan were automatically exchanged for options of equivalent value over ordinary shares of Gamesys Group plc on equivalent terms and subject to the same vesting conditions under Intertain’s share option plan. The strike price of each grant was converted from Canadian dollars to pound sterling at the foreign exchange rate of 0.606, being the exchange rate at the date of the plan of arrangement. Following the grant of the replacement options, no further options were, or will be, granted under the Share Option Plan.
The changes in the number of share options outstanding during the year ended 31 December 2020 were as follows:
	Share options (#)	Weighted average exercise price (£)
Balance, 1 January 2019	2,395,490	6.66
Forfeited	(121,166)	7.53
Exercised	(682,472)	3.93
Balance, 31 December 2019	1,591,852	7.76
Exercised	(630,000)	6.79
Expired	(587,186)	9.42
Balance, 31 December 2020	374,666	6.79
Long-term incentive plan
On 25 March 2020 (the ‘Grant Date’), Gamesys Group plc granted additional equity-settled awards over ordinary shares of Gamesys Group plc under the Group’s long-term incentive plan (‘LTIP4’). The awards will (i) vest on the date on which the remuneration committee determines the extent to which the performance conditions (as described below) have been satisfied and (ii) are subject to a holding period of two years beginning on the vesting date. At 31 December 2020, the number of ordinary shares that may be allotted under the Group’s LTIP4 awards is 877,876.
The performance condition as it applies to 50% of each LTIP4 award (the ‘TSR Peer Tranche’) is based on the Group’s total shareholder return compared with the total shareholder return of the companies constituting Gamesys’ peer group over three years commencing on 1 January 2020.
The performance condition as it applies to another 25% of each LTIP4 award (the ‘TSR Index Tranche’) is based on the Group’s total shareholder return compared with the total shareholder return of the companies constituting the FTSE250 index (excluding investment trusts and financial services companies) over three years commencing on 1 January 2020.
The performance condition as it applies to the remaining 25% of the award (the ‘EPS Tranche’) is based on the compound annual growth rate (‘CAGR’) of the Group’s earnings per share (‘EPS’) over a three-year period commencing on 1 January 2020 and vests as to 25% if the EPS CAGR equals 5.0%, between 25% and 100% (on a straight-line basis) if final year EPS CAGR is more than 5.0% but less than 14.0%, and 100% if final year EPS CAGR is 14.0% or more.

44

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
As discussed in note 3, the Group uses the Monte Carlo model to value the TSR Peer and TSR Index Tranches and the Black-Scholes model to vale the EPS Tranche. The key inputs into the fair value estimation under the models include an exercise price of £nil, a risk-free interest rate of 0.13%, expected dividend yield of 0%, expected term of 5.02 years and an estimated share price return volatility rate of 28.0%.
During the year ended 31 December 2020, the Group recorded £1.7 million (year ended 31 December 2019 — £0.5 million; year ended 31 December 2018 — £0.3 million) in share-based compensation expense relating to its long-term incentive plans with a corresponding increase in share-based payment reserve.
Employee share incentive plan
During the year ended 31 December 2020, the Group introduced an employee share incentive plan (the ‘G MINE SIP’), whereby eligible employees can acquire Gamesys Group plc ordinary shares and have their contributions matched, up to a certain maximum annual amount, by an equal number of ordinary shares issued by the Group for UK participants or as a right to an equal number of ordinary shares issued by the Group for non-UK participants. Any dividends received by participants are reinvested in further shares, which are held in the G MINE SIP. At 31 December 2020, the number of ordinary shares allotted under the G MINE SIP was 27,066.
During the year ended 31 December 2020, the Group recorded £0.1 million (year ended 31 December 2019 — £nil) in share-based compensation expense relating to its G MINE SIP with a corresponding increase in share-based payment reserve. Additionally, during the year ended 31 December 2020, the Group recorded an additional £1.8 million (year ended 31 December 2019 — £nil; year ended 31 December 2018 — £nil) in share-based compensation expense for a one-time share distribution to the Group’s employee base with a corresponding increase in share-based payment reserve.
Warrants
On 26 September 2019, the Group granted a warrant to subscribe for 300,000 ordinary shares of Gamesys Group plc to Virgin Enterprises Limited. The warrant confers the right, but not the obligation, on the warrant holder to subscribe for the ordinary shares at a price of 892.878p per ordinary share. The warrant was valued using the Black-Scholes model, applying a risk-free interest rate of 2.10%, expected term of five years and an estimated share price return volatility rate of 29.0%. The entire value of the warrant was expensed during the year ended 31 December 2019.
Reserves
The following describes the nature and purpose of each reserve within the Group’s Consolidated Statements of Changes in Equity.
Share capital
The purpose of this reserve is to show Gamesys Group plc’s issued share capital at its nominal value of 10p per share.
Share premium
The purpose of this reserve is to show the amount subscribed for Gamesys Group plc’s issued share capital in excess of nominal value.
Merger reserve
The purpose of this reserve is to present the Consolidated Statements of Changes in Equity under the merger method of accounting, as if Gamesys Group plc has always been the Parent Company and owned all of the subsidiaries.

45

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
In connection with the issuance of shares as part of the consideration for the Gamesys Acquisition, Gamesys Group plc applied the requirements of the Companies Act 2006 in relation to merger relief, and recorded excess of the nominal value of the shares issued in the merger reserve.
Share-based payment reserve
The purpose of this reserve is to show cumulative share-based compensation expense relating to the Group’s Share Option Plan, G MINE SIP, LTIP, LTIP2, LTIP3 and LTIP4.
Translation reserve
The purpose of this reserve is to show gains and losses arising on retranslating the financial information of the Group companies with functional currencies other than GBP.
Hedge reserve
The purpose of this reserve is to show unrealised gains and losses arising from the changes in the fair value of the Group’s Interest Rate Swap and Currency Swap.
Retained earnings
The purpose of this reserve is to show cumulative net gains and losses recognised in the Consolidated Statements of Comprehensive Income.
26.   Capital management
Gamesys Group plc defines the capital that it manages as its aggregate shareholders’ equity. Its principal source of cash is operating activities and, in earlier periods, the issuance of common shares, and long-term debt. Gamesys Group plc’s capital management objectives are to safeguard its ability to continue as a going concern and to have sufficient capital to meet its financial obligations as they become due. To maintain or adjust the capital structure, Gamesys Group plc may attempt to issue new shares, issue new debt, or acquire or dispose of assets.
The Group monitors its SSLR, which is calculated in accordance with the Senior Facilities Agreement, on a frequent basis as this ratio impacts, among other things, the amount of excess cash flow required to be applied in prepayment of the Term Facilities. Commencing on 31 December 2018, if the Group’s SSLR is greater than 2.5, 50% of the Group’s excess cash flow is required to be applied in prepayment of the Term Facilities. If the Group’s SSLR falls between 2.0 and 2.5, 25% of the Group’s excess cash flow is required to be applied in prepayment of the Term Facilities. If the Group’s SSLR falls below 2.0, 0% of the Group’s excess cash flow is required to be applied in prepayment of the Term Facilities. At 31 December 2020 the Group’s SSLR is below 2.0.
Excess cash flow is calculated in accordance with the Senior Facilities Agreement and is based on consolidated EBITDA (also calculated in accordance with the Senior Facilities Agreement) to which certain adjustments are made (such as the deduction of certain items such as debt prepayments). Gamesys Group plc is not subject to any externally imposed capital requirements. Gamesys Group plc manages the Group’s capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the Group’s underlying assets.
There have been no changes to Gamesys Group plc’s approach to capital management or in the items the Group manages as capital during the year ended 31 December 2020.

46

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
27.   Cash generated from operations
The following table provides a reconciliation of net income for the year to cash generated from operations:
	Year ended	Year ended	Year ended
	31 December 2020	31 December 2019	31 December 2018
	(£m)	(£m)	Unaudited (£m)
Net income for the year	67.2	8.4	14.3
Adjustments for:
Share-based compensation expense	3.6	0.5	0.6
Issuance of ordinary share warrants	—	0.5	—
Amortisation and depreciation	100.0	63.2	62.0
Impairment of purchase price intangibles	4.1	—	—
Tax expense	1.5	2.9	0.5
Interest expense, net	24.7	22.7	22.5
Fair value adjustments on contingent consideration	—	0.5	7.2
Foreign exchange loss/(gain)	4.2	(1.5)	0.4
Loss on sale of discontinued operation, net of tax	—	0.1	4.5
Release/(restriction) of cash balances	6.4	(1.4)	(3.7)
Increase in trade and other receivables	(5.4)	(6.3)	(1.3)
Reduction /(increase) in other long-term receivables	0.2	(0.1)	0.6
Increase in accounts payable and accrued liabilities	19.0	6.3	2.7
Reduction in other short-term payables	(0.7)	(23.7)	(2.9)
Increase in provisions	0.8	6.0	—
Cash generated from operations	225.6	78.1	107.4
28.   Contingent liabilities
Indirect taxation
Gamesys Group plc subsidiaries may be subject to indirect taxation on transactions, including those that have been treated as exempt supplies of gambling, or on supplies that have been zero rated where legislation provides that the services are received or used and enjoyed in the country where the service provider is located. Revenue earned from players located in any particular jurisdiction may give rise to further taxes in that jurisdiction for example, by way of gaming taxes levied on the Group’s revenues. If such taxes are levied, either on the basis of current law or the current practice of any tax authority, or by reason of a change in the law or practice, then this may have a material adverse effect on the amount of tax payable by the Group or on its financial position.
Where it is considered probable that a previously identified contingent liability will give rise to an actual outflow of funds, then a provision is made in respect of the relevant jurisdiction and period impacted. Where the likelihood of a liability arising is considered less than probable the contingency is not recognised as a liability at the balance sheet date.

47

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
29.   Related party transactions
Compensation of key management
Key management is comprised of officers and members of management of the Group. The composition of the key management group has been revisited during the year ended 31 December 2020 and the comparative financial information for the year ended 31 December 2019 has been updated accordingly.Key management personnel compensation for services rendered is as follows:
	Year ended	Year ended	Year ended
	31 December 2020	31 December 2019	31 December 2018
	(£m)	(£m)	Unaudited (£m)
Salaries, bonuses and benefits	7.8	6.0	4.6
Share-based compensation	0.9	0.3	0.4
	8.7	6.3	5.0
30.   Employees
	Year ended	Year ended	Year ended
	31 December 2020	31 December 2019	31 December 2018
	(£m)	(£m)	Unaudited (£m)
Wages and salaries(1)	79.4	37.3	16.1
Pensions	2.4	0.9	0.5
Social security	7.9	3.7	1.8
Benefits	1.4	0.5	0.3
	91.1	42.4	18.7

(1)
Wages and salaries figures include severance costs.

The average headcount of employees on a full-time and part-time basis during the year was as follows:
	31 December 2020	31 December 2019	31 December 2018
	(#)	(#)	Unaudited (#)
Group	1,530	600	293
31.   Auditors’ remuneration
BDO LLP’s remuneration for the auditing of these Consolidated Financial Statements and for other services provided is as follows:

48

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
	Year ended	Year ended	Year ended
	31 December 2020	31 December 2019	31 December 2018
	(£000’s)	(£000’s)	Unaudited (£000’s)
Audit fees for the audit of the Group’s annual accounts	650	588	282
Audit fees for the audit of the Group’s subsidiaries	257	110	53
Audit related assurance services	93	167	121
Services relating to corporate finance transactions	15	1,528	218
Tax compliance services	26	—	—
	1,041	2,393	674
32.   Discontinued operations
On 31 August 2018, the Group completed the sale of its social gaming business for a cash consideration of £18.0 million, excluding working capital adjustments and costs of disposal paid by the Group. The social gaming business was not previously classified as held-for-sale or as a discontinued operation. On 12 March 2019, the Group completed the sale of its Mandalay business for a cash consideration of £18.0 million. The Mandalay business was not previously classified as held-for-sale. The comparative consolidated statements of comprehensive income are presented below to show the Mandalay and social gaming business discontinued operations separately from continuing operations. The results of the Mandalay and social gaming businesses have been excluded from notes 6 and 7 above.
Results of discontinued operations
	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Gaming revenue	1.6	11.4
Social gaming revenue	—	7.5
Expenses	2.2	19.2
Results from operating activities	(0.6)	(0.3)
Income tax	—	—
Loss for the year	(0.6)	(0.3)
Loss on disposal of discontinued operations	(0.1)	(4.5)
Income tax on loss on disposal of discontinued operations	—	—
Loss from discontinued operations, net of tax	(0.7)	(4.8)
Basic loss per share from discontinued operations	£(0.8)p	£(6.4)p
Diluted loss per share from discontinued operations	£(0.8)p	£(6.4)p
Cash flows from discontinued operations
	Year ended 31 December 2019 (£m)	Year ended 31 December 2018 Unaudited (£m)
Net cash provided by operating activities	0.5	6.1
Net cash provided by investing activities	18.0	16.1
Net cash from financing activities	—	—
Net cash flows for the period	18.5	22.2

49

SUPPLEMENTARY NOTES FOR THE YEAR ENDED 31 DECEMBER 2020 (continued)
Effect of disposal on the financial position of the Group
	31 December 2019 (£m)	31 December 2018 Unaudited (£m)
Trade and other receivables	—	0.2
Non-current assets	3.8	10.4
Goodwill	14.3	9.6
Net assets	18.1	20.2
Working capital adjustments payable	—	(1.2)
Costs of disposal	—	(1.1)
Consideration received, satisfied in cash	18.0	18.0
Loss on disposal of discontinued operations	(0.1)	(4.5)
Goodwill disposed of was allocated to the Mandalay business on the basis of earnings before interest, taxes, depreciation and amortisation, relative to that of the overall segment.
33.   Recent accounting pronouncements
New standards that have been adopted in the Group’s Consolidated Financial Statements for the year ended 31 December 2020 but have not had a significant effect on the Group are:
•
IAS 1 — Presentation of Financial Statements; and IAS 8 — Accounting Policies, Changes in Accounting Estimates and Errors (definition of material);

•
IFRS 3 — Business Combinations (definition of a business), as discussed in note 5; and

•
IBOR reform and its effects on financial reporting — phase 1, as discussed in note 17.

New standards, interpretations and amendments not yet effective:
•
IAS 37 — Onerous Contracts (cost of fulfilling a contract — effective 1 January 2022);

•
IAS 16 — Property, Plant and Equipment (proceeds before intended use — effective 1 January 2022);

•
Annual Improvements to IFRS Standards 2018 — 2020: amendments to IFRS 1, IFRS 9, IFRS 16 and IAS 41 — effective 1 January 2022);

•
IFRS 3 — Business Combinations (reference to conceptual framework — effective 1 January 2022); and

•
IAS 1 — Presentation of Financial Statements (classification of liabilities as current or non-current — effective 1 January 2023).

The Group will not be adopting any of the above standards prior to their effective dates and they are not expected to have a material impact on the Group’s reporting.

50

ANNEXES
Annex A
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
13 April 2021
RECOMMENDED COMBINATION
of
Bally’s Corporation (“Bally’s”)
(and Premier Entertainment Sub, LLC an indirect wholly-owned subsidiary (“Premier Entertainment”))
with
Gamesys Group plc (“Gamesys”)
to be effected by way of a Scheme of Arrangement under Part 26 of the Companies Act
Summary
•
On 24 March 2021, the boards of Bally’s and Gamesys announced that they had reached agreement in principle on the terms of a possible recommended combination of Bally’s with Gamesys pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys. The Bally’s Board and the Gamesys Board are pleased to announce that they have now agreed upon the definitive terms of the Combination and completed reciprocal due diligence, both of which were pre-requisites to the issue of this Announcement, which is being made under Rule 2.7 of the Takeover Code.

•
It is intended that the Combination will be effected by Bally’s directly or with or through Premier Entertainment, an indirect wholly owned subsidiary, and that the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act, or if Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement), by a Takeover Offer.

•
The Gamesys Board and the Bally’s Board believe that the Combination has a compelling strategic and financial rationale, would create long-term value for both Gamesys and Bally’s and would be consistent with Bally’s and Gamesys’ respective long-term growth strategies. Gamesys would benefit from Bally’s fast-growing land-based and online platform in the United States, providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops in the US. Bally’s would benet from Gamesys’ proven technology platform, expertise and highly respected and experienced management team across the online gaming eld. The Combined Group would be well positioned to capitalise on the full range of opportunities available both in the US and beyond.

•
Under the terms of the Combination, each Gamesys Shareholder will be entitled to receive:

for each Gamesys Share                       1,850 pence in cash (the “Cash Offer”)
•
In addition, the Gamesys Board has proposed a final dividend in respect of the year ended 31 December 2020 of £30.7 million in aggregate, which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to 28 pence per Gamesys Share (the “Gamesys Final Dividend”) for approval by Gamesys Shareholders at Gamesys’ 2021 annual general meeting (currently expected to be held in June 2021) (the “Gamesys AGM”).
•
The Cash Offer, including the Gamesys Final Dividend, represents a premium of:

◦
approximately 14.4% to the Closing Price per Gamesys Share of 1,642 pence on 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period);

◦
approximately 41.2% to the Closing Price per Gamesys Share of 1,330 pence on 25 January 2021(being the last Business Day prior to Bally’s initial proposal to Gamesys dated 26 January 2021); and

◦
approximately 36.7% to the average closing price per Gamesys Share of 1,373 pence for the three-month period ended 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period) on a volume weighted average price basis.

•
Bally’s will also make available the Share Alternative, pursuant to which Scheme Shareholders (other than Scheme Shareholders resident or located in Restricted Jurisdictions) may elect to receive New Bally’s Shares in lieu of part or all of the cash consideration to which they would otherwise be entitled under the terms of the Combination, using the following exchange ratio:

for each Gamesys Share                    0.343 New Bally’s Shares
Based on the Closing Price of $60.80 per Bally’s Share at close of business on the Latest Practicable Date and applying the USD:GBP exchange rate quoted by Bloomberg at 5.00 p.m. Eastern Standard Time on the same date, the Share Alternative values each Gamesys Share at 1,518 pence.
•
Bally’s and Premier Entertainment have received irrevocable undertakings from the Electing Gamesys Directors and the Electing Gamesys Shareholders to elect for the Share Alternative in respect of their entire (or, in respect of Michael Mee, part of his) beneficial holdings of Gamesys Shares amounting, in aggregate, to 28,003,501 Gamesys Shares (representing 25.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date).

•
In addition, if the Combination has not completed before the ex-dividend date of 9 September 2021, the Gamesys Board reserves the right to declare an interim dividend for the six months ended 30 June 2021 of an aggregate amount of up to £16.4 million which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to a dividend of up to 15 pence per Gamesys Share (the “Second Gamesys Interim Dividend”).

•
The Bally’s Board and the Gamesys Board have agreed that Gamesys Shareholders will be entitled to receive the Agreed Dividends, if and to the extent declared in accordance with the terms set out in this Announcement, in each case without any reduction to the Consideration payable by Bally’s and Premier Entertainment under the terms of the Combination.

•
If any dividend and/or other distribution and/or other return of capital or value is authorised, declared, made or paid or becomes payable in respect of Gamesys Shares on or after the Announcement Date, other than, or in excess of, the Agreed Dividends, Bally’s and Premier Entertainment reserve the right to reduce the Consideration by the aggregate amount of such dividend and/or other distribution and/or other return of capital or value. In such circumstances, Gamesys Shareholders would be entitled to retain any such dividend and/or distribution and/or other return of value declared, made or paid.

•
The Gamesys Directors, who have been so advised by Macquarie Capital as to the financial terms of the Cash Offer, unanimously consider the terms of the Cash Offer to be fair and reasonable. In providing its advice to the Gamesys Directors, Macquarie Capital has taken into account the commercial assessments of the Gamesys Directors. Macquarie Capital is providing independent financial advice to the Gamesys Directors for purposes of Rule 3 of the Takeover Code.

•
Accordingly, the Gamesys Directors intend unanimously to recommend that Gamesys Shareholders vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting as the Gamesys Directors who hold Gamesys Shares have irrevocably undertaken to do in respect of their own beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares amounting, in aggregate, to 2,825,711 Gamesys Shares (representing 2.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date), or, if the Combination

is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer. The Electing Gamesys Directors and a related trust of Keith Laslop have also irrevocably undertaken to elect for the Share Alternative in respect of their entire (or, in respect of the related trust of Keith Laslop, part of its) beneficial holdings of Gamesys Shares amounting, in aggregate, to 1,783,276 Gamesys Shares (representing 1.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date).
•
In addition, Bally’s and Premier Entertainment have also received irrevocable undertakings from certain other Gamesys Shareholders to vote, or procure the vote, in favour of the Scheme at the Court Meeting and all of the Resolutions to be proposed at the General Meeting in respect of their entire beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares amounting, in aggregate, to 33,676,449 Gamesys Shares (representing 30.8% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date), or, if the Combination is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer.

•
In total, therefore, irrevocable undertakings to vote in favour of the Scheme and the Resolutions have been received from Gamesys Directors and other Gamesys Shareholders representing, in aggregate, 36,502,160 Gamesys Shares (representing 33.3% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date).

•
In addition, irrevocable undertakings to elect for the Share Alternative have been received from Gamesys Shareholders representing, in aggregate, 28,003,501 Gamesys Shares (representing approximately 25.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date).

•
Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.

•
The Combination will be put to Gamesys Shareholders at the Court Meeting and at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the Scheme Shareholders present and voting at the Court Meeting, either in person or by proxy, representing at least 75% in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by Gamesys Shareholders representing at least 75% of votes cast at the General Meeting.

•
The Combination is conditional upon, among other things, the approval of the issuance of the New Bally’s Shares by Bally’s Shareholders at the Bally’s Shareholder Meeting. The Bally’s Directors intend unanimously to recommend that Bally’s Shareholders vote in favour of the approval of the relevant proposals at the Bally’s Shareholder Meeting. Bally’s and Gamesys have entered into a voting agreement with certain Bally’s Directors and officers of Bally’s who hold Bally’s Shares, pursuant to which they have irrevocably undertaken to vote in favour of the relevant proposals at the Bally’s Shareholder Meeting in respect of their beneficial and of record holdings (and those of certain of their connected persons) of Bally’s Shares amounting, in aggregate, to 801,917 Bally’s Shares (representing 2.5% of the outstanding issued share capital of Bally’s as at the Latest Practicable Date).

•
In addition, Bally’s and Gamesys have entered into a voting agreement with Standard RI Ltd., pursuant to which Standard RI Ltd. has irrevocably undertaken to vote in favour of the relevant proposals at the Bally’s Shareholder Meeting in respect of its shareholding of 11,251,159 Bally’s Shares (representing 35.3% of the outstanding issued share capital of Bally’s as at the Latest Practicable Date).

•
Further details on the Bally’s Director Voting Agreement and the SRI Voting Agreement are set out in Appendix III to this Announcement.

•
The Combination is subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document.

•
It is currently anticipated that, subject to the satisfaction or (where capable of waiver) waiver of all such Conditions, the Scheme will become effective during the fourth quarter of 2021.

•
The Scheme Document, containing further information about the Combination, notices of the Court Meeting and the General Meeting and the expected timetable of the Scheme, together with the Forms of Proxy, the Form of Election and the Prospectus, will be published in due course.

Commenting on the Combination, Neil Goulden, Chairman of Gamesys said:

“The Combination would give unique optionality to Gamesys Shareholders. The recommended Cash Offer, including the Gamesys Final Dividend, provides a 41.2% premium to Gamesys’ share price at the time of the original proposal from Bally’s and is at a significant premium to the all time high Gamesys share price prior to the 2.4 Announcement. However, should Gamesys Shareholders wish to invest in a business with a strong foothold in the high-growth US gambling market combined with established markets in the UK and Japan, they can elect for part or all of their holding to be converted into Bally’s Shares.”
Commenting on the Combination, Lee Fenton, the CEO of Gamesys said:
“After more than two decades honing our craft in online gaming, this Combination would give all at Gamesys an opportunity to fully leverage the technology, product and know-how we have developed in what will become the largest regulated online gambling market in the world. I believe the highly complementary nature of our companies and the common history of being highly cash generative will leave us uniquely positioned for success.”
Commenting on the Combination, Soo Kim, Chairman of Bally’s said:
“We believe that this Combination would mark a transformational step in our journey to become a leading integrated, omni-channel gaming company with a B2B2C business. We think that Gamesys’ proven technology platform alongside its highly respected and experienced management team, combined with the US market access that Bally’s provides, should allow the Combined Group to capitalise on the signicant growth opportunities in the US sports betting and online markets.
We are truly excited about the opportunities that this Combination offers and the enhanced and comprehensive experience and product offering that it would enable us to offer our customers.”
This summary should be read in conjunction with, and is subject to, the full text of this Announcement including its Appendices.
Appendix I to this Announcement contains the Conditions and further terms of the Combination, Appendix II to this Announcement contains the sources of information and bases of calculations of certain information contained in this summary and this Announcement, Appendix III to this Announcement contains details of the irrevocable undertakings and the voting agreements given in relation to the Combination and Appendix IV to this Announcement contains definitions of certain terms used in this Announcement.
Investor presentation
Bally’s will provide a presentation to research analysts and investors by way of a conference call and webcast at 12 p.m. (US Eastern Time) (5 p.m. (UK time)) on 13 April 2021 to discuss the Combination and the Initial Offering. To participate in this conference call, please use the following access details:
Phone Number: +1 404 975 4839
Participant Code: 481921
Information on how to access the webcast of this presentation can be found at: https://www.ballys.com/gamesys-documentation/
Enquiries:
Bally’s and Premier Entertainment
Steve Capp, Executive Vice President and Chief Financial Officer	+1 401 475 8564
Deutsche Bank (Financial Adviser to Bally’s and Premier Entertainment)
James Ibbotson Chris Raff Anna Mills (Corporate Broking)	+44(0) 20 7545 8000

Kekst CNC (PR Adviser to Bally’s and Premier Entertainment)
Richard Goldman David Gill	+1 646 847 6102
Gamesys
Jason Holden, Director of Investor Relations	+44(0) 20 7478 8150
Macquarie Capital (Financial Adviser to Gamesys)
Sung Chun Magnus Scaddan	+44(0) 20 3037 2000
Numis (Joint Broker to Gamesys)
Garry Levin	+44(0) 20 7260 1000
Berenberg (Joint Broker to Gamesys)
Mark Whitmore	+44(0) 20 3207 7800
Finsbury (PR Adviser to Gamesys)
James Leviton	+44(0) 7771 887 977
Clifford Chance LLP is acting as legal adviser to Gamesys. Jones Day is acting as legal adviser to Bally’s and Premier Entertainment.
Important notice
Deutsche Bank Aktiengesellschaft (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority (the “FCA”).
Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, Deutsche Bank, acting through its London branch (“DB London”), and Deutsche Bank Securities Inc. (“DBSI”)) will be responsible to any person other than Bally’s and Premier Entertainment for providing any of the protections afforded to clients of Deutsche Bank (or, as the case may be, DB London or DBSI) nor for providing advice in relation to any matters referred to in this Announcement.
Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank (or DB London or DBSI) in connection with this Announcement, any statement contained herein or otherwise.
DB London and DBSI are acting as financial advisers to Bally’s and Premier Entertainment and no other person in connection with the contents of this Announcement.
Macquarie Capital (Europe) Limited (“Macquarie Capital”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and for no one else in connection with the Combination and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to its clients or for providing advice in relation to the Combination, the contents of this Announcement, or any other matters referred to in this Announcement. Macquarie Capital is not an authorised deposit-taking institution for the purposes of the Banking Act 1959

(Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital.
Numis Securities Limited (“Numis”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Numis, or for providing advice in relation to any matter referred to in this Announcement. Neither Numis nor any of its affiliates owes or accepts any duty, liability or responsibility to any person who is not a client of Numis in connection with this announcement, any statement contained herein or otherwise.
Joh. Berenberg, Gossler & Co. KG, London Branch (“Berenberg”), which is authorised by the German Federal Financial Supervisory Authority and subject to limited regulation by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the Combination and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Berenberg nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Berenberg nor any of its affiliates owes or accepts any duty, liability or responsibility to any person who is not a client of Berenberg in connection with this Announcement, any statement contained herein or otherwise.
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Combination or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except in accordance with applicable law. The Combination will be effected solely by means of the Scheme Document (or if the Combination is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Scheme. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Combination should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation, the Disclosure Guidance and Transparency Rules and the Listing Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.
Gamesys will prepare the Scheme Document to be distributed to Gamesys Shareholders. Bally’s will prepare the Bally’s Proxy Statement to be distributed to Bally’s Shareholders and the Prospectus to be distributed to Gamesys Shareholders. Gamesys, Premier Entertainment and Bally’s urge Gamesys Shareholders to read the Scheme Document (or, if applicable, the offer document) and the Prospectus, and urge the Bally’s Shareholders to read the Bally’s Proxy Statement, in each case when such documents become available because they will contain important information relating to the Combination. Any vote in respect of the Scheme of the Court Meeting or the Resolutions at the General Meeting or related matters, should be made only on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the Prospectus.
Overseas Shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.
Unless otherwise determined by Bally’s or Premier Entertainment or required by the Takeover Code, and permitted by applicable law and regulation, the Combination will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use of the mails of or any other means, instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or securities exchange of or from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Combination (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in those jurisdictions. If the Combination is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction.
The availability of the Cash Offer and the Share Alternative to Gamesys Shareholders who are not resident in the United Kingdom (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident. The Combination will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the FCA. Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
This Announcement does not constitute a prospectus or prospectus exempted document.
Additional information for US investors in Gamesys
The Combination relates to shares of an English company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer or proxy solicitation rules under the US Exchange Act of 1934 (the “US Exchange Act”) and other requirements of US law.
Instead, the Combination is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. Neither the US Securities and Exchange Commission (the “SEC”), nor any securities commission of other jurisdictions, has approved or disapproved of the Combination, passed upon the fairness of the Combination or passed upon the adequacy or accuracy of this Announcement. Any representation to the contrary is unlawful.
The New Bally’s Shares have not been registered under the US Securities Act of 1933 (the “US Securities Act”) and will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act. If, in the future, Bally’s or Premier Entertainment exercises its right to implement the Combination by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Bally’s Shares under the US Securities Act. In this event, Gamesys Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they would contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Bally’s contact for enquiries identified above.
New Bally’s Shares issued to persons other than “affiliates” of Bally’s (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US law after the Combination. Persons (whether or not US persons) who are or will be “affiliates” of Bally’s within 90 days prior to, or of the Combined Group after, the Effective Date will be subject to certain transfer restrictions relating to the New Bally’s Shares under US law.
In addition, if Bally’s exercises its right to implement the Combination by way of a Takeover Offer, which is to be made into the US, such Takeover Offer will be made in compliance with the applicable US laws and regulations, including Section 14(e) and Regulation 14E under the US Exchange Act.

If the Combination is implemented by way of Takeover Offer, in accordance with, and to the extent permitted by, the Takeover Code and normal UK market practice, Deutsche Bank and their respective affiliates may continue to act as exempt principal traders or exempt market makers in Gamesys Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, as permitted by Rule 14e-5(b)(9) under the US Exchange Act. In addition, in accordance with normal United Kingdom practice, Bally’s, Premier Entertainment or their nominees or their brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Gamesys outside of the US, other than pursuant to the Combination, until the date on which the Combination and/or Scheme becomes effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including United Kingdom laws and the US Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. To the extent that such information is required to be publicly disclosed in the United Kingdom in accordance with applicable regulatory requirements, this information will, as applicable, also be publicly disclosed in the United States.
The receipt of cash consideration by a Gamesys Shareholder for the transfer of its Gamesys Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as overseas and other, tax laws. The receipt of New Bally’s Shares may also be taxable for such purposes. In certain circumstances, Gamesys Shareholders that are not US persons and that receive cash consideration pursuant to the Scheme may be subject to US withholding tax. Each Gamesys Shareholder is urged to consult an independent professional adviser regarding the applicable tax consequences of the Combination, including under applicable United States, state and local, as well as overseas and other, tax laws.
Financial information relating to Gamesys included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). US GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Gamesys is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States. Some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, It may be difficult for US holders of Gamesys Shares to enforce their rights and any claim arising out of the US federal securities laws in connection with the Combination, since investors may have difficulty effecting service of process within the United States upon those persons or recovering against Gamesys or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Gamesys or its officers or directors in a non-US court for violations of the US securities laws.
Additional information about Bally’s
This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New Bally’s Shares. In connection with the foregoing proposed issuance of New Bally’s Shares, Bally’s expects to file a proxy statement with the SEC. To the extent Bally’s effects the Combination as a Scheme under English law, the issuance of New Bally’s Shares would not be expected to require registration under the US Securities Act pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. If Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Bally’s Shares and include appropriate additions and amendments to the Conditions to reflect any additional related requirements. BALLY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE COMBINATION THAT BALLY’S WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT BALLY’S, THE PROPOSED ISSUANCE OF THE NEW BALLY’S SHARES, AND THE COMBINATION. A proxy statement filed on Schedule 14A , the registration statement/prospectus filed on Form S-4, in each case as applicable and other relevant materials in connection with the proposed issuance of New Bally’s Shares and the Combination (when they become available), and any other documents filed by Bally’s with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Bally’s website, www.ballys.com, or by contacting our Investor Relations department in writing at Investor Relations, 100 Westminster Street, Providence, Rhode Island 02903.
Bally’s, the Bally’s Directors and Bally’s executive officers may be deemed to be participants in the solicitation of proxies from Bally’s Shareholders with respect to the Combination, including the proposed issuance of New Bally’s Shares. Information about the Bally’s Directors and Bally’s executive officers and their ownership of Bally’s Shares is set forth in Bally’s Annual Report on Form 10-K for the fiscal year ended 31 December 2020, which was filed with the SEC on 10 March 2021 and Bally’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on 8 April 2020. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and/or prospectus and other materials to be filed with the SEC in connection with the Combination and issuance of New Bally’s Shares.
In accordance with applicable US state gaming regulatory requirements, Bally’s charter documents contain certain restrictions pertaining to the acquisition, transfer and ownership of Bally’s Shares. These restrictions include a requirement that a person seeking to acquire Bally’s Shares constituting 5% or more of Bally’s Shares first be found suitable and/or obtain a license from the appropriate gaming regulators to hold such Bally’s Shares and a requirement that a holder of Bally’s Shares, regardless of percentage, is subject to applicable gaming laws and must divest its Bally’s Shares in the event it is disqualified or determined to be unsuitable.
Forward-looking statements
This Announcement (including information incorporated by reference in the Announcement), oral statements made regarding the Combination, and other information published by Bally’s, Premier Entertainment and Gamesys contains certain forward-looking statements, beliefs or opinions with respect to the financial condition, results of operations and business of Bally’s, Premier Entertainment and Gamesys. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.
Forward-looking statements may often, but not always, be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “hopes,” “anticipates,” “aims,” “plans,” “estimates,” “projects,” “targets,” “intends,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “continue,” “optimistic,” “deliver,” “comfortable,” “trend,” “seeks,” or variations of such words or statements that certain actions, events or results “could,” “should,” “would” or “might” be taken, occur or be achieved or the negative of such terms or other variations on such terms or comparable terminology.
Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These statements are based on assumptions and assessments made by Gamesys, Bally’s and Premier Entertainment, as the case may be, in light of their experience and their perception of historical trends, current conditions, future developments and other factors that they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors that could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements are unknown.
Although it is believed that the expectations reflected in such forward-looking statements were reasonable at the time the statements were made, no assurance is given by Gamesys, Bally’s and Premier Entertainment that such expectations or the assumptions and assessments underlying them will prove to have been correct and the circumstances may change. You are therefore cautioned not to place undue reliance on these forward-looking statements. None of Gamesys, Bally’s and Premier Entertainment assumes any obligation, and Gamesys, Bally’s and Premier Entertainment disclaim any intention or obligation, to update or correct the information contained in this Announcement (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation (including under the Disclosure Guidance and Transparency Rules of the FCA).

Except as expressly provided in this Announcement, the forward-looking statements have not been reviewed by the auditors of Gamesys, Bally’s or Premier Entertainment or their respective financial advisers. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is (1) the satisfaction of the Conditions, (2) any regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule, (3) the ability of Gamesys, Bally’s and Premier Entertainment to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, (4) the possibility that Gamesys, Bally’s and Premier Entertainment may be unable to achieve any expected synergies and operating efficiencies in connection with the Combination within the expected time frames or at all and to successfully integrate the Gamesys’ operations into those of Bally’s, (5) uncertainties surrounding the COVID 19 pandemic, including limitations on Bally’s operations, increased costs, changes in customer attitudes, impact on its employees and the ongoing impact of COVID 19 on general economic conditions, (6) unexpected costs, difficulties integrating and other events impacting Bally’s recently completed and proposed acquisitions and its ability to realize anticipated benefits, (7) risks associated with Bally’s rapid growth, including those affecting customer and employee retention, integration and controls, (8) risks associated with the impact of the digitalization of gaming on casino operations and the highly competitive and rapidly changing aspects of iGaming and sports betting businesses generally, and (9) the very substantial regulatory restrictions including costs of compliance; restrictions and limitations in agreements to which Bally’s and Gamesys are subject, including debt financing, could significantly affect Bally’s ability to operate its business and its liquidity. Such forward looking statements should therefore be construed in the light of such factors. None of Bally’s, Premier Entertainment and Gamesys, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur.
No profit forecasts, estimates or quantified benefits statements
No statement in this Announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Gamesys or Bally’s for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Gamesys or Bally’s, respectively.
Disclosure requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror before the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic communications
Please be aware that addresses, electronic addresses and certain other information provided by Gamesys Shareholders, persons with information rights, participants in the Gamesys Share Plans and SIP and other relevant persons for the receipt of communications from Gamesys may be provided to Bally’s and Premier Entertainment during the offer period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on websites and availability of hard copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) free of charge on Gamesys’ website at https://www.gamesysgroup.com/investors/possible-offer-for-gamesys/ and on Bally’s website at https://investors.bally’s.com/ by no later than 12 noon (London time) on the Business Day following the Announcement Date. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.
In accordance with Rule 30.3 of the Takeover Code, Gamesys Shareholders and persons with information rights, may request a hard copy of this Announcement by contacting Computershare Investor Services PLC between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales) on 0370 889 4098 (or +44 (0370) 889 4098 if calling from outside of the UK). Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Combination should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you should seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE, DIRECTLY OR INDIRECTLY, OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
13 April 2021
RECOMMENDED COMBINATION
of
Bally’s Corporation (“Bally’s”)
(and Premier Entertainment Sub, LLC an indirect wholly owned subsidiary (“Premier Entertainment”))
with
Gamesys Group plc
to be effected by way of a Scheme of Arrangement under Part 26 of the Companies Act
1.
Introduction

On 24 March 2021, the boards of Bally’s and Gamesys announced that they had reached agreement in principle on the terms of a possible recommended combination of Bally’s with Gamesys pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys.
The Bally’s Board and the Gamesys Board are pleased to announce that they have now agreed upon the definitive terms of the Combination and completed reciprocal due diligence, both of which were pre-requisites to the issue of this Announcement, which is being made under Rule 2.7 of the Takeover Code.
It is intended that the Combination will be effected by Bally’s directly or with or through Premier Entertainment, an indirect wholly owned subsidiary, and that the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act, or if Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement), by a Takeover Offer.
2.
The Combination

Under the terms of the Combination, which will be subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document, Scheme Shareholders who are on the register of members of Gamesys at the Scheme Record Time will be entitled to receive:
for each Gamesys Share                     1,850 pence in cash (the “Cash Offer”)
In addition, the Gamesys Board has proposed a final dividend in respect of the year ended 31 December 2020 of £30.7 million in aggregate, which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to 28 pence per Gamesys Share (the “Gamesys Final Dividend”) for approval by Gamesys Shareholders at Gamesys’ 2021 annual general meeting (currently expected to be held in June 2021) (the “Gamesys AGM”).
The Cash Offer, including the Gamesys Final Dividend, represents a premium of:
•
approximately 14.4% to the Closing Price per Gamesys Share of 1,642 pence on 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period);

•
approximately 41.2% to the Closing Price per Gamesys Share of 1,330 pence on 25 January 2021 (being the last Business Day prior to Bally’s initial proposal to Gamesys dated 26 January 2021); and

•
approximately 36.7% to the average closing price per Gamesys Share of 1,373 pence for the three-month period ended 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period) on a volume weighted average price basis.

Bally’s will also make available the Share Alternative, pursuant to which Scheme Shareholders (other than Scheme Shareholders resident or located in a Restricted Jurisdiction) may elect to receive New Bally’s Shares in lieu of part or all of the cash consideration to which they would otherwise be entitled under the Combination. Further details of the Share Alternative are set out in paragraph 3 below.
In addition, if the Combination has not completed before the ex-dividend date of 9 September 2021, the Gamesys Board reserves the right to declare an interim dividend for the six months ended 30 June 2021 of an aggregate amount of up to £16.4 million which, based on Gamesys’ issued share capital as at the Latest Practicable Date, would equate to a dividend of up to 15 pence per Gamesys Share (the “Second Gamesys Interim Dividend”).
The Bally’s Board and the Gamesys Board have agreed that Gamesys Shareholders will be entitled to receive the Agreed Dividends, if and to the extent declared in accordance with the terms set out in this Announcement, in each case without any reduction to the Consideration payable by Bally’s and Premier Entertainment under the terms of the Combination.
Further details of the Agreed Dividends and the circumstances in which they may be declared are contained in paragraph 4 below.
The Scheme Document, containing further information about the Combination, notices of the Court Meeting and the General Meeting and the expected timetable of the Scheme, together with the Forms of Proxy, the Form of Election and the Prospectus, will be published in due course. It is expected that the Court Meeting and the General Meeting will be held in the second quarter of 2021 and that, subject to the satisfaction of all relevant conditions, the Scheme will become effective during the fourth quarter of 2021.
3.
Share Alternative

The Share Alternative will be made available to Scheme Shareholders (other than Scheme Shareholders resident or located in a Restricted Jurisdiction) to enable them to elect to receive New Bally’s Shares instead of all or part of the cash consideration which they would otherwise be entitled to receive pursuant to the Combination, using the following exchange ratio:
for each Gamesys Share                   0.343 New Bally’s Shares
Based on the Closing Price of $60,80 per Bally’s Share at close of business on the Latest Practicable Date and applying the USD:GBP exchange rate quoted by Bloomberg at 5.00 p.m. Eastern Standard Time on the same date, the Share Alternative values each Gamesys Share at 1,518 pence.
Bally’s and Premier Entertainment have received irrevocable undertakings from the Electing Gamesys Directors and the Electing Gamesys Shareholders to elect for the Share Alternative in respect of their entire respective beneficial holdings of 28,003,501 Gamesys Shares (representing, in aggregate, 25.6% of Gamesys’ issued share capital at close of business on the Latest Practicable Date).
Entitlements to New Bally’s Shares will be rounded down to the nearest whole number. Fractional entitlements to New Bally’s Shares will not be allotted or issued to Gamesys Shareholders. Instead, all fractional shares which a holder of Bally’s Shares would otherwise be entitled to receive will be aggregated and sold in the market with the net cash proceeds paid in lieu of such fractional entitlements to Gamesys Shareholders.
The Share Alternative is conditional upon the Combination becoming effective in accordance with its terms and will not be available to Overseas Shareholders in Restricted Jurisdictions.

The New Bally’s Shares will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act. If, in the future, Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Bally’s Shares. In this event, Bally’s Shareholders are urged to read those documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Bally’s contact for enquiries identified above.
Neither the SEC nor any other state securities commission has approved or disapproved of the New Bally’s Shares to be issued in connection with the Combination, or determined if this Announcement is accurate or complete. Any representation to the contrary is unlawful.
Further details of the Share Alternative, including details of those Gamesys Shareholders that will be eligible to elect for the Share Alternative, will be set out in the Scheme Document.
4.
Dividends

The Gamesys Board has proposed the Gamesys Final Dividend for approval by Gamesys Shareholders at the Gamesys AGM. If the Effective Date occurs before the date of the Gamesys AGM, the Gamesys Board reserves the right instead to declare the Gamesys Final Dividend as the First Gamesys Interim Dividend.
In addition, if the Combination has not completed before the ex-dividend date of 9 September 2021 the Gamesys Board reserves the right to declare the Second Gamesys Interim Dividend.
Based on Gamesys’ issued share capital as at the Latest Practicable Date:
•
the Gamesys Final Dividend, or if declared, the First Gamesys Interim Dividend, would equate to a dividend of 28 pence per Gamesys Share; and

•
the Second Gamesys Interim Dividend, if declared, would equate to a dividend of up to 15 pence per Gamesys Share.

If Gamesys’ issued share capital changes between the Announcement Date and the record date for the relevant dividend, the amount of the relevant dividend per Gamesys Share might be different from the amounts set out above.
The Bally’s Board and the Gamesys Board have agreed that Gamesys Shareholders will be entitled to receive the Agreed Dividends, if and to the extent declared in accordance with the terms set out in this Announcement, in each case without any reduction to the Consideration payable by Bally’s and Premier Entertainment under the terms of the Combination.
The First Gamesys Interim Dividend, if declared, would be declared and paid in place of the Gamesys Final Dividend. Consequently, Gamesys Shareholders would not receive both the Gamesys Final Dividend and the First Gamesys Interim Dividend. In addition, if the Combination becomes effective before the ex-dividend date of 9 September 2021, the Second Gamesys Interim Dividend would not be declared and Gamesys Shareholders would not be entitled to receive it.
If, on or after the Announcement Date and on or before the Effective Date, any dividend, distribution or other return of capital or value is declared, made or paid or becomes payable in respect of Gamesys Shares, save for the Agreed Dividends or in excess of the Agreed Dividends, Bally’s and Premier Entertainment reserve the right to reduce the Consideration accordingly. In such circumstances, Gamesys Shareholders would be entitled to retain any such dividend, distribution or other return of capital or value declared, made or paid. Please refer to Part C of Appendix I for further information in this regard.

5.
Background to and reasons for the Combination

Bally’s believes that the online gambling and sports betting sector in the US continues to exhibit many characteristics that are structurally attractive with a steep anticipated growth trajectory as favourable regulatory progress throughout the US leads to the opening of new sports betting and iGaming markets. This opportunity is reflected in industry analysts estimating a potential total addressable market size in excess of US$45 billion. Bally’s believes that having a combination of both proven, developed technology and land-based platforms across key US states, with global brands, existing customer bases and complementary product offerings will be key to taking advantage of these growth opportunities. The following factors have also been taken into consideration by Bally’s in connection with the Combination:
•
Bally’s believes that the Combination represents a compelling strategic and financial opportunity to improve the offering and experience for customers;

•
the Combination would accelerate Bally’s long-term growth strategy, the objective of which is to become the premier, truly integrated, omni-channel US gaming company with a B2B2C business;

•
Gamesys’ existing platform would benefit from Bally’s fast-growing land-based and online platform in the US, providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops at this pivotal moment in the market’s evolution;

•
Bally’s would benefit from Gamesys’ proven technology platform, expertise and highly respected and experienced management team. These offerings, integrated with Bally’s online sports betting platform via the pending Bet.Works acquisition and the transformational media partnership with Sinclair Broadcast Group, would place the Combined Group in a strong position to capitalise on the quickly developing US online market;

•
the Combination would create one of the broadest portfolios in market of omni-channel cross-sell opportunities with land-based gaming, online sports betting, iCasino, poker, bingo, daily fantasy sports and free-to-play games;

•
the Combination would create significant value for Bally’s by bringing in house a technology platform to further build out iGaming offerings and create a unified player development database;

•
the Combined Group is expected to be highly cash flow generative, enabling it to pursue growth opportunities through reinvestment and strategic M&A. The greater number of registered accounts and monthly active customers that would result from the Combination, together with a more diversified player community and an enhanced customer database, will, in Bally’s view, create opportunities to increase growth and profitability; and

•
the Combined Group will be committed to responsible gaming and industry leadership in environmental, social and corporate governance efforts, including targeting carbon neutrality and good corporate governance.

6.
Recommendation by the Gamesys Directors

The Gamesys Directors, who have been so advised by Macquarie Capital as to the financial terms of the Cash Offer, unanimously consider the terms of the Cash Offer to be fair and reasonable. In providing its advice to the Gamesys Directors, Macquarie Capital has taken into account the commercial assessments of the Gamesys Directors. Macquarie Capital is providing independent financial advice to the Gamesys Directors for the purpose of Rule 3 of the Takeover Code.
Accordingly, the Gamesys Directors intend unanimously to recommend that Gamesys Shareholders vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting as the Gamesys Directors who hold Gamesys Shares have irrevocably undertaken to do in respect of their own beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares amounting, in aggregate, to 2,825,711 Gamesys Shares (representing 2.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date), or, if the Combination is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer. The Electing Gamesys Directors and a related trust of Keith

Laslop have also irrevocably undertaken to elect for the Share Alternative in respect of their entire (or, in respect of the related trust of Keith Laslop, part of its) beneficial holdings of Gamesys Shares amounting, in aggregate, to 1,783,276 Gamesys Shares (representing 1.6% of Gamesys’ issued ordinary share capital as at close of business on the Latest Practicable Date). All of these undertakings remain binding even in the event of a higher competing offer.
The Gamesys Directors and (in providing their advice to the Gamesys Directors) Macquarie Capital express no view as to the Share Alternative in this Announcement. It is intended that their views in this regard will be provided in the Scheme Document. Gamesys Shareholders are advised to consider whether New Bally’s Shares are a suitable investment in light of their own circumstances and are, therefore, strongly recommended to seek their own independent financial, tax and legal advice appropriate to their own particular circumstances and investment objectives before deciding whether they wish to elect for the Share Alternative, as well as giving full consideration to the information in this Announcement, the Scheme Document and any other transaction documents (when published).
7.
Background to and reasons for the recommendation by the Gamesys Directors

Gamesys is a leading online gaming operator, having created a strong market position in online casino and online bingo through its focus on customer experience, technology, content and operations. Following the combination of JPJ Group plc and Gamesys in September 2019, Gamesys has become a leading operator in the UK and Japan.
Gamesys expects the United States to become the world’s largest regulated online gaming market over the next several years, and it has been pursuing several strategies to position itself to be a leader in this fast-growing market. These initiatives led to discussions with Bally’s about potential commercial partnerships.
These initial discussions developed into exploring a more comprehensive transaction regarding a strategic combination of the two groups which commenced in December 2020. On 26 January 2021, Bally’s made a non-binding proposal relating to a combination with Gamesys. Since this date the parties have engaged in reciprocal confirmatory due diligence.
The Gamesys Directors, together with Gamesys’ financial adviser, Macquarie Capital, have considered the proposed Combination with regard to price, structure, deliverability and with reference to the range of strategic options available to Gamesys.
While the Gamesys Directors believe that Gamesys would have a strong future as an independent listed company, they acknowledge the benefits of the Combination, including:
•
immediate market access to 11 US states for online gaming and sports betting;

•
the creation of a US omni-channel gaming business, which may reduce the cost of customer acquisition through Bally’s customer database of approximately 15 million members;

•
a strong US gaming brand in Bally’s, which has been enhanced through its partnership with Sinclair Broadcast Group, Inc., through which Bally’s rebranded regional sports networks reach approximately 70% of US households;

•
the addition of sports betting technology through Bally’s acquisition of Bet.Works Corp. which is expected to complete in the first half of 2021; and

•
significant combined cash flow to reinvest in the US market.

The Gamesys Directors welcome Bally’s stated intentions concerning Gamesys’ management and employees which are explained in paragraph 13 below. In particular, the Gamesys Directors are pleased that Lee Fenton, the current CEO of Gamesys, will serve as Group CEO of the Combined Group. The Gamesys Directors also note the importance that Bally’s places on the skills and experience of Gamesys’ employees as well as their intention to fully safeguard the existing contractual and statutory employment rights, including in relation to pensions, of all Gamesys management and employees in accordance with applicable law.

In assessing the terms of the Combination, the Gamesys Directors considered the availability of the Cash Offer, which would provide Gamesys Shareholders with the opportunity to receive an immediate and certain value in cash, while also providing the option for Gamesys Shareholders to receive equity in the Combined Group in lieu of the cash consideration.
In addition, the Gamesys Directors note that the terms of the Cash Offer, including the Gamesys Final Dividend, represent a premium of:
•
approximately 14.4% to the Closing Price per Gamesys Share of 1,642 pence on 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period);

•
approximately 41.2% to the Closing Price per Gamesys Share of 1,330 pence on 25 January 2021 (being the last Business Day prior to Bally’s initial proposal to Gamesys dated 26 January 2021); and

•
approximately 36.7% to the average closing price per Gamesys Share of 1,373 pence for the three-month period ended 23 March 2021 (being the last Business Day prior to the commencement of the Offer Period) on a volume weighted average price basis.

Accordingly, the Gamesys Directors intend unanimously to recommend the Cash Offer to Gamesys Shareholders as set out in paragraph 6 above.
8.
Irrevocable undertakings from Gamesys Shareholders

In addition to the irrevocable undertakings given by the Gamesys Directors who hold Gamesys Shares, Bally’s has also received irrevocable undertakings from certain other Gamesys Shareholders to vote, or procure the vote, in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting in respect of their entire beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares amounting, in aggregate, to 33,676,449 Gamesys Shares (representing 30.8% of Gamesys’ issued ordinary share capital at close of business on the Latest Practicable Date), or, if the Combination is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer.
The Electing Gamesys Shareholders have also irrevocably undertaken to elect for the Share Alternative in respect of their entire (or, in respect of Michael Mee, part of his) beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares amounting, in aggregate, to 26,220,225 Gamesys Shares (representing 23.9% of Gamesys’ issued ordinary share capital at close of business on the Latest Practicable Date).
Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.
9.
Bally’s Shareholder Meeting and Bally’s voting undertakings

Under NYSE rules, the Share Alternative will require the approval of the issuance of New Bally’s Shares by Bally’s Shareholders at the Bally’s Shareholder Meeting.
The Bally’s Directors intend unanimously to recommend that Bally’s Shareholders vote in favour of the approval of the relevant proposals at the Bally’s Shareholder Meeting. Bally’s and Gamesys have entered into a voting agreement with certain Bally’s Directors and officers of Bally’s who hold Bally’s Shares, pursuant to which they have irrevocably undertaken to vote in favour of the relevant proposals at the Bally’s Shareholder Meeting in respect of their beneficial and of record holdings (and those of certain of their connected persons) of Bally’s Shares amounting, in aggregate, to 801,917 Bally’s Shares (representing 2.5% of the outstanding issued share capital of Bally’s as at the Latest Practicable Date).
10.
Information about Bally’s

Bally’s is listed on the New York Stock Exchange (NYSE) and its shares trade under the ticker symbol “BALY”.
Bally’s is a leading owner and operator of land-based casinos in the US. Bally’s currently owns and manages 13 properties: 12 casinos across eight states, a horse racetrack and 13 authorised off-track betting licenses in Colorado. With over 6,000 employees, Bally’s operations include 13,308 slot machines, 460 game tables and 3,342 hotel rooms. Following the completion of pending acquisitions, as well as the construction of a land-based casino in Centre County, Pennsylvania, Bally’s will own and manage 15 casinos across 11 US states.
In November 2020, Bally’s announced that it had entered into a definitive agreement to acquire Bet.Works, a US based, sports betting platform provider to operators in New Jersey, Iowa, Indiana and Colorado. Upon acquiring Bet.Works’ proprietary technology stack and turnkey solutions, which include marketing, operations, customer service, risk management and compliance, Bally’s believes it will position it to become a leading, full-service, vertically integrated sports betting and iGaming company in the US with physical casinos and online gaming solutions united under a single, leading brand, thus enabling it to launch its B2B2C business model.
In November 2020, Bally’s announced a long-term strategic partnership with Sinclair Broadcast Group that combines its vertically-integrated, proprietary sports betting technology and expansive market access footprint with Sinclair’s portfolio of local broadcast television stations and live regional sports networks, the STIRR streaming service, the Tennis Channel and digital and over-the-air television network Stadium.
Bally’s recent acquisitions of Monkey Knife Fight and SportCaller provide Bally’s with digital/interactive footprints, provide access to the potentially lucrative interactive mobile sports betting and iGaming markets and diversify it from a financial standpoint.
In addition, on April 13, 2021, Bally’s agreed to purchase the Tropicana Las Vegas, Nevada casino from Gaming and Leisure Properties, Inc. (“GLPI”), a publicly traded gaming focused real estate investment. Bally’s estimates the transaction to be valued at approximately $300 million. The purchase price for the Tropicana property’s non-land assets is $150 million. In addition, Bally’s has agreed to lease the land underlying the Tropicana property from GLPI for an initial term of 50 years at annual rent of $10.5 million, subject to increase over time. Bally’s and GLPI will also enter into a sale-and-leaseback transaction relating to Bally’s Black Hawk, CO and Rock Island, IL casino properties for a cash purchase price of $150 million payable by GLPI. The lease will have initial annual fixed rent of $12 million, subject to increase over time. Bally’s and GLPI have agreed to use commercially reasonable efforts to negotiate and enter into definitive documents with respect to these transactions as promptly as practicable in order to fully reflect the contemplated terms.
Bally’s aims to continue to grow the business by actively pursuing the acquisition and development of new gaming opportunities and reinvesting in existing operations. Bally’s believes that interactive gaming, including mobile sports betting and iGaming represents a significant strategic opportunity for its future growth. In addition, it seeks to increase revenues at its brick and mortar casinos through enhancing the guest experience by providing popular games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service.
For the year ended 31 December 2019, Bally’s achieved an aggregate adjusted EBITDA of $300 million (this figure includes Bally’s 2019 aggregate adjusted EBITDA of $167 million, and the completed and pending casino acquisitions in 2019 and 2020 that collectively generated $133 million of adjusted EBITDA in 2019). Bally’s cannot give any assurance that any of the pending acquisitions will be consummated on the anticipated timeframe or at all. Aggregate Adjusted EBITDA for 2019 is a non-GAAP measure and has not been calculated on a basis compliant with US or UK requirements for pro forma financial statements.
11.
Information about Premier Entertainment

Premier Entertainment is a newly incorporated Delaware company and an indirect subsidiary of Bally’s. Premier Entertainment has been formed at the direction of Bally’s for the purposes of implementing the Combination together with Bally’s.
12.
Information about Gamesys

Gamesys is listed on the premium listing segment of the Main Market of the London Stock Exchange under the ticker symbol “GYS” and is the parent company of an online gaming group that provides entertainment to a global consumer base. Through its subsidiaries, Gamesys currently offers bingo and casino games to its players using brands which include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognisable brands that deliver best-in-class player experience and gaming content.
As a leading international online gaming operator, Gamesys’ market position and diverse customer base (both geographically and demographically) positions Gamesys strongly against its competitors in addition to providing Gamesys with significant opportunities to deliver further growth. Gamesys’ core brands have historically demonstrated significant rates of customer retention, achieved through a combination of Gamesys’ diverse and engaging range of tailored content, strong customer relationship management and player engagement capabilities and its multi-brand strategy, which enables Gamesys to offer players a bespoke proposition catering for different player demographics and styles of play, as well as providing Gamesys with cross-marketing opportunities to improve the ultimate value derived from players.
Gamesys is well-capitalised and has demonstrated a strong track record of cash generation, with operating cash flow of £214.4 million for the year ended 31 December 2020. During the same period, Gamesys achieved annual revenues of £727.7 million (representing growth on a pro forma basis of 29% compared to 2019) and an adjusted EBITDA of £206.2 million (representing growth on a pro forma basis of 30% compared to 2019).
Gamesys is today publishing its first quarter results for 2021.
13.
Directors, management, employees, research and development and locations

Bally’s strategic plans for Gamesys
Bally’s believes that the Combined Group has a compelling strategic and financial rationale, would create long-term value for both Gamesys and Bally’s and would be consistent with Bally’s long-term growth strategy, the objective of which is to create a leading, truly integrated, omni-channel US gaming company with a B2B2C business.
Gamesys would benefit from Bally’s fast-growing land-based and online platform in the US, providing market access through Bally’s operations in critical states as the nascent iGaming and sports betting opportunity develops in the United States. Bally’s would benefit from Gamesys’ proven technology platform, expertise and highly respected and experienced management team across the online gaming field. The Combined Group would be able to capitalise on the full range of opportunities available both in the US and beyond.
The Combination will also align with Bally’s previously announced plan to split Bally’s into two divisions: “Bally’s Casinos,” comprising Bally’s physical gambling and entertainment properties, and “Bally’s Interactive,” which will include new and existing contracts for sports betting and internet gambling, including all of Bet.Works’ sports betting operations, Monkey Knife Fight and SportCaller. As part of the transaction, Bally’s anticipates that it will welcome Gamesys and its employees to Bally’s Interactive.
Employees and management
Bally’s attaches great importance to the skill and experience of Gamesys’ management and employees and recognises their important contribution to what has been achieved by Gamesys.
Bally’s believes that retaining key staff within Gamesys is important and has given assurances to the Gamesys Board that, following completion of the Combination, the existing employment rights, including pension rights, of the management and employees of Gamesys and its subsidiaries will be fully safeguarded in accordance with applicable law.
Bally’s plans for the Gamesys Group do not involve any material change in overall headcount, conditions of employment of Gamesys’ employees, or in the balance of the skills and functions of Gamesys’ employees and management.

Following the proposed de-listing of Gamesys Shares and re-registration of Gamesys as a private limited company (as further described in paragraph 19 below), Bally’s expects to review Gamesys’ corporate headquarters and support functions, including certain functions relating to Gamesys’ status as a public listed company, to determine when and how to combine such functions with the equivalent functions of Bally’s. Consequently, a limited number of those functions might no longer be required, although Bally’s has not made any definite plans in this regard.
It is intended that Gamesys’ CEO, Lee Fenton, will become the CEO of the Combined Group and that Robeson Reeves, Gamesys’ COO, and Jim Ryan, a non-executive director of Gamesys, will join the Bally’s Board. It is also intended that Bally’s CEO, George Papanier, will remain a member of the Bally’s Board and the senior executive running the retail casino business.
It is intended that, upon completion of the Combination, each of the non-executive members of the Gamesys Board will resign as directors of Gamesys.
Pension schemes
Gamesys does not have a defined benefit pension scheme. It does, however, operate a defined contribution plan. Bally’s does not intend to make any changes to this plan and intends that contributions be made to this plan in accordance with applicable law.
Incentivisation and retention arrangements
Bally’s has not entered into, and has not had any discussions on proposals to enter into, any form of incentivisation arrangements with members of management of Gamesys. Nor has it agreed or entered into any arrangements with any of the Gamesys executive directors who are expected to join the Bally’s Board and/or management team following completion of the Combination with regard to any changes to their existing terms of employment. Bally’s does not intend to put in place any such arrangements before completion of the Combination.
Locations of business, fixed assets and headquarters
Following completion of the Combination, Gamesys’ existing headquarters premises will continue to be utilised, but the headquarters of the Combined Group will be located in Providence, Rhode Island, USA. There is expected to be no material change in headcount at Gamesys’ existing headquarters, except in respect of limited functions relating to Gamesys’ status as a listed company which will be reviewed following the de-listing of Gamesys Shares.
Bally’s has no plans to change the locations of business and fixed assets of Gamesys beyond any ordinary course changes planned by the current management of Gamesys.
Research and Development
Bally’s values the investment that Gamesys has made in its technology and the infrastructure and expertise in place within the Gamesys Group to create, maintain and enhance existing product offerings. Bally’s believes that it is important for the long-term success of the Combined Group and for customer satisfaction to maintain a leading product offering and intends to invest in this area following completion of the Combination through the existing Gamesys infrastructure. Bally’s plans do not involve any material change to the research and developments functions of the Gamesys Group.
Trading Facilities
Gamesys is currently listed on the Official List and, as explained in paragraph 19 below, a request will be made to the London Stock Exchange to cancel trading in Gamesys Shares and de-list Gamesys from the Official List from or shortly after the Effective Date. Gamesys will then be re-registered as a private company following the Effective Date.

Views of the Gamesys Board
In considering the recommendation of the Combination to Gamesys Shareholders, the Gamesys Directors have given due consideration to Bally’s intentions for the business, management, employees and locations of business of Gamesys.
The Gamesys Directors welcome Bally’s intention that, following completion of the Combination, the existing contractual and statutory employment rights, including in relation to pensions, of all Gamesys management and employees will be fully safeguarded in accordance with applicable law.
14.
Gamesys Share Plans

Participants in the Gamesys Share Plans and SIP will be contacted regarding the effect of the Combination on their rights under the Gamesys Share Plans and SIP and appropriate proposals will be made to such participants in the Gamesys Share Plans in due course. Further details of the terms of such proposals will be included in the Scheme Document.
15.
Warrant Instrument

The Warrantholder will be contacted regarding the effect of the Combination on its rights under the Warrant Instrument and an appropriate proposal will be made to the Warrantholder consistent with its rights under the Warrant Instrument.
16.
Financing

Premier Entertainment has entered into a commitment letter and interim facilities agreement (“IFA”) for a bridge loan to be provided by Deutsche Bank Aktiengesellschaft, London Branch, Goldman Sachs Bank USA and Barclays Bank PLC to satisfy the cash element of the Consideration. The maximum cash consideration payable to Gamesys shareholders if only the Electing Gamesys Directors and the Electing Gamesys Shareholders elect for the Share Alternative would be £1.6 billion.
In connection with the IFA, Bally’s has entered into a commitment letter with GLPI under which GLPI has committed to purchase Bally’s Shares, or, subject to US regulatory requirements, warrants, with a value of up to $500 million. The Bally’s Shares will be valued based on a volume weighted average sales prices for the 20 trading days before issue. GLPI may elect to fund its commitment to Bally’s, rather than by acquiring equity in Bally’s, in the form of an advance deposit of the purchase price payable by GLPI in connection with prepaid sale leaseback transaction(s) with respect to certain designated Bally’s properties, or in the form of one or more interest-bearing loan instruments that will be secured by Bally’s real estate assets on a subordinated basis.
Bally’s intends to seek to finance the cash element of the Consideration and refinance Gamesys’ existing debt (and thereby reduce or eliminate the need for borrowings under the IFA or GLPI commitment) after the Announcement Date and prior to the Effective Date through one or more capital market transactions, which could include public or private offerings of Bally’s Shares or other securities, and a new company-wide bank credit facility. It is intended that the initial offering (the “Initial Offering”), which will be announced shortly after the release of this Announcement, will comprise an offering of common stock and tangible equity units for a total price to the public of approximately $850 million subject to a customary underwriter overallotment. A prospectus supplement in relation to the Initial Offering will be available at: https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001747079&owner=exclude when published. There can be no assurances to the timing, terms or success of such capital markets transactions as are referred to above.
Bally’s objective is to maintain its historically conservative capitalisation policies, providing it with the stability and financial flexibility to continue to pursue a disciplined omni-channel gaming and entertainment growth strategy. Bally’s focusses on moderate leverage and ample liquidity, with a target long-term net leverage ratio in a range of 4.0x to 4.5x.
Deutsche Bank, financial adviser to Bally’s and Premier Entertainment, is satisfied that sufficient resources are available to satisfy in full the cash consideration payable to Gamesys Shareholders under the terms of the Combination.

Updated information on the financing of the Combination is expected to be contained in the Scheme Document.
Under the terms of the IFA, except (i) with the consent of the lenders under the IFA, (ii) where required by the Panel, or (iii) where necessary to comply with the Takeover Code or other applicable law, Premier Entertainment may not waive, or, where it would, pursuant to Rule 13.5(a) of the Takeover Code and with the consent of the Panel, be entitled to invoke a Condition so as not to proceed with, lapse or withdraw the Combination, treat as satisfied, any material Condition to the extent that it would be materially prejudicial to the interests of the lenders under the IFA.
17.
Offer-related Arrangements

Confidentiality Agreement
Bally’s and Gamesys entered into a confidentiality agreement on 2 January 2021 (the “Confidentiality Agreement”) pursuant to which each of Bally’s and Gamesys has undertaken to the other to (i) keep confidential certain information related directly or indirectly to the Combination and not to disclose it to third parties (other than to permitted recipients) and (ii) use any confidential information disclosed pursuant to the Confidentiality Agreement only in connection with the Combination, subject to certain exceptions.
These confidentiality obligations will remain in force until the earlier of 30 June 2022 and the Effective Date.
The Confidentiality Agreement also includes customary non-solicitation obligations on both parties valid for twelve months from the date of the Confidentiality Agreement.
Confidentiality and Joint Defence Agreement
Bally’s, Gamesys and their respective external legal counsels entered into a confidentiality and joint defence agreement (the “Confidentiality and Joint Defence Agreement”) dated 2 March 2021 the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.
Cooperation Agreement
On the date of this Announcement, Bally’s and Gamesys entered into a cooperation agreement (the “Cooperation Agreement”), pursuant to which, among other things, they have agreed to cooperate for the purposes of obtaining all Authorisations and preparing the Scheme Document, the Bally’s Proxy Statement and the Prospectus.
Bally’s has agreed to use its reasonable endeavours to obtain all such Authorisations in sufficient time to enable the Effective Date to occur by the Long Stop Date. Gamesys and Bally’s have agreed to certain undertakings to cooperate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to such Authorisations necessary to satisfy certain regulatory conditions as well as the key shareholder documentation.
The Cooperation Agreement will terminate in certain circumstances including, among other things: (1) if agreed in writing between Bally’s and Gamesys; (2) if the Effective Date has not occurred by the Long Stop Date; or (3) upon written notice by Gamesys to Bally’s or Bally’s to Gamesys if: (a) the Combination is withdrawn, terminated or lapses before the Long Stop Date (subject to certain exceptions); (b) Bally’s decides, without the consent of Gamesys, to implement the Combination by way of a Takeover Offer; (c) the Scheme or the Resolutions (as applicable) are not approved by the requisite majorities of Gamesys Shareholders, or the Court refuses to sanction the Scheme, and in each case Gamesys does not consent within two Business Days of Bally’s request to implement the Combination as a Takeover Offer; (d) the Combination is not approved by the requisite majority of

Bally’s Shareholders; or (e) the Gamesys Board or the Bally’s Board (as applicable) announce their intention to: (i) withdraw or adversely qualify or modify their recommendation of the Combination; (ii) not convene the Court Meeting, the General Meeting or the Bally’s Shareholder Meeting; or (iii) not post the Scheme Document or the Bally’s Proxy Statement.
Gamesys also has the right to terminate the Cooperation Agreement if: (1) the Bally’s Shareholder Meeting is not held on or before the 22nd day after the expected date of such meeting as set out in the Bally’s Proxy Statement and/or the Prospectus (or such later date as the parties may agree) or (2) the Bally’s Board withdraws, or the Bally’s Proxy Statement does not include, the Bally’s Board’s recommendation to vote in favour of the shareholder resolutions necessary to approve the issuance of the New Bally’s Shares.
Bally’s has the right to terminate the Cooperation Agreement if: (1) the Court Meeting, the General Meeting or the Sanction Hearing is/are not held on or before the 22nd day after the expected date of such meeting or hearing as may be set out in the Scheme Document (or such later date as may be agreed between the parties); (2) the Gamesys Board withdraws, qualifies or adversely modifies its recommendation of the Combination; (3) after approval of the Resolutions, other than where an Agreed Switch (as defined in the Cooperation Agreement) occurs but without prejudice to Bally’s rights to terminate the Cooperation Agreement under any other provision of the Cooperation Agreement, Gamesys Directors announce that they will not implement the Scheme; (4) the Scheme Document does not include the Gamesys Board’s recommendation to Gamesys Shareholders to vote in favour of the Scheme and the Resolutions; or (5) a competing transaction is either recommended by the Gamesys Board or completes, becomes effective or is declared or becomes unconditional in all respects.
The Cooperation Agreement records Bally’s and Gamesys’ intention to implement the Combination by way of a Scheme, subject to the ability of Bally’s to implement the Combination by way of a Takeover Offer in the circumstances described in paragraph 18 below.
The Cooperation Agreement also contains provisions that will apply in respect of certain employee-related matters and the Gamesys Share Plans.
The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Cooperation Agreement, which is available for inspection as described in paragraph 22.
Lock-Up Agreement
Lee Fenton has entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which for six months after the Effective Date, he may not sell New Bally’s Shares received by him as consideration pursuant to the Combination. The Lock-Up agreement is subject to customary exceptions and Lee Fenton would be entitled to sell up to 10% of his holding of New Bally’s Shares, subject to normal US insider restrictions.
18.
Structure of, and Conditions to, the Combination

It is intended that the Combination will be effected by means of a Court-approved scheme of arrangement between Gamesys and the Scheme Shareholders under Part 26 of the Companies Act.
The purpose of the Scheme is to provide for Bally’s and Premier Entertainment to acquire the entire issued and to be issued ordinary share capital of Gamesys. This would be achieved by the transfer of the Scheme Shares to Bally’s and Premier Entertainment, in consideration for which the Scheme Shareholders who are on the register of members of Gamesys at the Scheme Record Time will receive the Consideration on the basis set out in this Announcement and to be set out in the Scheme Document.
The Combination will become effective only if, among other things, the following events occur on or before the Long Stop Date:
•
the approval of the Scheme by a majority in number of the Scheme Shareholders who are present and voting, whether in person or by proxy, at the Court Meeting and who represent 75% or more in value of the Scheme Shares voted by those Scheme Shareholders;

•
the Resolutions being duly passed by Gamesys Shareholders representing the requisite majority or majorities of votes cast at the General Meeting;

•
each of the Court Meeting, the General Meeting and the Court Hearing being held on or before the 22nd day after the expected date for each such meeting or hearing, respectively, to be set out in the Scheme Document in due course or, in any such case, such later date as Bally’s or Premier Entertainment and Gamesys may agree and, if required, the Court may allow;

•
the approval of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Gamesys and Bally’s or Premier Entertainment);

•
the delivery of a copy of the Court Order to the Registrar of Companies;

•
the FCA having approved the Prospectus;

•
approval of the New Bally’s Shares for listing on the NYSE, subject to official notice of issuance;

•
the issue of the New Bally’s Shares having been approved by Bally’s Shareholders at the Bally’s Shareholder Meeting; and

•
certain foreign direct investment and regulatory approvals, including relevant gaming regulatory consents and approvals in the UK, certain US states and certain other jurisdictions in which Bally’s or Gamesys have licences.

The Scheme will lapse if it does not become effective by the Long Stop Date.
The deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing as set out above may be waived by Bally’s or Premier Entertainment, and the Long Stop Date may be extended by agreement between Gamesys and Bally’s or Premier Entertainment (with the Panel’s consent and as the Court may approve (if such consent and/or approval is required)).
Upon the Scheme becoming effective, it will be binding on all Gamesys Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting. Each of Bally’s and Premier Entertainment reserve the right to elect (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer for the entire issued and to be issued share capital of Gamesys as an alternative to the Scheme.
In such an event, a Takeover Offer will be implemented on substantially the same terms (subject to appropriate amendments, including, if the Panel so agrees, an acceptance condition set at up to 90% of the shares to which such Takeover Offer relates or such lesser percentage, being more than 50%, as Bally’s or Premier Entertainment may decide), so far as applicable, as those which would apply to the Scheme.
If the Combination is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Bally’s intends that: (1) applications would be made to the London Stock Exchange for the cancellation of trading of the Gamesys Shares on the London Stock Exchange’s market for listed securities and to the FCA for the cancellation of the listing of Gamesys Shares on the Official List and (2) to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining Gamesys Shares in respect of which the Takeover Offer has not been accepted.
19.
De-listing and re-registration

Before the Scheme becomes effective, it is intended that Gamesys will make an application for the cancellation of trading of the Gamesys Shares on the London Stock Exchange’s main market for listed securities and an application to the FCA for the cancellation of the listing of Gamesys Shares on the Official List, in each case to take effect on or shortly after the Effective Date. The last day of dealings in Gamesys Shares on the main market of the London Stock Exchange is expected to be the Business Day immediately before the Effective Date and no transfers will be registered after 6.00 p.m. on that date.
On the Effective Date, share certificates in respect of Gamesys Shares will cease to be valid and entitlements to Gamesys Shares held within the CREST system will be cancelled.

Following the Effective Date, and after its shares are delisted, Premier Entertainment intends to re-register Gamesys as a private limited company.
20.
Disclosure of interests in Gamesys

Bally’s made an Opening Position Disclosure, setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code, on 8 April 2021.
As at the close of business on the Latest Practicable Date, none of Bally’s, Premier Entertainment or any person acting in concert (which has the meaning given in the Takeover Code) with either of them: (1) had any interest in or right to subscribe for or had borrowed or lent any Gamesys Shares or securities convertible or exchangeable into Gamesys Shares, or (2) had any short positions in respect of relevant securities of Gamesys (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery, or (3) had borrowed or lent any relevant securities of Gamesys (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code) save for any borrowed shares which have been either on-lent or resold, or (4) is a party to any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code.
21.
General

The Combination is subject to the Conditions and further terms set out in Appendix I to this Announcement and to be set out in the Scheme Document, the Forms of Proxy and the Form of Election. The bases and sources of certain financial information contained in this Announcement are set out in Appendix II to this Announcement. A summary of the irrevocable undertakings and the voting undertakings given in relation to the Combination is contained in Appendix III to this Announcement. Certain terms used in this Announcement are defined in Appendix IV to this Announcement.
Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document. The Scheme Document and the Forms of Proxy accompanying the Scheme Document, the Form of Election and the Prospectus will be published in due course and made available to Gamesys Shareholders at no charge to them.
Former holders of exchangeable shares in The Intertain Group Limited that have not yet been entered in the register of members of Gamesys will nevertheless receive the Forms of Proxy and be able to vote at the Court Meeting and General Meeting. Former holders of common shares in The Intertain Group Limited that have a right to receive Gamesys Shares, but that have not yet returned the requisite materials required for them to be entered in the register of members of Gamesys, do not have voting rights in respect of Gamesys Shares. All such persons are encouraged to contact Computershare Investor Services PLC between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales) on 0370 889 4098 (or +44 (0370) 889 4098 if calling from outside of the UK) in order to facilitate their entry into the register of members of Gamesys and to determine how to obtain legal title to their respective Gamesys Shares.
The Combination is governed by the laws of England and is subject to the jurisdiction of the English courts. The Combination will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the FCA.
Deutsche Bank, Macquarie Capital, Numis and Berenberg have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.
22.
Documents available for inspection

Copies of the following documents will be made available, subject to certain restrictions relating to persons residing in Restricted Jurisdictions, on Bally’s website at https://investors.bally’s.com/ and Gamesys’ website at https://www.gamesysgroup.com/investors/offer-for-gamesys/ until completion of the Combination:

(i)
this Announcement;

(ii)
the Cooperation Agreement;

(iii)
the Confidentiality Agreement;

(iv)
the Confidentiality and Joint Defence Agreement;

(v)
the irrevocable undertakings referred to in paragraphs 6 and 8 above and summarised in Appendix III to this Announcement;

(vi)
the Lock-Up Agreement;

(vii)
the Bally’s Director Voting Agreement;

(viii)
the SRI Voting Agreement;

(ix)
the documents relating to the financing of the Combination referred to in paragraph 16; and

(x)
the consents from Deutsche Bank, Macquarie Capital, Numis and Berenberg to being named in this Announcement.

Neither the contents of the websites referred to in this Announcement nor the contents of any website accessible from hyperlinks is incorporated in, or forms part of, this Announcement.
Investor presentation
Bally’s will provide a presentation to research analysts and investors by way of a conference call and webcast at 12 p.m. (US Eastern Time) (5 p.m. (UK time)) on 13 April 2021 to discuss the Combination and the Initial Offering. To participate in this conference call, please use the following access details:
Phone Number: +1 404 975 4839
Participant Code: 481921
Information on how to access the webcast of this presentation can be found at: https://www.ballys.com/gamesys-documentation/
Enquiries:
Bally’s and Premier Entertainment
Steve Capp, Executive Vice President and Chief Financial Officer	+1 401 475 8564
Deutsche Bank (Financial Adviser to Bally’s and Premier Entertainment )
James Ibbotson Chris Raff Anna Mills (Corporate Broking)	+44(0) 20 7545 8000
Kekst CNC (PR Adviser to Bally’s and Premier Entertainment)
Richard Goldman David Gill	+1 646 847 6102
Gamesys
Jason Holden, Director of Investor Relations	+44(0) 20 7478 8150

Macquarie Capital (Financial Adviser to Gamesys)
Sung Chun Magnus Scaddan	+44(0) 20 3037 2000
Numis (Joint Broker to Gamesys)
Garry Levin	+44(0) 20 7260 1000
Berenberg (Joint Broker to Gamesys)
Mark Whitmore	+44(0) 20 3207 7800
Finsbury (PR Adviser to Gamesys)
James Leviton	+44(0) 7771 887 977
Clifford Chance LLP is acting as legal adviser to Gamesys. Jones Day is acting as legal adviser to Bally’s and Premier Entertainment.
Important notice
Deutsche Bank Aktiengesellschaft (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority (the “FCA”).
Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, Deutsche Bank, acting through its London branch (“DB London”), and Deutsche Bank Securities Inc. (“DBSI”)) will be responsible to any person other than Bally’s and Premier Entertainment for providing any of the protections afforded to clients of Deutsche Bank (or, as the case may be, DB London or DBSI) nor for providing advice in relation to any matters referred to in this Announcement.
Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank (or DB London or DBSI) in connection with this Announcement, any statement contained herein or otherwise.
DB London and DBSI are acting as financial advisers to Bally’s and Premier Entertainment and no other person in connection with the contents of this Announcement.
Macquarie Capital (Europe) Limited (“Macquarie Capital”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and for no one else in connection with the Combination and/or any other matter referred to in this Announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to its clients or for providing advice in relation to the Combination, the contents of this Announcement, or any other matters referred to in this Announcement. Macquarie Capital is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Capital.
Numis Securities Limited (“Numis”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Numis, or for providing advice in relation to any matter referred to in this Announcement. Neither Numis nor any of its affiliates owes or accepts any duty, liability or responsibility to any person who is not a client of Numis in connection with this announcement, any statement contained herein or otherwise.
Joh. Berenberg, Gossler & Co. KG, London Branch (“Berenberg”), which is authorised by the German Federal Financial Supervisory Authority and subject to limited regulation by the FCA in the United Kingdom, is acting exclusively for Gamesys and no one else in connection with the Combination and will not be responsible to anyone other than Gamesys for providing the protections afforded to clients of Berenberg nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Berenberg nor any of its affiliates owes or accepts any duty, liability or responsibility to any person who is not a client of Berenberg in connection with this Announcement, any statement contained herein or otherwise.
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Combination or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except in accordance with applicable law. The Combination will be effected solely by means of the Scheme Document (or if the Combination is implemented by way of a Takeover Offer, the offer document) which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Scheme. Any vote or decision in respect of the Scheme (or the Takeover Offer, if applicable) or other response in relation to the Combination should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the offer document).
This Announcement has been prepared for the purpose of complying with English law, the Takeover Code, the Market Abuse Regulation, the Disclosure Guidance and Transparency Rules and the Listing Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside England.
Gamesys will prepare the Scheme Document to be distributed to Gamesys Shareholders. Bally’s will prepare the Bally’s Proxy Statement to be distributed to Bally’s Shareholders and the Prospectus to be distributed to Gamesys Shareholders. Gamesys, Premier Entertainment and Bally’s urge Gamesys Shareholders to read the Scheme Document (or, if applicable, the offer document) and the Prospectus, and urge the Bally’s Shareholders to read the Bally’s Proxy Statement, in each case when such documents become available because they will contain important information relating to the Combination. Any vote in respect of the Scheme of the Court Meeting or the Resolutions at the General Meeting or related matters, should be made only on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the Prospectus.
Overseas Shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulations. Persons who are not resident in the United Kingdom or who are subject to the laws and regulations of other jurisdictions should inform themselves of, and observe, any applicable requirements, as any failure to comply with such requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.
Unless otherwise determined by Bally’s or Premier Entertainment or required by the Takeover Code, and permitted by applicable law and regulation, the Combination will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use of the mails of or any other means, instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or securities exchange of or from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Combination (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from such jurisdictions where to do so would violate the laws in those jurisdictions. If the Combination is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), such Takeover Offer may not be made available directly or indirectly, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction.
The availability of the Cash Offer and the Share Alternative to Gamesys Shareholders who are not resident in the United Kingdom (and, in particular, their ability to vote their Scheme Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf) may be affected by the laws of the relevant jurisdictions in which they are resident. The Combination will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the FCA. Further details in relation to Overseas Shareholders will be contained in the Scheme Document (or, if applicable, the offer document).
This Announcement does not constitute a prospectus or prospectus exempted document.
Additional information for US investors in Gamesys
The Combination relates to shares of an English company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer or proxy solicitation rules under the US Exchange Act of 1934 (the “US Exchange Act”) and other requirements of US law.
Instead, the Combination is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. Neither the US Securities and Exchange Commission (the “SEC”), nor any securities commission of other jurisdictions, has approved or disapproved of the Combination, passed upon the fairness of the Combination or passed upon the adequacy or accuracy of this Announcement. Any representation to the contrary is unlawful.
The New Bally’s Shares have not been registered under the US Securities Act of 1933 (the “US Securities Act”) and will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act. If, in the future, Bally’s or Premier Entertainment exercises its right to implement the Combination by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Bally’s Shares under the US Securities Act. In this event, Gamesys Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they would contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Bally’s contact for enquiries identified above.
New Bally’s Shares issued to persons other than “affiliates” of Bally’s (defined as certain control persons, within the meaning of Rule 144 under the US Securities Act) will be freely transferable under US law after the Combination. Persons (whether or not US persons) who are or will be “affiliates” of Bally’s within 90 days prior to, or of the Combined Group after, the Effective Date will be subject to certain transfer restrictions relating to the New Bally’s Shares under US law.
In addition, if Bally’s exercises its right to implement the Combination by way of a Takeover Offer, which is to be made into the US, such Takeover Offer will be made in compliance with the applicable US laws and regulations, including Section 14(e) and Regulation 14E under the US Exchange Act.
If the Combination is implemented by way of Takeover Offer, in accordance with, and to the extent permitted by, the Takeover Code and normal UK market practice, Deutsche Bank and their respective affiliates may continue to act as exempt principal traders or exempt market makers in Gamesys Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, as permitted by Rule 14e-5(b)(9) under the US Exchange Act. In addition, in accordance with normal United Kingdom practice, Bally’s, Premier Entertainment or their nominees or their brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Gamesys outside of the US, other than pursuant to the Combination, until the date on which the Combination and/or Scheme becomes effective, lapses or is otherwise withdrawn. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including United Kingdom laws and the US Exchange Act. Any information about such purchases or arrangements to purchase will be disclosed as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. To the extent that such information is required to be publicly disclosed in the United Kingdom in accordance with applicable regulatory requirements, this information will, as applicable, also be publicly disclosed in the United States.
The receipt of cash consideration by a Gamesys Shareholder for the transfer of its Gamesys Shares pursuant to the Scheme will be a taxable transaction for United States federal income tax purposes and under applicable US state and local, as well as overseas and other, tax laws. The receipt of New Bally’s Shares may also be taxable for such purposes. In certain circumstances, Gamesys Shareholders that are not US persons and that receive cash consideration pursuant to the Scheme may be subject to US withholding tax. Each Gamesys Shareholder is urged to consult an independent professional adviser regarding the applicable tax consequences of the Combination, including under applicable United States, state and local, as well as overseas and other, tax laws.
Financial information relating to Gamesys included in this Announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). US GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Gamesys is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States. Some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, It may be difficult for US holders of Gamesys Shares to enforce their rights and any claim arising out of the US federal securities laws in connection with the Combination, since investors may have difficulty effecting service of process within the United States upon those persons or recovering against Gamesys or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Gamesys or its officers or directors in a non-US court for violations of the US securities laws.
Additional information about Bally’s
This Announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New Bally’s Shares. In connection with the foregoing proposed issuance of New Bally’s Shares, Bally’s expects to file a proxy statement with the SEC. To the extent Bally’s effects the Combination as a Scheme under English law, the issuance of New Bally’s Shares would not be expected to require registration under the US Securities Act pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. If Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Bally’s Shares and include appropriate additions and amendments to the Conditions to reflect any additional related requirements. BALLY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE COMBINATION THAT BALLY’S WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BALLY’S, THE PROPOSED ISSUANCE OF THE NEW BALLY’S SHARES, AND THE COMBINATION. A proxy statement filed on Schedule 14A , the registration statement/prospectus filed on Form S-4, in each case as applicable and other relevant materials in connection with the proposed issuance of New Bally’s Shares and the Combination (when they become available), and any other documents filed by Bally’s with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Bally’s website, www.ballys.com, or by contacting our Investor Relations department in writing at Investor Relations, 100 Westminster Street, Providence, Rhode Island 02903.

Bally’s, the Bally’s Directors and Bally’s executive officers may be deemed to be participants in the solicitation of proxies from Bally’s Shareholders with respect to the Combination, including the proposed issuance of New Bally’s Shares. Information about the Bally’s Directors and Bally’s executive officers and their ownership of Bally’s Shares is set forth in Bally’s Annual Report on Form 10-K for the fiscal year ended 31 December 2020, which was filed with the SEC on 10 March 2021 and Bally’s proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on 8 April 2020. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the proxy statement and/or prospectus and other materials to be filed with the SEC in connection with the Combination and issuance of New Bally’s Shares.
In accordance with applicable US state gaming regulatory requirements, Bally’s charter documents contain certain restrictions pertaining to the acquisition, transfer and ownership of Bally’s Shares. These restrictions include a requirement that a person seeking to acquire Bally’s Shares constituting 5% or more of Bally’s Shares first be found suitable and/or obtain a license from the appropriate gaming regulators to hold such Bally’s Shares and a requirement that a holder of Bally’s Shares, regardless of percentage, is subject to applicable gaming laws and must divest its Bally’s Shares in the event it is disqualified or determined to be unsuitable.
Forward-looking statements
This Announcement (including information incorporated by reference in the Announcement), oral statements made regarding the Combination, and other information published by Bally’s, Premier Entertainment and Gamesys contains certain forward-looking statements, beliefs or opinions with respect to the financial condition, results of operations and business of Bally’s, Premier Entertainment and Gamesys. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.
Forward-looking statements may often, but not always, be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “hopes,” “anticipates,” “aims,” “plans,” “estimates,” “projects,” “targets,” “intends,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “continue,” “optimistic,” “deliver,” “comfortable,” “trend,” “seeks,” or variations of such words or statements that certain actions, events or results “could,” “should,” “would” or “might” be taken, occur or be achieved or the negative of such terms or other variations on such terms or comparable terminology.
Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These statements are based on assumptions and assessments made by Gamesys, Bally’s and Premier Entertainment, as the case may be, in light of their experience and their perception of historical trends, current conditions, future developments and other factors that they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors that could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements are unknown.
Although it is believed that the expectations reflected in such forward-looking statements were reasonable at the time the statements were made, no assurance is given by Gamesys, Bally’s and Premier Entertainment that such expectations or the assumptions and assessments underlying them will prove to have been correct and the circumstances may change. You are therefore cautioned not to place undue reliance on these forward-looking statements. None of Gamesys, Bally’s and Premier Entertainment assumes any obligation, and Gamesys, Bally’s and Premier Entertainment disclaim any intention or obligation, to update or correct the information contained in this Announcement (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation (including under the Disclosure Guidance and Transparency Rules of the FCA).
Except as expressly provided in this Announcement, the forward-looking statements have not been reviewed by the auditors of Gamesys, Bally’s or Premier Entertainment or their respective financial advisers. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is (1) the satisfaction of the Conditions, (2) any regulatory approvals required for the Combination not being obtained on the terms expected or on the anticipated schedule, (3) the ability of Gamesys, Bally’s and Premier Entertainment to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, (4) the possibility that Gamesys, Bally’s and Premier Entertainment may be unable to achieve any expected synergies and operating efficiencies in connection with the Combination within the expected time frames or at all and to successfully integrate the Gamesys’ operations into those of Bally’s, (5) uncertainties surrounding the COVID 19 pandemic, including limitations on Bally’s operations, increased costs, changes in customer attitudes, impact on its employees and the ongoing impact of COVID 19 on general economic conditions, (6) unexpected costs, difficulties integrating and other events impacting Bally’s recently completed and proposed acquisitions and its ability to realize anticipated benefits, (7) risks associated with Bally’s rapid growth, including those affecting customer and employee retention, integration and controls, (8) risks associated with the impact of the digitalization of gaming on casino operations and the highly competitive and rapidly changing aspects of iGaming and sports betting businesses generally, and (9) the very substantial regulatory restrictions including costs of compliance; restrictions and limitations in agreements to which Bally’s and Gamesys are subject, including debt financing, could significantly affect Bally’s ability to operate its business and its liquidity. Such forward looking statements should therefore be construed in the light of such factors. None of Bally’s, Premier Entertainment and Gamesys, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur.
No profit forecasts, estimates or quantified benefits statements
No statement in this Announcement is intended, or is to be construed, as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per share for Gamesys or Bally’s for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Gamesys or Bally’s, respectively.
Disclosure requirements of the Takeover Code
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror before the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Electronic communications
Please be aware that addresses, electronic addresses and certain other information provided by Gamesys Shareholders, persons with information rights, participants in the Gamesys Share Plans and SIP and other relevant persons for the receipt of communications from Gamesys may be provided to Bally’s and Premier Entertainment during the offer period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.
Publication on websites and availability of hard copies
A copy of this Announcement and the documents required to be published by Rule 26 of the Takeover Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) free of charge on Gamesys’ website at https://www.gamesysgroup.com/investors/possible-offer-for-gamesys/ and on Bally’s website at https://investors.bally’s.com/ by no later than 12 noon (London time) on the Business Day following the Announcement Date. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this Announcement.
In accordance with Rule 30.3 of the Takeover Code, Gamesys Shareholders and persons with information rights, may request a hard copy of this Announcement by contacting Computershare Investor Services PLC between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales) on 0370 889 4098 (or +44 (0370) 889 4098 if calling from outside of the UK). Calls to this number are charged at national rates or, in the case of calls from outside the UK, at the applicable international rate. Calls from a mobile device may incur network extras. You may also request that all future documents, announcements and information to be sent to you in relation to the Combination should be in hard copy form. If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
General
If you are in any doubt about the contents of this Announcement or the action you should take, you should seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are a resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

APPENDIX I
CONDITIONS AND FURTHER TERMS OF THE SCHEME AND THE COMBINATION
A.
Conditions to the Scheme and Combination

1.
The Combination is conditional upon the Scheme becoming unconditional and effective in accordance with its terms, subject to the provisions of the Takeover Code, by no later than the Long Stop Date.

Scheme approval
2.
The Scheme becoming effective will be conditional upon:

(a)
(i) approval of the Scheme at the Court Meeting (and at any separate class meeting that may be required) by a majority in number of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) on the register of members of Gamesys at the Scheme Voting Record Time, who are present and voting, either in person or by proxy, representing 75% or more in value of the Scheme Shares held by those Scheme Shareholders; and (ii) such Court Meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document, or such later date as Bally’s and/or Premier Entertainment, on the one hand, and Gamesys, on the other, may agree and the Court may allow;

(b)
all resolutions in connection with or required to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Resolutions) being duly passed by the requisite majority or majorities at the General Meeting;

(c)
such General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date as may be agreed by Bally’s and/or Premier Entertainment, on the one hand, and Gamesys, on the other);

(d)
the sanction of the Scheme by the Court without modification or with modification on terms acceptable to Bally’s and/or Premier Entertainment, on the one hand, and Gamesys, on the other, and the delivery of a copy of the Court Order to the Registrar of Companies;

(e)
the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document (or such later date as may be agreed by Bally’s and/or Premier Entertainment, on the one hand, and Gamesys, on the other, and, if required, the Court may allow);

In addition, except as provided in Part B below, Bally’s, Premier Entertainment and Gamesys have agreed that the Combination will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such conditions (as amended, if appropriate) have been satisfied or where relevant, waived:
Approval by Bally’s Shareholders
3.
Approval of the issuance of the New Bally’s Shares by a majority of the votes cast by Bally’s Shareholders at the Bally’s Shareholder Meeting, in accordance with the requirements of Section 312.03 of the NYSE Listed Company Manual.

Listing on the NYSE; effectiveness of registration
4.
Approval of the New Bally’s Shares for listing by the NYSE, subject to official notice of issuance.

Prospectus
5.
The Prospectus having been approved by the FCA, and made available to the public in accordance with the Prospectus ReIgulation Rules.

Foreign Direct Investment clearances
6.
Spain:

(a)
the Spanish Council of Ministers (Consejo de Ministros) or the Spanish Directorate General of International Trade and Investments (Dirección General de Comercio Internacional e Inversiones), as the case may be, authorising the Combination pursuant to articles 6 and 7 bis of Law 19/2003 on foreign investment and article 10 of Royal Decree 664/1999, of 23 April, on foreign investments without imposing any conditions or obligations on Bally’s and/or Premier Entertainment; or

(b)
Bally’s obtaining a confirmation in writing (including by e-mail) from the Spanish Subdirectorate General of Foreign Investments (Subdirección General de Inversiones Exteriores) that the Combination is not subject to prior approval;

7.
United Kingdom:

if any new or amended national security, public interest or foreign investment laws, rules or regulations (including the proposed National Security and Investment Bill) become effective in the United Kingdom after the date of this Announcement that make it a legal requirement to notify the Combination before the Effective Date, any of (i) the Relevant Authority in the United Kingdom indicating that it has determined to approve the Combination; (ii) the Relevant Authority in the United Kingdom confirming in writing that notification is not a legal requirement; or (iii) all applicable review periods having expired or elapsed;
Gaming regulatory clearances
8.
Great Britain: the determination by the GBGC, pursuant to section 102(4)(a) of the Gambling Act and made in respect of all operating licences (as such term is defined in the Gambling Act) held by members of the Gamesys Group, that all such operating licences will continue to have effect following the Effective Date, such determination to be made following applications in respect of the same submitted by Gamesys to the GBGC pursuant to section 103(3) of the Gambling Act;

9.
Gibraltar: approval from the Gibraltar Regulator of the Combination as it relates to the activities undertaken pursuant to the operating licenses issued to the Gamesys Group by the Gibraltar Regulator;

10.
United States (New Jersey): in respect of the Combination, all necessary approvals and/or licenses having been granted (in a form reasonably satisfactory to Bally’s) by the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement in regard to the gaming-related business activities of Gamesys;

11.
United States (Other Jurisdictions): in respect of the Combination, all necessary approvals and/or licenses having been granted (in a form reasonably satisfactory to Bally’s) by each of the Relevant Bally’s US Gaming Authorities;

Other notifications, waiting periods and Authorisations
12.
all necessary notifications, filings or applications having been made in connection with the Combination and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations, in each case in respect of the Combination, in any jurisdiction having been complied with and all Authorisations necessary or appropriate in any jurisdiction for or in respect of the Combination and the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Gamesys or any other member of the Wider Gamesys Group by any member of the Wider Bally’s Group having been obtained in terms and in a form satisfactory to Bally’s and/or Premier Entertainment from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Gamesys Group or the Wider Bally’s Group has entered into contractual arrangements and all such Authorisations which are deemed by Bally’s and/or Premier Entertainment necessary to carry on the business of any member of the Wider Gamesys Group in any jurisdiction having been obtained and all such

Authorisations remaining in full force and effect at the time at which the Combination becomes effective or otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations and all such necessary statutory or regulatory obligations in any jurisdiction having been complied with;
13.
other than with the consent or the agreement of Bally’s and/or Premier Entertainment, no member of the Wider Gamesys Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Panel or the approval of Gamesys Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code;

General regulatory
14.
no Third Party having taken, instituted, implemented or threatened, or given notice of a decision or proposal to take, institute, implement or threaten, any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything or taken any steps, or having enacted or made or proposed to enact or make any statute, regulation, decision, order or change to published practice (and, in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to:

(a)
require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Bally’s Group or by any member of the Wider Gamesys Group of all or any material part of its businesses, assets or property or impose any material limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(b)
require any member of the Wider Bally’s Group or the Wider Gamesys Group to acquire or offer to acquire a material number of any shares, other securities (or the equivalent) or interest in any member of the Wider Gamesys Group or any asset owned by any third party (other than Scheme Shares in connection with the implementation of the Scheme), or, if relevant, pursuant to Chapter 3 of Part 28 of the Companies Act;

(c)
impose any limitation on, or result in a delay in, the ability of any member of the Wider Bally’s Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in or loans to any member of the Wider Bally’s Group or on the ability of any member of the Wider Gamesys Group or any member of the Wider Bally’s Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Gamesys Group, in each case to an extent which is material in the context of the Wider Gamesys Group taken as a whole or the Bally’s Group taken as a whole or in the context of the Combination;

(d)
otherwise materially adversely affect any or all of the business, assets, prospects or profits of any member of the Wider Gamesys Group or the Wider Bally’s Group;

(e)
result in any member of the Wider Gamesys Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination (as the case may be);

(f)
make the Combination, or any aspect of the Combination, its implementation or the acquisition of any shares or other securities in, or control or management of, Gamesys by any member of the Wider Bally’s Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise directly or indirectly materially prevent or prohibit, restrict, restrain, or delay or otherwise materially interfere with the implementation of, or impose additional materially adverse conditions or obligations with respect to, or otherwise materially challenge, impede, interfere or require material amendment of the Combination or the acquisition of any shares or other securities in, or control or management of, Gamesys by any member of the Wider Bally’s Group;

(g)
require, prevent or materially delay a divestiture by any member of the Wider Bally’s Group of any shares or other securities (or the equivalent) in any member of the Wider Gamesys Group or any member of the Wider Bally’s Group; or

(h)
impose any material limitation on the ability of any member of the Wider Bally’s Group or any member of the Wider Gamesys Group to conduct, integrate or co-ordinate all or any material part of its business with all or any part of the business of any other member of the Wider Bally’s Group and/or the Wider Gamesys Group,

and all applicable waiting and other time periods (including any extensions thereof) during which any such antitrust, gaming or other regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any relevant jurisdiction in respect of the Combination or the acquisition of any Gamesys Shares or of management or voting control of Gamesys or any member of the Wider Gamesys Group or otherwise intervene having expired, lapsed or been terminated;
Certain matters arising as a result of any arrangement, agreement, etc.
15.
except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Gamesys Group is a party or by or to which any such member or any of its business, assets is or may be bound, entitled or be subject or which may be necessary for it to conduct its business in the ordinary course, or any event or circumstance which, as a consequence of the Combination or the acquisition or the proposed acquisition by any member of the Wider Bally’s Group of any shares or other securities in Gamesys or because of a change in the control or management of any member of the Wider Gamesys Group or otherwise, could or might reasonably be expected to result in:

(a)
any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider Gamesys Group being or becoming repayable, or capable of being declared repayable, immediately or before its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property or assets of any member of the Wider Gamesys Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable or being enforced;

(c)
any material assets of any such member being disposed of or charged or ceasing to be available to any such member, or any right arising under which any asset could be required to be disposed of or charged or could cease to be available to any such member other than in the ordinary course of business;

(d)
any obligation to obtain or acquire any material licence, permission, approval, clearance, permit, notice, consent, authorisation, waiver, grant, concession, agreement, certificate, exemption order or registration from any Third Party;

(e)
any material arrangement, agreement, lease, licence, permit licence, permission, approval, clearance, notice, consent, authorisation, waiver, grant, concession, certificate, exemption order or registration or other instrument being terminated or becoming capable of being terminated or adversely modified or the rights, liabilities, obligations or interests of any member of the Wider Gamesys Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(f)
any liability of any member of the Wider Gamesys Group to make any severance, termination, bonus or other payment to any of its directors or other officers;

(g)
the rights, liabilities, obligations, interests or business of any member of the Wider Gamesys Group or any member of the Wider Bally’s Group under any such arrangement, agreement, licence,

permit, lease or instrument or the interests or business of any member of the Wider Gamesys Group or any member of the Wider Bally’s Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;
(h)
any member of the Wider Gamesys Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination;

(i)
the value of, or the financial or trading position of, any member of the Wider Gamesys Group being prejudiced or adversely affected to an extent which is material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination; or

(j)
the creation or acceleration of any liability to an extent which is material in the context of the Wider Gamesys Group taken as a whole or the Wider Bally’s Group taken as a whole or in the context of the Combination (actual or contingent and including without limitation for taxation) by any member of the Wider Gamesys Group or for which any such member may be responsible other than trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Gamesys Group is a party or by or to which any such member or any of its business or assets are bound, entitled or subject, or which may be necessary for it to conduct its business in the ordinary course, would or could reasonably be expected to result in any of the events or circumstances as are referred to in Conditions 15(a) to (j);
16.
except as Disclosed, no member of the Wider Gamesys Group having:

(a)
entered into any agreement, contract, transaction, arrangement or commitment or terminated or varied the terms of any agreement, contract, transaction, arrangement or commitment (other than in the ordinary course of business);

(b)
entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Gamesys Group or the Wider Bally’s Group or which is or could involve obligations which would or might reasonably be expected to be so restrictive; or

(c)
entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing agreement, partnership or merger of business or corporate entities (other than the Scheme),

and which in any such case is or could be reasonably expected to be material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination.
Certain events occurring since the Accounts Date:
17.
except as Disclosed, no member of the Wider Gamesys Group having since the Accounts Date:

(a)
issued, proposed or agreed to issue, or authorised or announced its intention to authorise or propose the issue, of, additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Gamesys Shares (except, where relevant, as between Gamesys and wholly owned subsidiaries of Gamesys or between the wholly owned subsidiaries of Gamesys) or redeemed, purchased or reduced any part of its share capital or sold or transferred or agreed to sell or transfer any Gamesys Shares held by Gamesys as treasury shares save as pursuant to the exercise of options or vesting of awards granted under the Gamesys Share Plans or for the grant of options or awards in accordance with normal practice under the Gamesys Share Plans or with the prior written consent of both the Panel and Bally’s and/or Premier Entertainment;
(b)
except for the Agreed Dividends, recommended, declared, paid or made, or proposed to declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions, whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of Gamesys to Gamesys or any of its wholly owned subsidiaries;

(c)
save as between Gamesys and its wholly owned subsidiaries or between such wholly owned subsidiaries, effected, authorised, proposed or announced its intention to propose any change in its share or loan capital (or equivalent thereof);

(d)
purchased, redeemed or repaid or announce any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(e)
proposed or agreed to provide or modify the terms of, and no discretion having been exercised in respect of any share option scheme, share awards, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Gamesys Group;

(f)
save as between Gamesys and its wholly owned subsidiaries and other than pursuant to the Combination, implemented, effected, authorised, proposed or announced its intention to propose any merger, demerger, reconstruction, arrangement, amalgamation, commitment or scheme or any acquisition or disposal or transfer of assets, shares (other than in the ordinary course of business) or loan capital (or the equivalent thereof) or any right, title or interest in any assets, shares or loan capital (or the equivalent thereof) or other transaction or arrangement in respect of itself or another member of the Wider Gamesys Group which in each case would be material in the context of the Wider Gamesys Group taken as a whole;

(g)
save as between Gamesys and its wholly owned subsidiaries, acquired or disposed of or transferred (other than in the ordinary course of business) or mortgaged, charged or encumbered any material assets or any shares or any right, title or interest in any material assets or any shares (other than in the ordinary course of business) or authorised the same or entered into, varied or terminated or authorised, proposed or announced its intention to enter into, vary, terminate or authorise any agreement, arrangement, contract, transaction or commitment (other than in the ordinary course of business and whether in respect of capital expenditure or otherwise) which is of a loss-making, long-term or unusual or onerous nature or magnitude, or which involves or could involve an obligation of such a nature or magnitude, in each case which is material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination (whether in respect of capital expenditure or otherwise);

(h)
exercised any pre-emption rights, or any similar rights that allow any member of the Wider Gamesys Group to subscribe for, or acquire, shares in any other person;

(i)
issued, authorised or proposed the issue of or made any change in or to any debentures, or (other than in the ordinary course of business) or, save as between Gamesys and its wholly owned subsidiaries, incurred or increased any indebtedness or liability, actual or contingent which is material in the context of the Wider Gamesys Group taken as a whole or the Wider Bally’s Group taken as a whole or in the context of the Combination;

(j)
made, or announced any proposal to make any change or addition to any retirement, death or disability benefit or any other employment-related benefit (including, but not limited to, bonuses, retention arrangements or share incentive schemes or other benefit relating to the employment or termination of employment of any employee of the Wider Gamesys Group) of or in respect of any of its directors, employees, former directors or former employees;

(k)
except in relation to changes made or agreed to be made as required by applicable legislation or other laws in effect before the Announcement Date, having made or agreed or consented to any change to:

(i)
the terms of the trust deeds or other documentation constituting and/or governing the pension scheme(s) (or other arrangements for the provision of retirement benefits) established by any member of the Wider Gamesys Group for its directors, employees or their dependents;

(ii)
the contributions payable to any such pension scheme(s) or other retirement benefit arrangements or the benefits which accrue or the retirement benefits which are payable thereunder;

(iii)
the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(iv)
the basis upon which the liabilities (including pensions or other retirement or death benefits) of such pension schemes or other retirement benefit arrangements are funded, valued or made;

(l)
save as between Gamesys and its wholly owned subsidiaries, granted any lease or third party rights in respect of any of the leasehold or freehold property owned or occupied by it or transferred or otherwise disposed of any such property;

(m)
entered into or varied or made any offer (which remains open for acceptance) to enter into or vary the terms of any service agreement, commitment or arrangement with any director or senior executive of Gamesys or any director or senior executive of the Wider Gamesys Group;

(n)
has created or accelerated any material liability of any member of the Wider Gamesys Group or a material adverse effect on the tax position of any such matter;

(o)
made any amendment to its memorandum or articles of association;

(p)
waived, compromised or settled any claim or authorised any such waiver or compromise, save in the ordinary course of business, which is material in the context of the Wider Gamesys Group taken as a whole or material in the context of the Combination;

(q)
been unable or admitted that it is unable to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business or proposed or entered into any composition or voluntary arrangement with its creditors (or any class of them) or the filing at court of documentation in order to obtain a moratorium before a voluntary arrangement or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(r)
taken or proposed any corporate action or had any steps taken or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution, striking-off or reorganisation or for the appointment of a receiver, administrator (including the filing of any administration application, notice of intention to appoint an administrator or notice of appointment of an administrator), administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction;

(s)
taken, entered into or had started or threatened against it in a jurisdiction outside England and Wales any form of insolvency proceeding or event similar or analogous to any of the events referred to in Conditions 17(q) and 17(r) above; or

(t)
agreed to enter into or entered into an agreement or arrangement or commitment or passed any resolution or announced any intention or made any offer (which remains open to acceptance) with respect to any of the transactions, matters or events referred to in this Condition 17;

No adverse change, litigation, regulatory enquiry or similar matter
18.
except as Disclosed, there having been since the Accounts Date:

(a)
no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Gamesys Group which is material in the context of the Wider Gamesys Group taken as a whole or is material in the context of the Combination;

(b)
no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider Gamesys Group or any of the directors, officers or employees of any such member or to which any member of the Wider Gamesys Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider Gamesys Group, in each case which is or might reasonably be expected to be material in the context of the Wider Gamesys Group, or the Wider Bally’s Group, taken as a whole or in the context of the Combination;

(c)
no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Gamesys Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Gamesys Group, in each case which might reasonably be expected to have a material adverse effect on the Wider Gamesys Group, or the Wider Bally’s Group, taken as a whole or is material in the context of the Combination;

(d)
no contingent or other liability having arisen or increased which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider Gamesys Group to an extent which is material in the context of the Wider Gamesys Group taken as a whole or in the context of the Combination;

(e)
no steps having been taken and no omissions having been made which would or might reasonably be expected to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Gamesys Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider Gamesys Group taken as a whole or is material in the context of the Combination;

No discovery of certain matters regarding information and liabilities
19.
except as Disclosed, Bally’s and/or Premier Entertainment not having discovered that:

(a)
any financial, business or other information concerning the Wider Gamesys Group publicly announced before the Announcement Date or disclosed at any time to any member of the Wider Bally’s Group by or on behalf of any member of the Wider Gamesys Group before the Announcement Date is misleading, contains a misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, which was not subsequently corrected at least three Business Days before the Announcement Date by disclosure via a Regulatory Information Service, in any such case to a material extent;

(b)
any member of the Wider Gamesys Group is subject to any liability, contingent or otherwise, which is not disclosed in the annual reports and accounts of Gamesys for the financial year ended on the Accounts Date, in any such case to a material extent;

(c)
any member of the Wider Gamesys Group is subject to any material liability, contingent or otherwise.

Anti-corruption and criminal property
20.
except as Disclosed, Bally’s and/or Premier Entertainment not having discovered that:

(a)
any past or present member, director, officer or employee of the Wider Gamesys Group or any person that performs or has performed services for or on behalf of any such company is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, as amended, or the US Foreign Corrupt Practices Act 1977, as amended, or any other anti-corruption legislation applicable to the Wider Gamesys Group;

(b)
any past or present member of the Wider Gamesys Group has engaged in any business with, or made any investments in, or made any payments to any government, entity or individual covered by, or is otherwise in breach of, any of the economic sanctions or applicable laws or regulations relating thereto, administered by the United Nations or the European Union (or any of their respective member states), HM Treasury & Customs or the United States Office of Foreign Assets Control or any other governments or supranational body or authority in any jurisdiction in breach of any such sanctions;

(c)
any asset of any member of the Wider Gamesys Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(d)
any past or present member, director, officer or employee of the of Wider Gamesys Group has engaged in any business with or made any investments in, or made any payments, funds or assets available, to or received any funds or assets from: (i) any government, entity or individual in respect of which US, United Kingdom or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US, United Kingdom or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs; or (ii) any government, entity or individual named by any of the economic sanctions of the United Nations, the United Kingdom, or the European Union or any of their respective member states, or any governments or supranational body or authority in any jurisdiction in breach of any applicable laws or sanctions; or

(e)
any member of the Wider Gamesys Group is ineligible to be awarded any contract or business under regulation 57 of the Public Contracts Regulations 2015 or regulation 80 of the Utilities Contracts Regulations 2016 (each as amended) or the US Federal Combination Regulation or Defence Federal Combination Regulation Supplement.

B.
Waiver and invocation of the Conditions

1.
The Scheme will not become effective unless the Conditions (other than Condition 2(d) of Part A of this Appendix I) have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by Bally’s or Premier Entertainment to be or remain satisfied by no later than 11.59 p.m. on the date before the Court Hearing.

2.
Subject to the requirements of the Panel and in accordance with the Takeover Code, each of Bally’s and Premier Entertainment reserves the right to waive:

(a)
any of Conditions 2(a)(ii), 2(c) and 2(e) of Part A of this Appendix I related to the timing of the Court Meeting, the General Meeting and the Court Hearing. If any such deadline is not met, Bally’s or Premier Entertainment will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Gamesys to extend the deadline in relation to the relevant Condition; and

(b)
in whole or in part all or any of the above Conditions 6 to 20 (inclusive) of Part A.

3.
The Scheme and the Combination will lapse if:

(a)
the Scheme or Combination or any matter arising from or relating to the Scheme or Combination constitutes a concentration with an EU dimension within the scope of Council Regulation 139/2004/EC (the “Council Regulation”) or is referred to the European Commission pursuant to Article 4(5) of the Council Regulation and the European Commission initiates proceedings under Article 6(1)(c) of the Council Regulation; or

(b)
the Scheme or Combination or any matter arising from or relating to the Scheme or Combination becomes subject to a CMA Phase 2 Reference,

in each case, before the date of the Court Meeting and the General Meeting.
4.
If Bally’s and/or Premier Entertainment is required by the Panel to make an offer or offers for any Gamesys Shares under the provisions of Rule 9 of the Takeover Code, Premier Entertainment or Bally’s may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

5.
Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.

6.
Under Rule 13.5 of the Takeover Code, Bally’s or Premier Entertainment may not invoke a condition of the Scheme so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to Bally’s and/or Premier Entertainment in the context of the Combination. Whether or not such condition can be invoked would be determined by the Panel. Conditions 2 to 5 (inclusive) are not subject to this provision of the Takeover Code.

7.
Neither Bally’s nor Premier Entertainment shall be under any obligation to waive (if capable of waiver), to determine, to be or remain satisfied or to treat as fulfilled any of Conditions 2 to 20 (inclusive) of Part A of this Appendix I (to the extent capable of waiver) by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

C.
Certain further terms of the Combination

1.
Gamesys Shares will be acquired by Bally’s and Premier Entertainment (or their nominee) with full title guarantee, fully paid, free from all liens, equitable interests, options, charges, encumbrances, rights of pre-emption and other third party rights and interests of any nature whatsoever and together with all rights attaching to them as at the Announcement Date or subsequently attaching or accruing to them, including voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) authorised, declared, made, paid or payable, or any other return of capital or value made, on or after the Announcement Date, save for the Agreed Dividends.

2.
If, on or after the Announcement Date and before the Effective Date, any dividend and/or other distribution and/or other return of capital or value is authorised, declared, made or paid or becomes payable in respect of the Gamesys Shares, other than the Agreed Dividends, or in excess of the Agreed Dividends, Bally’s and/or Premier Entertainment reserve the right (without prejudice to any right of Premier Entertainment, with the consent of the Panel, to invoke Condition 17(b) in Part A above), to reduce the consideration payable under the terms of the Combination for the Gamesys Shares by an amount up to the amount of such dividend and/or distribution and/or return of capital or value, or by the excess above the Agreed Dividends, in which case any reference in this Announcement or in the Scheme Document to the consideration payable under the terms of the Combination will be deemed to be a reference to the consideration as so reduced. To the extent that any such dividend and/or distribution and/or other return of capital or value is authorised, declared, made or paid or is payable before the Scheme becomes effective in accordance with its terms, other than the Agreed Dividends, or in excess of the Agreed Dividends, and it is: (i) transferred pursuant to the Combination on a basis which entitles Bally’s and/or Premier Entertainment to receive the dividend or distribution or other return of capital or value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Combination will not be subject to change in accordance with this paragraph. Any exercise by Bally’s and/or Premier Entertainment of its rights referred to in this paragraph will be the subject of an announcement and, for the avoidance of doubt, will not be regarded as constituting any revision or variation of the Combination.
3.
Each of Bally’s and Premier Entertainment reserve the right to elect (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer as an alternative to the Scheme, in its or their absolute discretion. In such event, the Combination will be implemented on substantially the same terms subject to appropriate amendments, including (without limitation) an acceptance condition set at 90% (or such less percentage, being more than 50%, as Bally’s or Premier Entertainment may decide) of the shares to which such offer relates, so far as applicable, as those which would apply to the Scheme.

4.
The Combination will be subject, inter alia, to the Conditions and certain further terms which are set out in this Appendix I and those terms which will be set out in the Scheme Document and will be subject to the applicable requirements of, and such further terms as may be required to comply with, the Listing Rules and the provisions of the Takeover Code and any requirement of the Panel, the London Stock Exchange, the FCA and the Registrar of Companies.

5.
The availability of the Combination and the Share Alternative to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.

6.
The Combination (including, for the avoidance of doubt, the Share Alternative) is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.

7.
Bally’s reserves the right to implement the Combination directly or with or through any direct or indirect wholly owned subsidiary of Bally’s, from time to time.

8.
The New Bally’s Shares will be issued credited as fully paid and will rank pari passu in all respects with the existing Bally’s Shares, including the right to receive in full all dividends and other distribution, if any, declared after the Effective Date.

9.
Entitlements to New Bally’s Shares will be rounded down to the nearest whole number. Fractional entitlements to New Bally’s Shares will not be allotted or issued to Gamesys Shareholders. Instead, all fractional shares which a holder of Bally’s Shares would otherwise be entitled to receive will be aggregated and sold in the market with the net cash proceeds paid in lieu of such fractional entitlements to Gamesys Shareholders.

10.
The Share Alternative is conditional upon the Combination becoming effective in accordance with its terms and will not be available to Overseas Shareholders in Restricted Jurisdictions.

11.
This Announcement and any rights or liabilities arising hereunder, the Combination, the Scheme, the Forms of Proxy and the Form of Election will be governed by English law and be subject to the jurisdiction of the English Courts.

APPENDIX II
SOURCES OF INFORMATION AND BASES OF CALCULATION
In this Announcement, unless otherwise stated, or the context otherwise requires, the bases and sources used are set out below.
1.
The financial information relating to Bally’s is extracted (without any adjustment) from the audited consolidated financial statements of Bally’s for the relevant years or from the unaudited interim consolidated financial statements of Bally’s for the relevant periods, prepared in accordance with US generally accepted accounting principles.

2.
The financial information relating to Gamesys is extracted from the audited consolidated financial statements of Gamesys for the relevant years or from the unaudited interim consolidated financial statements of Gamesys for the relevant half years, prepared in accordance with International Financial Reporting Standards (without any adjustment to the consolidated financial statements).

3.
At close of business on the Latest Practicable Date, Bally’s had 31,894,089 Bally’s Shares outstanding.

4.
At close of business on the Latest Practicable Date, Gamesys had in issue 109,503,120 Gamesys Shares.

5.
Any references to the entire issued and to be issued share capital of Gamesys are based on:

a)
the 109,530,120 Gamesys Shares referred to in paragraph 4 above;

b)
2,202,583 Gamesys Shares which may be issued on or after the Announcement Date to satisfy the exercise of options or vesting of awards granted or to be granted under the Gamesys Share Plans and SIP; and

c)
300,000 Gamesys Shares which may be issued pursuant to the terms of the Warrant Instrument on or after the Announcement Date,

in each case as at close of business on the Latest Practicable Date.
6.
Unless otherwise stated, all prices for New Bally’s Shares and Gamesys Shares are the Closing Price for the relevant date.

7.
The exchange rate of US$1.374:£1 for the conversion of US dollars into pounds sterling has been derived from Bloomberg and is based on the exchange rate as at 5.00 p.m. Eastern Standard Time on the Latest Practicable Date.

8.
The maximum cash consideration payable to Gamesys Shareholders is based on the Cash Offer price of 1,850 pence per Gamesys Share and calculated on the basis of the entire issued and to be issued share capital of Gamesys (as set out in paragraph 5 above), less the number of Gamesys Shares beneficially held by the Electing Gamesys Directors (including the Gamesys Shares held by the related trust of Keith Laslop) and the Electing Gamesys Shareholders electing for the Share Alternative.

9.
Certain figures included in this Announcement have been subject to rounding adjustments.

APPENDIX III
IRREVOCABLE UNDERTAKINGS
Gamesys Directors’ Irrevocable Undertakings
Each Gamesys Director who holds Gamesys Shares has given an irrevocable undertaking to Bally’s and Premier Entertainment in respect of their own beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares to vote in favour of the Scheme at the Court Meeting and all of the Resolutions at the General Meeting or, if Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer, to accept or procure the acceptance of any such Takeover Offer.
Name of Gamesys Director	Number of Gamesys Shares in respect of which undertaking is given	Percentage of Gamesys issued share capital in respect of which undertaking is given
Neil Goulden	125,000	0.11%
Lee Fenton	729,026	0.67%
Keith Laslop	1,078,682	0.99%
Robeson Reeves	779,250	0.71%
Tina Southall	93,762	0.09%
Colin Sturgeon	5,000	0.005%
Nigel Brewster	4,991	0.005%
Jim Ryan	10,000	0.01%
Total:	2,825,711	2.58%
Each of the Electing Gamesys Directors (and certain of their close relatives and related trusts) has irrevocably undertaken to elect for (or procure the election for) the Share Alternative in respect of their entire beneficial holding of Gamesys Shares (as set out above) save in respect of: (a) Gamesys Shares to be issued in respect of Gamesys Share Plans; and (b) the related trust of Keith Laslop, which will elect for the Share Alternative in respect of part of its beneficial holding of Gamesys Shares.
The irrevocable undertakings will lapse if: (a) following the release of this Announcement and before the publication of the Scheme Document, Bally’s or Premier Entertainment announces, with the consent of the Panel, that it does not intend to proceed with the Scheme and at the same time neither Bally’s nor Premier Entertainment announce an intention to proceed with a Takeover Offer; (b) the Scheme is terminated by Gamesys, lapses or is withdrawn in accordance with its terms and at or before, or within two Business Days after, the time of such lapse or withdrawal, Bally’s or Premier Entertainment has not publicly confirmed that it intends to implement the Combination by way of a Takeover Offer; or (c) the Cooperation Agreement terminates pursuant to clauses 12.1.4(f), 12.1.5(b) or 12.1.5(c) save for the obligations of the Electing Gamesys Directors relating to the election for the Share Alternative and certain other provisions relevant to such obligations, which will continue in force. Sub-paragraph (c) will not apply if, in the case of clauses 12.1.4(f)(i), 12.1.5(b) or 12.1.5(c) of the Cooperation Agreement, a majority of the Bally’s Board continue to recommend unconditionally that Bally’s shareholders vote in favour of the Bally’s Resolutions (as defined in the Cooperation Agreement).
All of the above irrevocable undertakings remain binding even in event of a higher competing offer for Gamesys. However, following the date of the Court Meeting and General Meeting, Tina Southall has the right to dispose of up to 25% of the Gamesys Shares that are subject to her irrevocable undertaking.
Gamesys Shareholders’ Irrevocable Undertakings
The following Gamesys Shareholders have given irrevocable undertakings to Bally’s and Premier Entertainment in respect of their own beneficial holdings (and those of certain of their close relatives and related trusts) of Gamesys Shares to vote in favour of the Scheme at the Court Meeting and all of the Resolutions at the General Meeting, or if Bally’s or Premier Entertainment elects (with the consent of the Panel, if required, and subject to the terms of the Cooperation Agreement) to implement the Combination by way of a Takeover Offer, to accept or procure the acceptance of any such Takeover Offer.
Name of Gamesys Shareholder	Number of Gamesys Shares in respect of which undertaking is given	Percentage of Gamesys issued share capital in respect of which undertaking is given
Andrew Dixon	6,096,767	5.57%
Noel Hayden	15,481,844	14.14%
HG Vora Special Opportunities Master Fund Limited	6,822,165	6.23%
Michael Mee	1,585,147	1.45%
Robin Tombs	3,690,526	3.37%
Total:	33,676,449	30.75%
Each of the Electing Gamesys Shareholders has irrevocably undertaken to elect for (or procure the election for) the Share Alternative in respect of their entire (or, in the case of Michael Mee, part of his) beneficial holding of Gamesys Shares (as set out above).
The irrevocable undertakings will lapse if: (a) following the release of this Announcement and before the publication of the Scheme Document, Bally’s or Premier Entertainment announces, with the consent of the Panel, that it does not intend to proceed with the Scheme and at the same time neither Bally’s nor Premier Entertainment announce an intention to proceed with a Takeover Offer; (b) the Scheme is terminated by Gamesys, lapses or is withdrawn in accordance with its terms and at or before, or within two Business Days after, the time of such lapse or withdrawal, Bally’s or Premier Entertainment has not publicly confirmed that it intends to implement the Combination by way of a Takeover Offer; or (c) the Cooperation Agreement terminates pursuant to clauses 12.1.4(f), 12.1.5(b) or 12.1.5(c), save for the obligations of the Electing Gamesys Shareholders relating to the election for the Share Alternative and certain other provisions relevant to such obligations, which will continue in force. Sub-paragraph part (c) will not apply if, in the case of clauses 12.1.4(f)(i), 12.1.5(b) or 12.1.5(c) of the Cooperation Agreement, a majority of the Bally’s Board continue to recommend unconditionally that Bally’s Shareholders vote in favour of the Bally’s Resolutions (as defined in the Cooperation Agreement).
In addition to the above, the irrevocable undertakings entered into by Andrew Dixon and HG Vora will lapse if a third party announces a firm intention to make an offer for Gamesys on terms which represent an improvement of at least 5% on the value of the consideration offered in connection with the Combination (unless Bally’s announces an improvement to the terms of the Combination within five Business Days of any such announcement). In such circumstances, Andrew Dixon’s obligations relating to the election for the Share Alternative will remain binding. The irrevocable undertakings entered into by Noel Hayden, Michael Mee and Robin Tombs remain binding even in the event of a higher competing offer for Gamesys.
Bally’s Director Voting Agreement
The following Bally’s Directors and officers who hold Bally’s Shares (and certain of their connected persons) have given an irrevocable undertaking to Gamesys and Bally’s to vote in favour of the approval of the issuance of the New Bally’s Shares at the Bally’s Shareholder Meeting:

Name of Bally’s Director / officer or connected person	Number of Bally’s Shares in respect of which undertaking is given	Percentage of Bally’s issued share capital in respect of which undertaking is given
Stephen H. Capp	210,682	0.66%
Terrence Downey	14,472	0.05%
Craig L. Eaton	131,297	0.41%
Patricia G. Capp	3,000	0.01%
George T. Papanier	327,293	1.03%
Julie Papanier	18,000	0.06%
Jeffrey W. Rollins	76,047	0.24%
Wanda Y. Wilson	15,471	0.05%
Jaymin B. Patel	5,655	0.02%
Total:	801,917	2.51%
Each of the persons listed above has the right to dispose of up to 10% of his or her Bally’s Shares that are subject to the Bally’s Director Voting Agreement pursuant to the terms of the Bally’s Director Voting Agreement.
The Bally’s Director Voting Agreement will lapse upon the earliest to occur of: (a) the Effective Date; (b) the lapse, withdrawal or termination of the Combination (subject to the Panel’s consent, if required); (c) the termination of the Cooperation Agreement pursuant to clauses 12.1.4(e), 12.1.6(b), 12.1.6(d) or 12.1.6(e), unless, in the case of clauses 12.1.4(e)(i), 12.1.6(b) and/or 12.1.6(d) of the Cooperation Agreement, a majority of the Gamesys Board continue to recommend unconditionally that Gamesys Shareholders vote in favour of the Resolutions; and (d) the Long Stop Date.
The covenant to vote in favour of the approval of the issuance of the New Bally’s Shares at the Bally’s Shareholder Meeting will expire when such approval has been obtained.
SRI Voting Agreement
Standard RI Ltd., a Bally’s Shareholder, has given an irrevocable undertaking to Gamesys and Bally’s to vote in favour of the approval of the issuance of the New Bally’s Shares at the Bally’s Shareholder Meeting in respect of its holding of 9,730,404 Bally’s Shares and to use its best efforts to cause Standard RI SPV LLC to vote in favour of the approval of the issuance of the New Bally’s Shares at the Bally’s Shareholder Meeting in respect of its holding of 1,520,755 Bally’s Shares (together representing approximately 35.3% of the outstanding issued share capital of Bally’s as at the Latest Practicable Date), 1,520,755 of which are subject to a pledge).
Absent the enforcement of the pledge mentioned above, Standard RI retains voting rights over the Bally’s Shares that are subject to the pledge. Standard RI has the right to dispose of up to 10% of the Bally’s Shares that are subject to the SRI Voting Agreement pursuant to the terms of the SRI Voting Agreement.
The SRI Voting Agreement will lapse upon the earliest to occur of: (a) the Effective Date; (b) the lapse, withdrawal or termination of the Combination (subject to the Panel’s consent, if required); (c) the termination of the Cooperation Agreement pursuant to clauses 12.1.4(e), 12.1.6(b), 12.1.6(d) or 12.1.6(e), unless, in the case of clauses 12.1.4(e)(i), 12.1.6(b) and/or 12.1.6(d), a majority of the Gamesys Board continue to recommend unconditionally that Gamesys Shareholders vote in favour of the Resolutions; and (d) the Long Stop Date.
The covenant to vote in favour of the approval of the issuance of the New Bally’s Shares at the Bally’s Shareholder Meeting will expire when such approval has been obtained.

APPENDIX IV
DEFINITIONS
The following definitions apply throughout this Announcement unless the context requires otherwise:
“2.4 Announcement”	the announcement relating to the Combination made by Bally’s and Gamesys on 24 March 2021 in accordance with Rule 2.4 of the Takeover Code;
“Accounts Date”	30 June 2020;
“Agreed Dividends”	(i) the Gamesys Final Dividend, or (ii) the First Gamesys Interim Dividend (if declared in accordance with the terms set out in paragraph 4 (Dividends) of this Announcement), and (iii) the Second Gamesys Interim Dividend (if declared in accordance with the terms set out in paragraph 4 (Dividends) of this Announcement);
“Announcement”	this announcement;
“Announcement Date”	the date of this Announcement;
“Authorisations”	approvals, authorisations, certificates, comfort letters, confirmations, consents, clearances, determinations, exemptions, findings of suitability, licences, orders, permissions, recognitions, and waivers;
“Bally’s”	Bally’s Corporation;
“Bally’s Board”	the board of directors of Bally’s;
“Bally’s Director Voting Agreement”	the voting agreement entered into on the Announcement Date between Bally’s, Gamesys and certain Bally’s Directors, officers and certain of their connected persons;
“Bally’s Directors”	the directors of Bally’s;
“Bally’s Group”	Bally’s and its subsidiary undertakings (including Premier Entertainment) and, where the context permits, each of them;
“Bally’s Proxy Statement”	the proxy statement which is anticipated to be sent to Bally’s Shareholders in connection with their approval of the issuance of the New Bally’s Shares;
“Bally’s Shareholder Meeting”	the shareholder meeting of Bally’s (including any adjournment thereof) to be convened for the purposes of approving the issuance of the New Bally’s Shares;
“Bally’s Shareholders”	holders of Bally’s Shares;
“Bally’s Shares”	the common stock of Bally’s having a par value of $0.01 per share;
“Berenberg”	Joh. Berenberg, Gossler & Co. KG;
“Business Day”	a day (other than Saturdays, Sundays and public holidays in the UK) on which banks are open for business in London and New York;
“Cash Offer”	1,850 pence in cash for each Gamesys Share pursuant to the Combination;

“Closing Price”	(i) the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange in respect of Gamesys Shares or (ii) the published sales price as reported by the NYSE in respect of Bally’s Shares;
“CMA”	the United Kingdom Competition and Markets Authority;
“Combination”	the proposed transaction pursuant to which Bally’s will become the ultimate parent company of Gamesys by means of the direct or indirect acquisition by Bally’s directly, or with or through Premier Entertainment of the entire issued and to be issued ordinary share capital of Gamesys, to be effected by means of the Scheme or by way of the Takeover Offer under certain circumstances described in this Announcement, and, where the context admits, any subsequent revision, variation, extension or renewal thereof;
“Combined Group”	the combined Gamesys Group and Bally’s Group following completion of the Combination;
“Companies Act”	the Companies Act 2006, as amended;
“Conditions”	the conditions to the implementation of the Combination, as set out in Appendix I to this Announcement and to be set out in the Scheme Document;
“Confidentiality Agreement”	the confidentiality agreement between Bally’s and Gamesys dated 2 January 2021;
“Consideration”	the consideration payable to Gamesys Shareholders in cash, and/or, if a valid election is made, New Bally’s Shares, pursuant to the Share Alternative, in connection with the Combination;
“Cooperation Agreement”	the cooperation agreement entered into on the Announcement Date between Bally’s and Gamesys;
“Council Regulation”	Council Regulation (EC) 139/2004/EC;
“Court”	the High Court of Justice in England and Wales;
“Court Hearing”	the Court hearing at which Gamesys will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;
“Court Meeting”	the meeting of the Scheme Shareholders to be convened pursuant to an order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purpose of considering and, if thought fit, approving the Scheme, including any adjournment or reconvening thereof;
“Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;
“CREST”	the relevant system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear;
“Daily Official List”	the daily official list of the London Stock Exchange;

“DB London”	the London branch of Deutsche Bank;
“DBSI”	Deutsche Bank Securities Inc.;
“Dealing Disclosure”	has the same meaning as in Rule 8 of the Takeover Code;
“Deutsche Bank”	Deutsche Bank Aktiengesellschaft, London Branch and Deutsche Bank Securities Inc.;
“Disclosed”	the information fairly disclosed by or on behalf of Gamesys: (i) in the annual report and accounts of Gamesys for the financial year ended 31 December 2019; (ii) in this Announcement; (iii) in any other announcement to a Regulatory Information Service by or on behalf of Gamesys before the Announcement Date; (iv) in filings made with the Registrar of Companies and appearing in Gamesys’ file or those of any member of the Wider Gamesys Group at Companies House within the two years before the Announcement Date; (v) in any of the documents, papers or written information made available in the data room maintained by Datasite before 5.00 p.m. (London time) on the date which is three Business Days before the Announcement Date; or (v) at the management presentations held between members of Gamesys management and Bally’s management;
“Effective Date”	the date on which: (i) the Scheme becomes effective in accordance with its terms; or (ii) if Bally’s or Premier Entertainment elects to implement the Combination by way of a Takeover Offer, the date on which such Takeover Offer becomes or is declared unconditional in all respects;
“Electing Gamesys Directors”	Lee Fenton, Keith Laslop, Jim Ryan and Robeson Reeves;
“Electing Gamesys Shareholders”	Noel Hayden, Andrew Dixon, Robin Tombs and Michael Mee;
“Euroclear”	Euroclear UK and Ireland Limited;
“Excluded Shares”	(i) any Gamesys Shares beneficially owned by Bally’s, Premier Entertainment, any parent or subsidiary undertaking of Premier Entertainment, or any subsidiary undertaking of any such parent immediately prior to the Scheme Record Time; or (ii) any Gamesys Shares held in treasury by Gamesys;
“FCA”	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of FSMA;
“First Gamesys Interim Dividend”	if the Effective Date occurs before the date of the Gamesys AGM, the interim dividend of, in aggregate, £30.7 million for the relevant period that the Gamesys Board has reserved the right to declare in place of the Gamesys Final Dividend;

“Form of Election”	the form by which Scheme Shareholders (other than Scheme Shareholders resident or located in a Restricted Jurisdiction) may elect for the Share Alternative;
“Forms of Proxy”	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which will accompany the Scheme Document;
“FSMA”	the Financial Services and Markets Act 2000 (as amended from time to time);
“Gambling Act”	the UK Gambling Act 2005, as amended;
“Gamesys”	Gamesys Group plc;
“Gamesys AGM”	the 2021 annual general meeting of Gamesys (currently expected to be held in June 2021);
“Gamesys Board”	the board of directors of Gamesys;
“Gamesys Directors”	the directors of Gamesys;
“Gamesys Final Dividend”	the final dividend in respect of the year ended 31 December 2020 of, in aggregate, £30.7 million, to be proposed by the Gamesys Board for approval by Gamesys Shareholders at the Gamesys AGM;
“Gamesys Group”	Gamesys and its subsidiary undertakings and, where the context permits, each of them;
“Gamesys Shareholders”	holders of Gamesys Shares;
“Gamesys Share Plans”	the Gamesys Long Term Incentive Plan and the Gamesys Share Option Plan;
“Gamesys Shares”	the existing unconditionally allotted or issued and fully paid ordinary shares with a nominal value of 10 pence each in the capital of Gamesys and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes effective, but excluding any such shares held or which become held in treasury;
“GBGC”	the Gambling Commission of Great Britain or any successor thereto;
“General Meeting”	the general meeting of Gamesys (including any adjournment thereof) to be convened in connection with the Scheme to approve the Resolutions, notice of which will be set out in the Scheme Document;
“Gibraltar Regulator”	the Licensing Authority (Gambling Division) of HM Government of Gibraltar;
“GLPI”	Gaming and Leisure Properties, Inc.
“Latest Practicable Date”	12 April 2021, being the last Business Day before the Announcement Date;
“Listing Rules”	the listing rules made by the FCA under Part 6 of FSMA, as amended from time to time;
“London Stock Exchange”	London Stock Exchange plc;

“Long Stop Date”	11.59 p.m. (London time) on 13 April 2022 or such time and/or later date as may be agreed in writing between Bally’s and Gamesys (with the Panel’s consent and as the Court may approve (if such approval(s) are required));
“Macquarie Capital”	Macquarie Capital (Europe) Limited;
“Market Abuse Regulation”	Regulation (EU) No 596/2014 (as it forms part of Retained EU Law (as defined in the European Union (Withdrawal) Act 2018);
“New Bally’s Shares”	the Bally’s Shares to be issued to satisfy valid elections under the Share Alternative;
“Numis”	Numis Securities Limited;
“NYSE”	New York Stock Exchange LLC;
“NYSE Listed Company Manual”	the Listed Company Manual published by the NYSE;
“Offer Period”	the offer period (as defined in the Takeover Code) relating to Gamesys, which commenced on 24 March 2021, and ending on the earlier of the Effective Date and/or the date on which it is announced that the Scheme has lapsed or been withdrawn (or such other date as the Takeover Code may provide or the Panel may decide);
“Official List”	the Official List of the FCA;
“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the Scheme if the person concerned has such a position, as required by Rule 8 of the Takeover Code;
“Overseas Shareholders”	Gamesys Shareholders (or nominees of, or custodians or trustees for Gamesys Shareholders) not resident in, or nationals or citizens of, the United Kingdom;
“Panel”	the Panel on Takeovers and Mergers;
“Phase 2 Reference”	a reference of the Combination to the chair of the CMA under Article 33 of the Enterprise Act 2002 for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;
“Premier Entertainment”	Premier Entertainment Sub, LLC, an indirect wholly owned subsidiary of Bally’s;
“Prospectus”	the prospectus document to be produced by Bally’s and made publicly available to Gamesys Shareholders (other than persons in Restricted Jurisdictions) at the same time as the Scheme Document in respect of the New Bally’s Shares to be issued to eligible Gamesys Shareholders making valid elections under the Share Alternative;

“Prospectus Regulation Rules”	the rules and guidance published by the FCA in connection with Regulation 2017/1129/EU (as incorporated into domestic law by virtue of the European Union (Withdrawal) Act 2018) and contained in the FCA’s publication of the same name, as amended;
“Registrar of Companies”	the Registrar of Companies in England and Wales;
“Registration Statement”	a Registration Statement under the US Securities Act then available to Bally’s providing for the issuance of new Bally’s Shares to Gamesys Shareholders pursuant to the Combination;
“Regulatory Information Service”	any of the services set out in Appendix I to the Listing Rules;
“Relevant Bally’s US Gaming Authorities”	the Louisiana Gaming Control Board; the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement; the Rhode Island Department of Business Regulation and the Rhode Island Department of Revenue, Division of Lotteries; the Virginia Lottery Department and the Virginia Lottery Board;
“Resolutions”	the resolutions proposed to be passed at the General Meeting in connection with, among other things, implementation of the Scheme and such other matters as may be necessary to implement the Scheme, including the approval of the Scheme and the amendment of Gamesys’ articles of association;
“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the Combination (including, for the avoidance of doubt, the Share Alternative) is extended or made available in that jurisdiction or if information concerning the Combination is made available in that jurisdiction or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Bally’s, Premier Entertainment or Gamesys regards as unduly onerous;
“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act between Gamesys and the Scheme Shareholders in connection with the Combination, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Bally’s and/or Premier Entertainment and Gamesys;
“Scheme Document”	the document to be sent to Gamesys Shareholders containing, among other things, the Scheme and the notices convening the Court Meeting and the General Meeting, and accompanied by Forms of Proxy in respect of, the Court Meeting and the General Meeting and the Form of Election;

“Scheme Record Time”	the time and date to be specified in the Scheme Document;
“Scheme Shareholders”	holders of Scheme Shares;
“Scheme Shares”
Gamesys Shares:
(a)      in issue as at the date of the Scheme Document;
(b)      (if any) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and
(c)      (if any) issued on or after the Scheme Voting Record Time and at or before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, but in each case other than the Excluded Shares;

“Scheme Voting Record Time”	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;
“SEC”	US Securities and Exchange Commission;
“Second Gamesys Interim Dividend”	an interim dividend for the six months ended 30 June 2021 of, in aggregate, up to £16.4 million, which the Gamesys Board reserves the right to declare if the Combination has not become effective before the ex-dividend date of 9 September 2021;
“Share Alternative”	the alternative whereby Scheme Shareholders (other than Scheme Shareholders resident or located in a Restricted Jurisdiction) may elect, subject to submitting a valid Form of Election, to receive Bally’s Shares instead of all or part of the cash consideration which they would otherwise be entitled to receive under the Cash Offer, as referred to in paragraph 3 of this Announcement;
“Significant Interest”	in relation to any undertaking, body corporate, partnership, joint venture or person, a direct or indirect economic interest of 20% or more or of 20% or more of the total voting rights, including in relation to an undertaking, a direct or indirect interest of 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking;
“SIP”	the Gamesys Share Incentive Plan (including the schedules thereto containing the International Share Incentive Plan and Partners Share Incentive Plan);
“SRI Voting Agreement”	the voting agreement entered into on the Announcement Date between Bally’s, Gamesys and Standard RI;
“Standard RI”	Standard RI Ltd.;

“Takeover Code”	the City Code on Takeovers and Mergers;
“Takeover Offer”	should the Combination be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Bally’s and/or Premier Entertainment to acquire the entire issued and to be issued share capital of Gamesys and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer;
“Third Party”	each of a central bank, ministry, governmental, quasi-governmental, national, supranational (including the European Union), statutory, regulatory (including the SEC and the NYSE), administrative, supervisory, prosecutorial, fiscal or investigative body, or agency or authority (including, without limitation, any gaming, antitrust, competition or merger control authority or body, any sectoral ministry or regulator and any foreign investment review body or authority), including without limitation any gambling authority or body, tribunal, court, trade agency, association, institution, environmental body employee representative body or any other body or person whatsoever in any jurisdiction, including, without limitation, the Panel;
“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland;
“United States” or “US”	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof;
“US Exchange Act”	the US Securities Exchange Act of 1934, as amended;
“US Securities Act”	the US Securities Act of 1933, as amended;
“VWAP”	volume weighted average price;
“Warrant Instrument”	the deed constituting the Warrants dated 26 September 2019 executed by Gamesys;
“Warrantholder”	Virgin Enterprises Limited;
“Warrants”	the warrants to subscribe for Gamesys Shares granted pursuant to the Warrant Instrument;
“Wider Bally’s Group”	Bally’s and its subsidiaries (including Premier Entertainment), subsidiary undertakings and associated undertakings, and any other body corporate, person or undertaking (including a joint venture, partnership, firm or company) in which Bally’s and/or such undertakings (aggregating their interests) have a Significant Interest; and

“Wider Gamesys Group”	Gamesys and its subsidiaries, subsidiary undertakings and associated undertakings, and any other body corporate, person or undertaking (including a joint venture, partnership, firm or company) in which Gamesys and/or such undertakings (aggregating their interests) have a Significant Interest.
For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them by the Companies Act.
All references to “GBP”, “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom. All references to “USD”, “US$”, “$” and “US Dollars” are to the lawful currency of the United States. All the times referred to in this Announcement are London times unless otherwise stated.
All references to statutory provision or law or to any order or regulation will be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.
References to the singular include the plural and vice versa.

Annex C
BALLY’S EMPLOYEE STOCK PURCHASE PLAN
Effective [·], 2021
1. Purpose. The purpose of this Plan is to provide eligible employees of the Company and its Participating Subsidiaries an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other permitted contributions. Except as provided in Section 27, the Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and accordingly the Plan will be construed consistent with such intent.
2. Definitions.
2.1 “Account” means each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account will be credited with a Participant’s contributions, and will be charged for the purchase of Common Stock. A Participant will be fully vested in his or her Account at all times. The Committee may create special types of Accounts and subaccounts for administrative reasons.
2.2 “Board” means the Board of Directors of the Company.
2.3 “Code” means the Internal Revenue Code of 1986, as amended.
2.4 “Committee” will mean the Compensation Committee of the Board, or any person or committee authorized by the Compensation Committee to administer the Plan pursuant to Section 16.
2.5 “Common Stock” will mean the common stock of the Company.
2.6 “Company” means Bally’s Corporation.
2.7 “Compensation” means all base straight time salary and wages, but excluding all other forms of compensation, such as overtime premiums, annual incentives, commissions and bonuses.
2.8 “Employee” means an individual who renders services to the Company or to a Participating Subsidiary pursuant to an employment relationship with such employer. A person rendering services to the Company or to a Participating Subsidiary purportedly as an independent consultant or contractor, a leased employee or a temporary worker engaged through an employment agency will not be an Employee for purposes of the Plan.
2.9 “Enrollment Period” means the period prescribed by the Committee preceding an Offering Period during which the Participant may elect to participate in such Offering Period.
2.10 “Fair Market Value” of a share of Common Stock on a given day will be the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange (or such other exchange on which shares of Common Stock are listed) on the date as of which such value is being determined or, if there is no reported transactions on such date, on the next preceding date for which a transaction was reported.
2.11 “Grant Date” means the first Trading Day of each Offering Period, as determined by the Committee and announced to eligible Employees.
2.12 “Offering Period” means the six consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter or longer Offering Period, not to exceed 27 months in duration.
2.13 “Participant” means an Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and electing to participate in the Plan in accordance with procedures prescribed by the Company.
2.14 “Participating Subsidiary” means each Subsidiary of the Company which the Committee designates to participate in the Plan from time to time.

2.15 “Plan” means this Bally’s Employee Stock Purchase Plan, as amended or amended and restated from time to time.
2.16 “Purchase Date” means the last Trading Day of each Offering Period.
2.17 “Purchase Price” will mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Grant Date or (ii) on the Purchase Date, whichever is lower; provided, however, that the Committee may modify the manner in which the Purchase Price is determined by notifying Participants of such modification prior to the beginning of the Offering Period to which such modification relates, and provided that in no event may such per share Purchase Price be less than the lesser of 85% of the Fair Market Value of a share of Common Stock on the Grant Date or the Purchase Date.
2.18 “Reserves” means the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet purchased pursuant to the Plan.
2.19 “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, as defined in Section 424(f) of the Code.
2.20 “Trading Day” means a day on which U.S. national stock exchanges are open for trading.
3. Eligibility.
3.1 An Employee will become eligible to participate in the Plan as of the first Grant Date on which he or she first meets all of the following requirements:
3.1.1. The Employee’s customary period of employment with the Company or a Participating Subsidiary is for more than five months in any calendar year together with other eligibility requirements the Committee may establish consistent with Section 423 of the Code.
3.2 Notwithstanding any provisions of the Plan to the contrary, (i) no Employee may receive an award under the Plan if, immediately thereafter, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent of the Company or any Subsidiary and (ii) no Participant may purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Grant Date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the Participant under any such plans is outstanding at any time.
3.3 For purposes of the Plan, eligibility will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, to the extent permitted under Section 423 of the Code.
4. Offering Periods.   The Plan will be implemented by consecutive Offering Periods, each beginning on a Grant Date specified by the Committee, until suspended or terminated in accordance with Section 19 hereof. The Committee has the authority to change the duration of Offering Periods (including the Grant Dates applicable thereto) with respect to future offerings without stockholder approval if Participants are notified of such change prior to the scheduled Grant Date. The Committee also has the authority to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding 27 months.

5. Participation.
5.1 An eligible Employee may become a Participant in the Plan by making an election, in the manner prescribed by the Company and during the applicable Enrollment Period, to contribute a percentage of such Employee’s Compensation to his or her Account through payroll deductions or other contributions permitted by the Committee.
5.2 Payroll deductions for a Participant with respect to an Offering Period will commence on the first pay date in the applicable Offering Period and will end on the last pay date in such Offering Period unless sooner terminated by the Participant as provided in Section 10 hereof.
6. Payroll Deductions.
6.1 At the time a Participant elects to participate in the Plan with respect to an Offering Period, he or she will elect to have payroll deductions made on each payday during the Offering Period in an amount, designated as a whole percentage not less than 1% and not exceeding 15%, of the Compensation which he or she receives on each payday during the Offering Period. During the Enrollment Period and in accordance with procedures prescribed by the Company, the Participant may increase or decrease the rate of his or her payroll deductions for the Offering Period commencing immediately following the end of such Enrollment Period. During an Offering Period, a Participant may reduce his or her payroll deductions to 0%, but otherwise may not increase or decrease his or her payroll deductions applicable to such Offering Period. Except for reductions in payroll deductions to 0%, as provided in this Section 6.1, or a Participant’s discontinuation of participation in accordance with Section 10 hereof, the latest payroll deduction election made by the Participant during an Enrollment Period will remain in effect through the duration of the following Offering Period. The maximum number of Shares that can be purchased by a Participant during an Offering Period will not exceed 5,000. Subject to the limitations set forth herein, the Committee may allow Participants to make contributions under the Plan in a form other than payroll deductions if payroll deductions are not permitted under applicable local law and, with respect to an offering intended to comply with Section 423 of the Code, the Committee determines that such other contributions are permissible under Section 423 of the Code.
6.2 All payroll deductions and other permitted contributions made by a Participant will be credited to his or her Account under the Plan. A Participant may not make any contributions or payments to such Account other than through payroll deductions except to the extent expressly permitted by the Committee.
6.3 A Participant’s election under the Plan which is in effect as of the last day of an Offering Period will continue in effect for the next following Offering Period unless the Participant affirmatively increases or decreases the rate of his or her payroll deductions or other permitted contributions for such subsequent Offering Period pursuant to Section 6.1 or terminates his or her participation for such Offering Period pursuant to Section 10.
6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant’s payroll deductions or other permitted contributions may be suspended at any time during any Offering Period. In such case, payroll deductions or other permitted contributions for the next following Offering Period in which the Participant complies with Section 423(b)(8) of the Code and Section 3.2 hereof, will resume at the rate most recently elected by such Participant, unless changed by the Participant with respect to such Offering Period pursuant to Section 6.1 hereof or terminated by the Participant pursuant to Section 10.
6.5 At the time Common Stock is purchased under the Plan pursuant to the exercise of an option, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock acquired upon the exercise of an option. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to the sale or early disposition of Common Stock by the Participant.

7. Option to Purchase Common Stock.   On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period will be granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions and other permitted contributions accumulated during such Offering Period and retained in the Participant’s Account as of the Purchase Date by the applicable Purchase Price except that such purchase will be subject to the limitations set forth in Sections 3.2, 6.1 and 12 hereof. The purchase of Common Stock will occur as provided in Section 8, unless the Participant has withdrawn from the Plan pursuant to Section 10, and the option will expire on the last day of the Offering Period.
8. Purchase of Common Stock.   Unless a Participant withdraws from the Plan as provided in Section 10.1 hereof, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions and other permitted contributions in his or her Account. No fractional shares of Common Stock will be purchased, and any payroll deductions or other permitted contributions accumulated in a Participant’s Account which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s Account after the Purchase Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
9. Issuance or Transfer of Shares.   As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company will deliver the shares purchased by the Participant to a brokerage account established for the Participant at a Company-designated brokerage firm (a “Brokerage Account”). The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the Brokerage Account until the later of the following two periods: (i) the end of the two-year period measured from the Grant Date for the Offering Period in which the shares were purchased and (ii) the end of the one-year measured from the Purchase Date for that Offering Period. Such limitation will apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms. The foregoing procedures will not limit in any way the Participant’s right to sell or dispose of the shares deposited to his or her Brokerage Account. Such procedures are designed solely to ensure that any sale of shares prior to the satisfaction of the required holding period is made through the Brokerage Account. However, shares may not be transferred (either electronically or in certificate form) from the Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period. The foregoing procedures will apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.
10. Withdrawal; Termination of Employment.
10.1 During an Offering Period, a Participant may withdraw all but not less than all of the payroll deductions and other contributions credited to his or her Account and not yet used to purchase shares of Common Stock under the Plan by making a withdrawal election in the manner prescribed by the Company, other than as provided for in Section 18.3, a Participant may not make such withdrawal election later than 30 days prior to the applicable Purchase Date. Except as provided for in the foregoing sentence, any such withdrawal election will take effect as soon as administratively practicable after the date of such election. All of the Participant’s payroll deductions and other permitted contributions credited to his or her Account will be paid to such Participant as soon as administratively practicable after the date of a withdrawal election and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions or other contributions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or other permitted contributions will not resume at the beginning of the succeeding Offering Period unless the Participant makes a new enrollment election pursuant to Section 5 of the Plan.

10.2 Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer eligible to participate in the Plan pursuant to Section 3.1, which in either case occurs at least 30 days prior to a Purchase Date, the Participant will be deemed to have elected to withdraw from the Plan and the payroll deductions and other permitted contributions credited to such Participant’s Account will be returned to the Participant or, in the case of death, to the persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. If such termination of employment or change in employment status occurs less than 30 days prior to the Purchase Date, the Participant’s accumulated payroll deductions and other permitted contributions will remain in the Participant’s Account and will be applied to purchase shares of Common Stock on the next Purchase Date.
11. Interest.   No interest will accrue on the payroll deductions or other permitted contributions of a Participant in the Plan or on any other amount credited to a Participant’s Account.
12. Stock.
12.1 The maximum number of shares of the Company’s Common Stock which will be made available for sale under the Plan will be 3.0 million shares, additional shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable.
12.2 The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased and are issued to the Participant.
12.3 Subject to Section 9, Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.
13. Administrative Body.   The Plan will be administered by the Committee. Subject to the terms of the Plan, the Committee will have the power to construe the provisions of the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable. The Committee may delegate to any committee, person (whether or not an employee of the Company or a Participating Subsidiary) or entity any of its responsibilities or duties hereunder.
14. Payment Upon Participant’s Death.   A Participant may designate a beneficiary who is to receive any shares of Common Stock, payroll deductions or other permitted contributions, if any, in the Participant’s Account in the event of such Participant’s death. Beneficiary designations will be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the shares of Common Stock, payroll deductions and other permitted contributions, if any, will be distributed to the Participant’s estate.
15. Transferability.   Neither payroll deductions or other permitted contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be void ab initio and without effect.
16. Use of Funds.   All payroll deductions and other permitted contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company will not be obligated to segregate such payroll deductions or contributions.
17. Account Information.   Individual Accounts will be maintained for each Participant in the Plan. The Company will make available to each Participant information relating to the activity of such Participant’s Account, including the amounts of payroll deductions or other permitted contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, with respect to such Account.

18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
18.1 Changes in Capitalization.   Subject to any required action by the stockholders of the Company, in connection with the occurrence of an Equity Restructuring, the Reserves, the number and type of securities subject to each outstanding option and the Purchase Price thereof will be adjusted in such manner as the Committee determines to be equitable. Such adjustment will be made by the Committee, whose determination in that respect will be final, binding and conclusive. “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its stockholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding options.
18.2 Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.
18.3 Merger or Asset Sale.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”) or to cancel each outstanding option and refund all sums collected from Participants during the Offering Period then in progress. If the Board or Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Company will notify each Participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for such Participant’s option has been changed to the New Purchase Date and that such Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date such Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this Section, an option granted under the Plan will be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock), except, that, if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
19. Amendment or Termination.
19.1 The Board or Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no amendment or termination may make any change in any option theretofore granted which adversely affects the rights of any Participant.
19.2 Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Committee will be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.
19.3 The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 423 of the Code, or any successor rule or statute, or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such manner and to such a degree as is required by applicable law, rule or regulation.
20. Notice of Disposition.   Each Participant must notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Grant Date or within one year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.
21. No Rights to Continued Employment.   Neither this Plan nor the grant of any option hereunder confers any right on any Employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such Employee’s employment.
22. Equal Rights and Privileges.   All Employees who participate in an Offering Period will have the same rights and privileges with respect to the offering under such Offering Period except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Plan except that Employees participating in a subplan adopted pursuant to Section 27 hereof which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Plan generally. The Board or the Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.
23. Notices.   All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
24. Conditions Upon Issuance of Shares of Common Stock.   Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
25. Term of Plan.   The amendment and restatement of the Plan will become effective on the date of approval by the stockholders of the Company. It will continue in effect until terminated pursuant to Section 19.
26. Applicable Law.   The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

27. Non-U.S. Participants.   To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Subsidiaries operate or have employees. Each subplan will constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a), and may contain terms that do not satisfy the requirements of Section 423 of the Code.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/BALY2021SM BALLY’S CORPORATION 100 WESTMINSTER STREET PROVIDENCE, RI 02903 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 through 3: For 0 0 0 Against 0 0 0 Abstain 0 0 0 1. To approve the potential issuance of more than 19.9% of Bally’s common stock in connection with the Acquisition of Gamesys. To approve and adopt the Bally’s Employee Stock Purchase Plan. 2. 3. To adjourn the special meeting to a later date or time, if necessary. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000516299_1 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com . Bally’s Corporation Special Meeting of Shareholders June 30, 2021 2:00 PM ET This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints each of Stephen H. Capp and Craig L. Eaton, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned will possess if personally present, to vote the shares of common stock of the Company at the special meeting of shareholders via live webcast at www.virtualshareholdermeeting.com/BALY2021SM at 2:00 PM Eastern Time, on June 30, 2021, and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)). THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSALS 1 THROUGH 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET. Continued and to be signed on reverse side 0000516299_2 R1.0.0.177